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SCHEDULE 14A
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CenterPoint Energy, Inc.

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MICHELS
MICHELS

CenterPoint Energy

# Energy for what matters most

**CenterPoint Energy, Inc.**

Notice of Annual Meeting of Shareholders to be held on April 26, 2024 and Proxy Statement

Energy for
what matters most
Welcome to the CenterPoint Energy Annual Shareholder Meeting

March 15, 2024
Dear Fellow Shareholders:
On behalf of the Board of Directors, we are pleased to invite you to attend our annual shareholder meeting to be held on April 26, 2024, at 9:00 a.m. central time in our auditorium located at 1111 Louisiana Street in Houston, Texas. Details regarding how to attend the meeting and the business to be conducted are in the accompanying Notice of Annual Meeting and Proxy Statement.
At CenterPoint Energy, Inc. (CenterPoint Energy or the Company), we believe success is achieved when those we serve succeed. Over the last three-plus years, we have acted decisively to strengthen CenterPoint Energy’s financial condition and introduced one of the most tangible long-term growth strategies in our industry. Together with our diverse and experienced Board of Directors of CenterPoint Energy (the Board), we are maintaining our utility-focused strategy to further unlock the potential of the Company. We have performed with determination to address our immediate challenges and established a strategy to seize new opportunities and realize new levels of sustainable growth.
Reflections on 2023:
CEO and Executive Succession Management
One of the key responsibilities of the Board is overseeing executive succession management to ensure we have a qualified management team to execute the Company’s strategy and to support a smooth transition when organizational changes occur. In 2023, the Board continued to execute on its executive succession planning, announcing in January 2023 a new streamlined organizational structure for the Company. Further, in March 2023, the Board announced the appointment of Christopher Foster as Executive Vice President and Chief Financial Officer. In October 2023, the Board announced the retirement of Dave Lesar and the appointment of Jason Wells to President and Chief Executive Officer, both effective January 5, 2024. We know we speak for everyone here at CenterPoint Energy when we say a huge thank you to Dave for his leadership, vision, and mentorship over these past three-plus years. Under Jason’s leadership and with the full support of the Board, CenterPoint Energy remains focused on continuing to execute its long-term strategic plan.
Strategic Plan Execution
We are pleased to report that 2023 (the third year under CenterPoint Energy’s ten-year strategic plan) was another strong year for CenterPoint Energy. As is further described in the Compensation Discussion & Analysis of the Proxy Statement, the Company exceeded its non-GAAP Adjusted EPS growth rate target for 2023 and ranked in the top two of its peer group for total shareholder return for the three years ended December 31, 2023. Further, in September 2023, the Board approved a $0.01 per share increase in our dividend rate. This increase resulted in an annual dividend of $0.77 per share for 2023, which represents a $0.07 per share increase when compared to dividends paid on shares of our common stock in 2022.
CenterPoint Energy, Inc. 2024 Proxy Statement

Board Transition
Ensuring that our Board comprises directors who have a diversity of skills, experiences, and qualifications is critical to our Board’s ability to oversee the Company’s strategy and is vital to the Board’s oversight of the Company’s risk management. As a part of the Board’s ongoing refreshment process and in continued promotion of its independent Board governance structure, in February 2024, Phillip R. Smith was appointed as the new Independent Chair of the Board. Mr. Smith’s tenure on the Board and corresponding institutional knowledge of CenterPoint Energy will greatly assist the continued execution of our strategic plans while also supporting the ongoing transition of our newer Board members as well as ongoing support for our recent management transitions.
Also, the Board is excited to nominate our newest directors, Thaddeus J. Malik and Ricky A. Raven, to the Board. Both Messrs. Malik and Raven have extensive experience in public companies, legal, and regulatory affairs. In addition, the Board has nominated Ms. Barbara J. Duganier to join the Board. Ms. Duganier has extensive experience in finance, accounting, and public board governance. Ms. Duganier’s appointment also fulfills the Board’s commitment to appoint an additional gender diverse director.
Finally, we also would like to take this opportunity to thank Martin Nesbitt for his several years of service and valuable contributions to the Board. For further information on our nominees to the Board, please see Item 1. Election of Directors in the Proxy Statement.
Carbon Emissions Reductions Progress
In 2023, we continued to execute our generation transition plan and our carbon emissions reduction strategy. In April 2023, we announced our latest Integrated Resource Plan preferred portfolio, which includes further investment in renewable generation and a complete exit of operating coal generation by the end of 2027. As part of this goal to exit from coal-fired generation, in October 2023, we retired our A.B. Brown coal-fired units 1 & 2. We believe that it is important to continue on our carbon emissions reduction journey in a way that promotes reliability and resiliency while also seeking to provide a long-term, sustainable positive environmental impact for our customers, communities, and shareholders.
For more information about our accomplishments and opportunities, please read Jason’s letter in the Annual Report.
Finally, your vote is important to us. Whether or not you plan to participate in the Annual Meeting, we encourage you to vote promptly. You may vote on the internet; by telephone; or by completing, signing, dating, and returning a proxy card or voting instruction form.
Thank you for your investment and continued support of CenterPoint Energy.
Sincerely,

Phillip R. Smith Independent Chair of the Board	Jason P. Wells President, Chief Executive Officer and Director
CenterPoint Energy, Inc. 2024 Proxy Statement

CenterPoint Energy, Inc. 2024 Proxy Statement

Notice of Annual Meeting of Shareholders
Dear Shareholders:
You are cordially invited to attend the 2024 annual meeting of shareholders of CenterPoint Energy, Inc. This is your notice for the meeting.

TIME AND DATE 9:00 a.m. Central Time on April 26, 2024	PLACE The CenterPoint Energy auditorium at 1111 Louisiana, Houston, Texas	RECORD DATE March 1, 2024
Items of Business
• Elect the eleven nominees named in the Proxy Statement as directors to hold office until the 2025 annual meeting;
• Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;
• Conduct an advisory vote on executive compensation;
• Vote on a shareholder proposal relating to setting additional interim and long-term Scope 3 emissions goals; and
• Conduct other business if properly raised.
RECORD DATE
Holders of record of CenterPoint Energy common stock at the close of business on March 1, 2024 are entitled to vote.
PROXY VOTING
Each share of CenterPoint Energy common stock entitles the holder to one vote on each matter to be voted on at the meeting. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 89 of the Proxy Statement that follows. Even if you plan to attend the meeting, please sign, date, and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.
Sincerely,

Vincent A. Mercaldi Corporate Secretary	Dated and first mailed to shareholders on or about March 15, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held April 26, 2024
The proxy statement and annual report to shareholders are available at: https://materials.proxyvote.com/15189t
CenterPoint Energy, Inc. 2024 Proxy Statement

Proxy Statement Summary
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting.
Annual Meeting Agenda and Voting Recommendations
At the Annual Meeting, you will be asked to vote on the following four proposals. The table below includes each proposal as well as our recommendation.
Proposal	More Information	Board Recommendation
Item 1: Election of directors	Page 6	FOR each Nominee
Item 2: Ratification of appointment of the independent registered public accounting firm	Page 82	FOR
Item 3: Advisory vote on executive compensation	Page 83	FOR
Item 4: Shareholder Proposal – Setting additional interim and long-term Scope 3 emissions goals	Page 86	AGAINST
About CenterPoint Energy
As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (the Company or CenterPoint Energy) is an energy delivery company with electric transmission and distribution, power generation, and natural gas distribution operations that serve more than 7 million metered customers in Indiana, Louisiana, Minnesota, Mississippi, Ohio, and Texas. On February 19, 2024, the Company entered into an asset purchase agreement pursuant to which the Company has agreed to sell its Louisiana and Mississippi regulated natural gas local distribution company (LDC) businesses, subject to certain closing conditions. As of December 31, 2023, the Company owned approximately $39 billion in assets. With approximately 9,000 employees as of December 31, 2023, CenterPoint Energy and its predecessor companies have been in business for more than 150 years.
CenterPoint Energy, Inc. 2024 Proxy Statement	1

Our Director Nominees
The Board of Directors of CenterPoint Energy (the Board), considering the recommendation of the Governance, Environmental and Sustainability Committee, has nominated eleven directors for election to the Board.
Name and Primary Occupation	Age	Director Since	Independent	Committee Membership
Wendy Montoya Cloonan Houston Managing Partner at Cantu Harden Montoya LLP	44	2021		Compensation; Governance, Environmental and Sustainability (Chair)
Earl M. Cummings Former Independent Chair of Board of CenterPoint Energy, Managing Partner of MCM Houston Properties, LLC, and Chief Executive Officer of The BTS Team	59	2020
Barbara J. Duganier Former Managing Director and Global Chief Strategy Officer of the Outsourcing Business at Accenture plc	65	First Time Nominee
Christopher H. Franklin Chairman, Chief Executive Officer of Essential Utilities	58	2022		Audit; Governance, Environmental and Sustainability
Raquelle W. Lewis Southeast Texas Director of Communications & Public Information Officer for the Texas Department of Transportation	53	2021		Compensation; Governance, Environmental and Sustainability
Thaddeus J. Malik Principal at S2T Solutions and Attorney	57	Sept. 2023		Audit; Compensation; Governance, Environmental and Sustainability
Theodore F. Pound Private Investor and Attorney	69	2015		Audit; Compensation (Chair)
Ricky A. Raven Senior Vice President and Deputy General Counsel at Allstate Insurance Company	63	Sept. 2023		Compensation; Governance, Environmental and Sustainability
Phillip R. Smith Independent Chair of the Board of CenterPoint Energy and Chief Financial Officer of Marathon-Sparta Holdings, Inc.	72	2014		Audit (Chair); Governance, Environmental and Sustainability
Barry T. Smitherman President of Barry Smitherman, P.C. and Managing Partner of Smitherman + Associates, L.P.	66	2020		Audit; Compensation
Jason P. Wells President and Chief Executive Officer of CenterPoint Energy	46	Jan. 2024
CenterPoint Energy, Inc. 2024 Proxy Statement	2

Board Qualifications and Skills
Current / Former CEO of a Public Company Public Company Governance Experience Cybersecurity and Physical Security Risk Management Finance and Accounting	Community Involvement Human Capital Management Strategic Planning Utility Industry Experience	Government, Legal, and Regulatory Technology and Customer Experience Sustainability Operations and Safety Experience
For additional information regarding our director nominees, including their skills and experience, see “Item 1. Election of Directors.”
Governance Highlights
Strong governance practices protect the long-term interests of our customers, communities, and shareholders. The Company remains focused on implementing and maintaining good governance practices, including those reflected below.
For additional information regarding our corporate governance practices, see “Item 1. Election of Directors.”
CenterPoint Energy, Inc. 2024 Proxy Statement	3

Energy Transition and Carbon Reduction
At CenterPoint Energy, our efforts to provide cleaner, safer, and more reliable energy to the communities we serve are foundational to our premium value proposition. Our carbon strategy is integral to our efforts to create long-term, positive environmental impact for our customers, communities, and shareholders. For 2023, we note the following highlights as we continue on our cleaner energy transition efforts:
•
We announced our latest Integrated Resource Plan preferred portfolio for our Indiana service territory, which includes further investment in renewable generation, and a planned exit of operating coal generation by the end of 2027.

•
We submitted a five-year plan under Minnesota’s Natural Gas Innovation Act, including 18 pilot projects and seven smaller research-and-development projects. The Natural Gas Innovation Act establishes a regulatory framework to enable Minnesota’s investor-owned natural gas utilities to provide customers with access to renewable energy resources and innovative technologies, with the goal of reducing greenhouse gas (GHG) emissions and advancing the state’s clean energy future. These projects will deploy and evaluate a broad array of innovative resources including made-in-Minnesota alternative gases such as renewable natural gas and green hydrogen as well as pioneering technologies such as a networked geothermal district energy system and end-use carbon capture.

•
We installed a carbon-capture technology unit at the Radisson Blu Mall of America. This technology is expected to help decrease their carbon footprint while reducing their energy usage and heating bills.

•
We retired our A.B. Brown coal-fired units 1 & 2.

Executive Compensation Highlights
The following are some highlights of our executive compensation program. Our executive compensation program is designed to recruit and retain talent, align payment with performance, and align our executive officers’ interests with those of our shareholders. For more information on our compensation program, see “Compensation Discussion and Analysis” below.
Key Features of Our Executive Compensation Program	Strong Pay for Performance
No Employment Agreements
“Double Trigger” Provisions for Change in Control Plan and Equity Awards
No Excise Tax Gross Up Payments
Stock Ownership Guidelines
Benchmark Pay to Market
Incentive Recoupment Policies
Anti-Hedging Policy
100% Independent Compensation Committee
Independent Compensation Consultant
Executive Severance Guidelines
CenterPoint Energy, Inc. 2024 Proxy Statement	4

2023 Target Compensation Opportunities for Named Executive Officers
The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers. As depicted below, a substantial portion of the compensation for our named executive officers is at risk and performance based, meaning that actual compensation realized in a given year will vary depending on Company financial and stock price performance and individual performance.
Target Compensation Mix as of December 31, 2023
(consisting of base salary, short-term incentives and long-term incentives)
*
Graphic represents compensation mix for 2023 for Mr. Lesar, who served as Chief Executive Officer in 2023, and a similar compensation mix is anticipated for Mr. Wells in 2024.

**
The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the Chief Executive Officer’s) target total direct compensation opportunities (approved by the Compensation Committee in 2023).

CenterPoint Energy, Inc. 2024 Proxy Statement	5

ITEM 1:
ELECTION OF DIRECTORS
Nominees for Directors
Each of our directors will be elected at this year’s meeting to a one-year term expiring at the annual meeting of shareholders in 2025.
If any nominee becomes unavailable for election, the Board can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority. Proxies cannot be voted for a greater number of persons than the number of nominees named below.
Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include the public companies that were its predecessors.
Board Composition Highlights
Our Board believes that having a diverse mix of directors with complementary qualifications, skills and expertise is essential to effectively discharging its oversight responsibility while advancing the Company’s long-term business strategy. Accordingly, the Board is focused on striking an appropriate balance between retaining directors with a deep knowledge of the Company and adding new directors with a fresh perspective, among other factors that are set forth below with respect to the nominees for election this year.
CenterPoint Energy, Inc. 2024 Proxy Statement	6

The below chart summarizes certain information for each of our director nominees, including their key skills and qualifications that support oversight and execution of our near- and long-term strategy:
Skills and Qualifications	W. Cloonan	E. Cummings	B. Duganier	C. Franklin	R. Lewis	T. Malik	T. Pound	R. Raven	P. Smith	B. Smitherman	J. Wells
Age (as of March 15, 2024)	44	59	65	58	53	57	69	63	72	66	46
CNP Tenure (in years)	3	4	0	2	2	<1	9	<1	10	4	<1
Current / Former CEO of Public Company: An understanding of the complexities inherent in running a public company provides a unique perspective that helps the Board independently oversee the Company’s management, long-term strategic planning, shareholder value creation, human capital management, risk oversight, governance, and shareholder engagement.				●							●
Risk Management: Managing risk in a rapidly changing environment is critical. We seek directors with experience managing or overseeing the management of business, financial, environmental, and other risks similar to those faced by the Company.	●	●	●	●	●	●	●	●	●	●	●
Utility Industry Experience: Due to the highly regulated nature of our business, we believe it is important to seek directors with experience in the regulated utility industry.				●						●	●
Operations and Safety Experience: We seek directors with operational experience in businesses with capital intensive infrastructure projects while ensuring the safety of employees and the public to help the Company develop and implement its capital plan and business strategy and continuously improve our operations.	●			●	●	●					●
Finance and Accounting: A deep understanding of finance and financial reporting processes is essential to the Board’s oversight of our strategic performance, capital allocation, financial reporting, and internal controls. We seek directors with knowledge and experience in corporate finance, accounting, and financial reporting as well as directors with “accounting or related financial management expertise” as required by the NYSE listing standards.	●	●	●	●		●	●		●	●	●
Community Involvement: As a utility that provides the energy necessary to fuel the business, innovation, and lives of the communities we serve, we seek directors with strong ties to and engagement with the communities we serve.	●	●			●			●		●	●
Government, Legal, and Regulatory: Our business is heavily regulated and is directly impacted by governmental actions. Further, the success of our long-term plan may be impacted by certain regulatory, legal or governmental decisions. We seek to have directors with experience in law, public policy, and regulatory matters to provide insight and develop strategies that incorporate current and potential changes in these areas.	●	●		●	●	●	●	●		●	●
Public Company Governance Experience: Directors with public company governance experience, including serving on other public company boards, are able to help ensure the Board focuses on appropriate matters and functions effectively in the development and oversight of our long-term plan and implementation of best practices for the Company.		●	●	●	●	●	●	●		●
CenterPoint Energy, Inc. 2024 Proxy Statement	7

Skills and Qualifications	W. Cloonan	E. Cummings	B. Duganier	C. Franklin	R. Lewis	T. Malik	T. Pound	R. Raven	P. Smith	B. Smitherman	J. Wells
Human Capital Management: Building and maintaining a talented, engaged, and diverse workforce is a critical part of who we are and our long-term strategy. We seek directors who understand key drivers of our culture, employee health and safety, organizational health, and talent management and have the knowledge and skills necessary to oversee our workforce development and strategies.	●	●	●	●	●	●	●	●	●	●	●
Technology and Customer Experience: Our industry is undergoing transformational change as a result of advances in technology and changing customer expectations about the products and services they want. Directors with experience in customer-facing businesses and new technology can provide the Board with critical insights and perspectives on adapting to and implementing new technologies to enhance the experience of our customers.		●		●	●	●				●	●
Cybersecurity and Physical Security: Maintaining the security of our assets, both physical and digital, is critical to our success. Therefore, we seek out directors with an understandig of these risks and who can provide valuable insight to the Board in connection with its oversight of these matters.	●		●	●	●	●			●	●
Strategic Planning: As CenterPoint Energy continues to execute on its long-term strategy, including the transition to a pure-play utility, we seek directors who have experience with strategic transactions and strategic planning in overseeing the Company’s continued execution of its long-term strategy as well as development of future plans and strategies for the Company.	●	●	●	●	●	●	●	●	●	●	●
Sustainability: Directors with knowledge or experience overseeing or advising on environmental, climate, and sustainability matters will help to ensure that we understand and manage the related risks and opportunities effectively as we seek to create long-term sustainable value for the communities we serve and our stakeholders.	●		●	●	●	●			●	●	●
CenterPoint Energy, Inc. 2024 Proxy Statement	8

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business and public company board experience for at least the past five years, and the experiences, qualifications, attributes or skills that caused the Governance, Environmental and Sustainability Committee and the Board to determine that the person was supportive to the oversight and execution of the Company’s near- and long-term strategy and therefore should serve as a director for the Company.
The eleven nominees for election at the annual meeting are:
CenterPoint Energy, Inc. 2024 Proxy Statement	9

Wendy Montoya Cloonan Houston Managing Partner at Cantu Harden Montoya LLP
Age: 44 Independent Director Since 2021 Committees: • Governance, Environmental and Sustainability (Chair) • Compensation
Key Qualifications and Skills Leading to Board Nomination
•
Government, Legal, and Regulatory—As a public law attorney and a Commissioner of the Port of Houston, Ms. Cloonan brings beneficial experience addressing the relationship among national, state, and local governments and businesses and individuals in our service territory. This experience helps the Board oversee and support the relationship between the Company and its various regulators as the Company continues to execute on its ten-year plan.

•
Community Involvement—As someone who has deep ties to the Houston community, Ms. Cloonan provides valuable insights regarding how the Company’s policies, and short- and long-term plans, impact our communities.

•
Risk Management— As a Commissioner of the Port Authority of Houston, the largest port in tonnage and busiest waterway in the nation, Ms. Cloonan sets policies and guides in a constantly evolving environment balancing leading-edge technologies, including billion-dollar improvements in productivity, reliability, and resiliency, with sustainability, environmental stewardship and community initiatives. In addition, Ms. Cloonan’s experience advising clients on capital projects within legal, compliance and regulatory frameworks brings a critical perspective to the Board’s enterprise risk management oversight role.

Experience
•
Houston Managing Partner (Jan. 2023 – Present) at Cantu Harden Montoya LLP, a public law and public finance firm

•
Founder and Sole Shareholder (Aug. 2019 – Dec. 2022) of The Law Office of Wendy Montoya Cloonan, PLLC, a public law and public finance firm based in Houston, Texas

•
Senior Program Officer in Education, Assistant General Counsel and Director of Legal (Feb. 2015 – July 2019) at the Houston Endowment, Inc., a private foundation that partners with other organizations in the non-profit, public, and private sectors to improve quality of life for the residents of greater Houston

•
Public law and finance attorney at Hunton Andrews Kurth LLP (formerly Andrews Kurth LLP) (2013 – 2015), Schwartz, Page & Harding, L.L.P. (2011 – 2013) and Vinson & Elkins L.L.P. (2006 – 2011)

Other Boards (For Profit and Non-Profit Entities)
•
Commissioner—Port of Houston Authority and Chair Business Equity/Procurement Committee, Community Relations Committee, Governance Committee, Audit Committee, Compensation Committee, Dredge Task Force Committee (2019  –  Present)

•
Board Member—Harris County Hospital District Foundation (2021 – Present)

•
Executive Board Member—ALMAAHH—Advocates of a Latino Museum of Art & Architecture Houston/Harris County (2021 – Present)

•
•
National Association of Corporate Directors Tri-Cities Chapter (2021 – Present)

•
Morgan Stanley Women Energy Directors Network (2021 – Present)

•
Latino Corporate Directors Association (2021 – Present)

•
Chair (2024 – Present) and Board Member (2023 – Present), Harris County Commissioner Precinct One Community Foundation

•
Executive Board Member and Secretary Officer—Houston Downtown Management District (2016 –  2021)

Education and Credentials
•
B.A., Yale University

•
M.P.P., John F. Kennedy School of Government, Harvard University

•
J.D., with Honors, The University of Texas School of Law

•
NACD Directorship Certified®

•
Harvard Business School Corporate Director Certificate (Governance, Audit, Compensation)

•
Harvard Business School, Certificate in Financial Accounting

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering

•
Digital Directors Network, Certificate in Systemic Cyber Risk Governance for U.S. Public Company Corporate Directors

CenterPoint Energy, Inc. 2024 Proxy Statement	10

Earl M. Cummings Managing Partner of MCM Houston Properties, LLC, and Chief Executive Officer of The BTS Team
Age: 59 Independent Director Since 2020 Committees: • None
Key Qualifications and Skills Leading to Board Nomination
•
Public Company Governance Experience—As a member of the board of directors of another public company, Mr. Cummings is able to provide valuable insights regarding good governance and efficient board management practices, which are critical to the functioning of our Board for the benefit of our shareholders.

•
Strategic Planning—As a Chief Executive Officer, Managing Partner of a real estate fund and as a member of the board of directors of another public company, Mr. Cummings’ experience is beneficial to the Board as the Board develops and oversees the Company’s strategic plans.

•
Human Capital Management—As a Chief Executive Officer and Managing Partner, Mr. Cummings provides valuable experience regarding recruiting, managing, and retaining talent. Effective human capital management is critical to the execution of the Company’s ten-year plan and its ability to effectively serve the communities in which it operates.

Experience
•
Managing Partner (2012 – Present) of MCM Houston Properties, LLC, a real estate fund that invests in single family residential properties in Houston, Texas

•
Served in various positions, including currently as Chief Executive Officer, at The BTS Team (1997 – Present), that started as an information technology and staffing firm providing solutions and services across various regions and evolved into a company that also invests financial resources in various industries

•
Chief Executive Officer (2008 – 2014) of BestAssets, Inc., a private company providing real estate portfolio management and related services

Other Boards (For Profit and Non-Profit Entities)
Public Company
•
Halliburton Company (2022 – Present)

Other
•
Texas Children’s Hospital (2022 – Present)

•
UH Energy Advisory Board (2021 – Present)

•
Board of Visitors of University of Houston (2016 – 2018)

•
Yellowstone Academy (2004 – 2017)

•
C-STEM Robotics (2002 – 2017)

Education and Credentials
•
BBA, University of Houston

•
EMBA, Pepperdine University

•
Certificate: Director Education Program, NACD Corporate Director Institute

•
Certificate: Real Estate, Ross Minority Program, USC

CenterPoint Energy, Inc. 2024 Proxy Statement	11

Barbara J. Duganier Former Managing Director and Global Chief Strategy Officer of the Outsourcing Business at Accenture plc
Age: 65 Independent Director Nominee
Key Qualifications and Skills Leading to Board Nomination
•
Finance and Accounting—Ms. Duganier has extensive experience serving on public and private company audit committees, including as chair of audit committees as well as a “financial expert” pursuant to SEC rules. Further, Ms. Duganier has extensive experience advising public companies on financial and accounting matters.

•
Strategic Planning—Ms. Duganier has extensive experience serving on both private and public company boards in a diversity of industries. This experience provides a unique perspective to the Board as it develops and oversees the Company’s short- and long-term strategic plans.

•
Sustainability—As a member of two sustainability committees and as a member of the board of a wind and solar developer and operator, Ms. Duganier has extensive experience with the various issues associated with companies transitioning to a cleaner source of energy and seeking to achieve various carbon emission reduction goals. The Board believes this experience will be beneficial to the Company as the Board oversees the Company’s generation transition and its progress towards its net zero and carbon emission reduction goals.

Experience
•
Held various positions (2004 – 2013) of increasing responsibility as a Managing Director including the position of Global Chief Strategy Officer of the Outsourcing Business and Global Growth and Offering Development Lead of the Global Business Process Outsourcing Business at Accenture plc, a leading provider of strategy, consulting, technology and operations services to various industries and sectors.

•
Independent Consultant, Finance Transformation Program (2002 – 2003) at Duke Energy North America, a subsidiary of Duke Energy, one of America’s largest energy holding companies that provides electric utility and natural gas services.

•
Held various positions (1979 – 2002) of increasing responsibility as an equity Partner including the position of Global Chief Financial Officer and Partner-in-Charge, Business Consulting, Southwest Region at Arthur Andersen LLP, an accounting firm that provided auditing, tax advising, consulting and other professional services to large public corporations.

Other Boards (For Profit and Non-Profit Entities)
U.S. Public Company
•
Texas Pacific Land Corporation (2021 – Present)

•
MRC Global Inc. (2015 – Present)

•
Noble Energy, Inc. (2018 – 2020)

•
Buckeye Partners, L.P. (2013 – 2019)

•
HCC Insurance (2015 – 2015)

Other Public Company
•
Arcadis NV (ENXTAM) (2023 – Present)

Other
•
McDermott International (2020 – Present)

•
Pattern Energy (2021 – Present)

•
John Carroll University (2019 – Present)

•
National Association of Corporate Directors Texas Tri-Cities Chapter (2015 – 2024)

•
West Monroe Partners (2018 – 2021)

Education and Credentials
•
B.B.A., John Carroll University

•
Licensed CPA—Texas

•
NACD Director Certified (NACD.DC™)

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute

CenterPoint Energy, Inc. 2024 Proxy Statement	12

Christopher H. Franklin Chairman, Chief Executive Officer and President of Essential Utilities
Age: 58 Independent Director Since 2022 Committees: • Audit • Governance, Environmental and Sustainability
Key Qualifications and Skills Leading to Board Nomination
•
Utility Industry Experience—As the Chief Executive Officer of a public utility company, Mr. Franklin provides key experience and understanding regarding the management of a public utility that provides the Board with valuable insight as the Board oversees the Company’s short- and long-term plans and oversees the Company’s regulatory and legislative priorities for the benefit of the Company’s stakeholders.

•
Technology and Customer Experience—As the Chief Executive Officer of a public utility company, Mr. Franklin provides valuable insight regarding the relationship between a public company and its customers, including as customers continue to seek additional technological resources to improve the customer experience. This insight is critical to the Board and the Company as it continuously seeks to improve its service for the benefit of its customers and communities served.

•
Operations and Safety Experience—As the Chief Executive Officer of a public utility, Mr. Franklin has extensive experience regarding the operations of a utility and managing the utility operations in a safe manner for the communities it operates in and its employees. This experience is critical to the Board as it oversees the Company’s operations, including the safe operation of its facilities for the benefit of the communities it serves and its employees.

Experience
•
Chairman, Chief Executive Officer and President (2015 – Present) of Essential Utilities, Inc., a public company providing regulated utilities, including water, wastewater and natural gas, to customers in 10 states; Has served in various roles of increasing responsibilities at Essential Utilities, Inc. (f.k.a. AquaAmerica, Inc.) since 1992

Other Boards (For Profit and Non-Profit Entities)
Public Company
•
Chairman, Essential Utilities, Inc. (2015 – Present)

•
ITC Holdings (2011 – 2016)

Other
•
University of Pennsylvania Board of Trustees (2015 – Present)

•
Franklin Institute of Philadelphia (2017 – Present)

Education and Credentials
•
B.S., West Chester University

•
M.B.A., Villanova University

CenterPoint Energy, Inc. 2024 Proxy Statement	13

Raquelle W. Lewis Southeast Texas Director of Communications & Public Information Offices for the Texas Department of Transportation
Age: 53 Independent Director Since 2021 Committees: • Compensation • Governance, Environmental and Sustainability
Key Qualifications and Skills Leading to Board Nomination
•
Government, Legal, and Regulatory—Ms. Lewis provides valuable government relations experience, including navigating federal, state, and local regulations covering transportation projects. Ms. Lewis is able to use this experience to help the Board as it oversees the relationship of the Company with government entities and as it navigates various federal, state, and local regulations to complete infrastructures projects to better serve its stakeholders.

•
Sustainability—As the Company continues its generation transition planning, Ms. Lewis’ more than 25 years experience of addressing, preparing, and delivering environmental studies and overseeing environmental impacts of various transportation projects provides the Board with a critical perspective regarding the oversight of the Company’s generation transition plans.

•
Technology and Customer Experience—As a Public Information Office leader at the Texas Department of Transportation (TxDOT), Ms. Lewis has extensive experience receiving and facilitating communications with community leaders, businesses, and individuals, which provides valuable insight to the Board as it oversees the Company’s outreach strategy for serving its communities and stakeholders to provide critical services.

Experience
•
Held various positions (2008 – Present) of increasing responsibilities including the position of Southeast Texas Director of Communications & Public Information Offices (2017 – Present) of TxDOT, a state government organization that plans, constructs, operates, and maintains Texas’ integrated transportation system including highways and multimodal programs

•
Served as Special Advisor to TxDOT Executive Director and the Executive Administration (2015)

•
Held various positions (1998 – 2008) of increasing responsibilities including the position of Supervising Planner/Program Manager at Parsons Brinkerhoff, Inc., a multinational engineering and design firm that specializes in strategic consulting, planning, engineering, construction management, energy, infrastructure, and community planning

Other Boards (For Profit and Non-Profit Entities)
•
Success House A Road to Recovery, Inc. (2023 – Present)

•
South Main Alliance Advisory Board (2022 – Present)

Other Professional Experience and Community Involvement
•
National Association for the Advancement of Colored People (NAACP)—Houston Branch

•
WTS International

•
Leadership Women, Inc.

Education and Credentials
•
B.A., University of Texas at Austin

•
National Association of Corporate Directors—Master Class on Cyber Risk Oversight

•
Certificate: Stanford Directors’ College—Stanford Law School

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute

CenterPoint Energy, Inc. 2024 Proxy Statement	14

Thaddeus J. Malik Principal at S2T Solutions and Attorney
Age: 57 Independent Director Since Sept. 2023 Committees: • Audit • Compensation • Governance, Environmental and Sustainability
Key Qualifications and Skills Leading to Board Nomination
•
Public Company Governance Experience—Having previously served as General Counsel of a public company and through his practice advising public company clients, Mr. Malik is able to provide critical insight regarding good governance practices to strengthen the operation of the Board for the benefit of the Company’s stakeholders.

•
Cybersecurity and Physical Security—As part of his private legal practice, as well as serving as the chair of the board committee responsible for overseeing cybersecurity matters for a health insurer serving more than 22 million customers and with a workforce of close to 30,000, Mr. Malik brings valuable experience with cybersecurity matters to the Board’s and Audit Committee’s oversight of cybersecurity and data privacy and their evolving risks.

•
Strategic Planning—As the former chair the Mergers and Acquisitions Practice Group and a member of the Policy Committee for a global law firm, as well as chairing the Strategy and Risk Committee for the largest customer-owned health insurer in the U.S. with more than $50 billion in revenue, Mr. Malik has extensive experience overseeing strategic planning and transactions, which experience he brings to the Board as the Company continues to develop and execute its strategic plan, including overseeing complex strategic transactions as the Company continues to focus on its core utility business.

Experience
•
Principal (2022 – Present) at S2T Solutions, LLC, a transactional advisory services company

•
Partner (2010 – 2022) at Paul Hastings, LLP, a global law firm

•
Partner (2002 – 2010) at Jenner & Block, LLP, an international law firm

•
Vice President and General Counsel (2000 – 2002) at Lante Corporation, a former publicly traded technology consulting company

Other Boards (For Profit and Non-Profit Entities)
•
Health Care Service Corporation (2019 – Present)

•
President (2022 – 2024) and board member (2009 – Present) of The First Tee of Greater Chicago

•
Illinois PGA Foundation (2005 – Present)

•
The TimeLine Theater Company (2014 – 2020; 2023 – Present)

Education and Credentials
•
B.A., With Distinction, Northwestern University

•
J.D., Cum Laude, Harvard Law School

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute

•
Certificate: Corporate Director, Harvard Business School

CenterPoint Energy, Inc. 2024 Proxy Statement	15

Theodore F. Pound Private Investor and Attorney
Age: 69 Independent Director Since 2015 Committees: • Compensation (Chair) • Audit
Key Qualifications and Skills Leading to Board Nomination
•
Public Company Governance Experience—As a former General Counsel at a public company and given his tenure on the Company’s Board, Mr. Pound provides valuable insights on good governance practices of public company boards as well as providing guidance regarding Company-specific practices to the newer members of the Company’s Board that supports the efficiency of the operation of the Board to better serve its stakeholders.

•
Human Capital Management—Mr. Pound provides valuable insights as a result of his experience as a General Counsel reviewing various executive compensation designs and programs.

•
Finance and Accounting—As a former General Counsel of a public company, Mr. Pound has extensive experience with preparing and reviewing filings with the SEC, including financial results. Mr. Pound provides valuable insights with reviewing the Company’s public filings, including its financial results.

Experience
•
Private Investor and Attorney (2016 – Present)

•
Vice President, General Counsel and Corporate Secretary (2013 – 2016) at Select Energy Services, LLC, a private company providing water solutions and well-site services to energy producers

•
Vice President, General Counsel and Secretary (2004 – 2011) at Allis-Chalmers Energy, Inc., a publicly traded oilfield services company

Education and Credentials
•
B.A., The University of Texas at Austin

•
J.D., University of Houston

CenterPoint Energy, Inc. 2024 Proxy Statement	16

Ricky A. Raven Senior Vice President and Deputy General Counsel at Allstate Insurance Company
Age: 63 Independent Director Since Sept. 2023 Committees: • Compensation • Governance, Environmental and Sustainability
Key Qualifications and Skills Leading to Board Nomination
•
Government, Regulatory, and Legal—Mr. Raven has extensive experience in advising and managing legal issues for companies both from the business and outside perspectives. This experience is beneficial to the Board as the Company continues to navigate new and emerging legal rules, regulations, and precedent as it executes on its short- and long-term plans.

•
Risk Management—Mr. Raven has extensive experience representing business clients in various court proceedings. The Board finds this experience particularly insightful in evaluating the risks companies are facing as the Board oversees the Company’s enterprise risk management process.

•
Community Involvement—Mr. Raven is heavily involved with various for profit and non-profit entities in the Houston area, which provides the Board with a unique perspective on issues facing the Houston community as the Board oversees the Company’s operations for the benefit of the communities it serves.

Experience
•
Senior Vice President and Deputy General Counsel (2021 – Present) at Allstate Insurance Company, a publicly traded property and casualty insurer

•
Partner (2013 – 2021) at Reed Smith, LLP, an international law firm

Other Boards (For Profit and Non-Profit Entities)
•
National Judicial College Board of Directors (2022 – Present)

•
International Academy of Trial Lawyers Board of Directors (2022 – Present)

•
University of Houston Board of Regents (2021 – Present)

•
Southwestern University Board of Trustees (2015 – Present)

•
City of Houston Civil Service Commission (1999 – Present), previously serving as the Commissioner of the City of Houston Civil Service Commission

Education and Credentials
•
B.A., University of Houston

•
J.D., University of Houston Law Center

CenterPoint Energy, Inc. 2024 Proxy Statement	17

Phillip R. Smith Independent Chair of the Board and Chief Financial Officer of Marathon-Sparta Holdings, Inc.
Age: 72 Independent Director Since 2014 Committees: • Audit (Chair) • Governance, Environmental and Sustainability
Key Qualifications and Skills Leading to Board Nomination
•
Finance and Accounting—Mr. Smith has over 25 years of experience with preparing, reviewing, and auditing public company financial statements and is a licensed CPA. The Board finds this experience critical to the Board’s and Audit Committee’s oversight of the Company’s financial statements and filings with the SEC.

•
Cybersecurity and Physical Security—As part of Mr. Smith’s auditing experience and as part of maintaining his CPA license, he has received significant training regarding cybersecurity, including risk oversight, that he uses to provide insight regarding the Company’s ongoing cybersecurity program.

•
Sustainability—As the Company continues its generation transition plan and pursues its carbon emissions reduction goals, Mr. Smith is able to provide valuable insight regarding the development of renewable generation to the Company from his prior leadership at a wind and solar renewable project developer.

Experience
•
Chief Financial Officer (2023 – Present) and previously President and Chief Executive Officer (2019 – 2022) of Marathon-Sparta Holdings, Inc., a private company involved in non-healthcare related employee benefits programs and affiliated through common ownership with Torch Energy Advisor Inc.

•
President and Chief Executive Officer (2013 – 2019) of Torch Energy Advisor Inc., a private energy company with interests in oil, gas and renewable energy, including the development of wind and solar renewable projects

•
Partner (2002 – 2012) at KMPG LLP, a global network of professional firms providing audit, tax and advisory services

Other Boards (For Profit and Non-Profit Entities)
•
Health Care Service Corporation (2021 – Present)

•
Oilstone Energy Services, Inc. (2014 – 2016)

Education and Credentials
•
B.A., Baylor University

•
M.B.A., Baylor University

•
Licensed CPA—Texas

CenterPoint Energy, Inc. 2024 Proxy Statement	18

Barry T. Smitherman President of Barry Smitherman, P.C. and Managing Partner of Smitherman + Associates, L.P.
Age: 66 Independent Director Since 2020 Committees: • Audit • Compensation
Key Qualifications and Skills Leading to Board Nomination
•
Utility Industry Experience—Mr. Smitherman’s extensive utility experience, including as the former chairman of the Railroad Commission of Texas and Public Utility Commission of Texas as well as a former member of the board of the Electric Reliability Council of Texas, provides critical insights to the Board as the Board oversees and develops the Company’s short- and long-term strategies to effectively serve the Company’s customers and to increase value for its shareholders.

•
Government, Regulatory, and Legal—Mr. Smitherman’s extensive experience with the Texas energy regulation framework as a result of his board service for various regulatory commissions provides valuable insight as the Board’s understanding of the Texas energy regulatory system is critical for developing the Company’s short- and long-term strategy to provide value to its stakeholders.

•
Sustainability—As the Company continues its generation transition planning and pursues its carbon emissions reduction goals, Mr. Smitherman, as an attorney, provides valuable insight into the environmental laws, regulations, and significant federal environmental cases, which he stays up to date on as part of his adjunct position at the University of Texas where he teaches an energy law course that includes environmental law issues.

Experience
•
President and principal attorney (2017 – Present) of Barry Smitherman, P.C., a law firm specializing in water, electricity and natural gas

•
Managing Partner (2017 – Present) of Smitherman + Associates, a firm providing consulting services to energy infrastructure-related entities

•
Adjunct Professor (2016 – Present) at The University of Texas School of Law

•
Partner (2015 – 2017) at Vinson & Elkins LLP, an international law firm

•
Managing Director and National Head of Tax-Exempt Securities (1999 – 2002), Banc One Capital Markets (later acquired by J.P. Morgan)

Other Boards (For Profit and Non-Profit Entities)
Public Company
•
NRG Energy, Inc. (2017 – 2018)

Other
•
Chairman and President, Texas Geothermal Energy Alliance (2022 – Present)

•
Chairman, Brookwood in Georgetown (2018 – 2023)

•
Centric Infrastructure Group, LLC (2019 – 2021)

•
Chairman (2012 – 2014) and Commissioner (2011 – 2014), Railroad Commission of Texas

•
National Association of Regulatory Utility Commission (2011 – 2014)

•
Southern States Energy Board (2011 – 2013)

•
Member, Interstate Oil and Gas Compact Commission (2011 – 2013)

•
Southwest Power Pool (SPP) Regional State Committee (2008 – 2011)

•
Member, U.S. Department of Energy Electricity Advisory Committee (2008 – 2011)

•
Vice-Chair, Texas Advisory Panel on Federal Environmental Regulations (2008 – 2009)

•
Chairman (2007 – 2011) and Commissioner (2004 – 2011), Public Utility Commission of Texas

•
Electric Reliability Council of Texas (2007 – 2011)

•
Member, Texas Public Finance Authority (2002 – 2004)

Education and Credentials
•
B.B.A., summa cum laude, Texas A&M University

•
M.P.A., Harvard University

•
J.D., The University of Texas School of Law

CenterPoint Energy, Inc. 2024 Proxy Statement	19

Jason P. Wells President and Chief Executive Officer of CenterPoint Energy, Inc.
Age: 46 Non-Independent Director Since 2024 Committees: • None
Key Qualifications and Skills Leading to Board Nomination
•
Current CEO of a Public Company—As the President and Chief Executive Officer of the Company, Mr. Wells provides valuable insight and communications to the Board regarding the management team’s execution of the Company short- and long-term plans and the operations of the Company.

•
Utility Industry Experience—Mr. Wells has over 10 years of experience as an officer of public utility companies, which provides the Board with valuable insight regarding the current state of the industry and expectations going forward, which is critical for the Board when developing and overseeing the Company’s short- and long-term strategic plans.

•
Operations and Safety Experience—Mr. Wells previously served as President and Chief Operating Officer where he oversaw the day-to-day operations of the business, including its safety program. This experience supports the Board as it oversees and develops short- and long-term business strategies and oversees the Company’s safety program.

Experience
•
President and Chief Executive Officer (2024 – Present) of CenterPoint Energy, Inc.

•
President and Chief Operating Officer (2023 – 2024) of CenterPoint Energy, Inc.

•
President, Chief Operating Officer and Chief Financial Officer (2023) of CenterPoint Energy, Inc.

•
Executive Vice President and Chief Financial Officer (2020 – 2022) of CenterPoint Energy, Inc.

•
Executive Vice President and Chief Financial Officer (2019 – 2020) of PG&E Corporation, a publicly traded electric utility holding company serving approximately 16 million customers through its subsidiary Pacific Gas and Electric Company. PG&E Corporation filed Chapter 11 bankruptcy on January 29, 2019 and successfully emerged from bankruptcy on July 1, 2020

•
Senior Vice President and Chief Financial Officer (2016 – 2019) at PG&E Corporation

•
Vice President, Business Finance (2013 – 2016) at Pacific Gas and Electric Company

Other Boards (For Profit and Non-Profit Entities)
•
M.D. Anderson Cancer Center, Board of Visitors (2022 – Present)

•
Kinder Rice Institute for Urban Development Advisory Board (2021 – Present)

•
Central Houston, Inc. (2022 – Present)

•
Bauer College Board of the C.T. Bauer College of Business at the University of Houston (2022 – Present)

•
Executive Committee and Board, Greater Houston Partnership (2023 – Present)

Education and Credentials
•
B.A., University of Florida

•
M.A., University of Florida

•
Licensed CPA (inactive)

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.
CenterPoint Energy, Inc. 2024 Proxy Statement	20

Director Nomination Process
In assessing the qualifications of candidates for nomination as a director in addition to qualifications set forth in our Fourth Amended and Restated Bylaws, adopted effective February 16, 2024 (the Bylaws), the Governance, Environmental and Sustainability Committee and the Board consider the following:

•
The nominee’s personal and professional integrity, experience, reputation, and skills;

•
The nominee’s ability and willingness to devote the time and effort necessary to be an effective board member;

•
The nominee’s commitment to act in the best interests of CenterPoint Energy and its shareholders;

•
The requirements under the listing standards of the New York Stock Exchange (NYSE) for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations; and

•
The Board’s desire that the directors possess a broad range of business experience, diversity, professional skills, geographic representation, and other qualities it considers important in light of our business plan.

At least annually, the Governance, Environmental and Sustainability Committee reviews the overall composition of the Board, including the skills represented by incumbent directors, and the need for Board refreshment or expansion. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that (i) can effectively work together using its diversity of experience, skills, perspectives, and backgrounds to see that the Company is well-managed with a focus on achieving the Company’s near- and long-term business strategy and (ii) represents the interests of the Company and its shareholders.
In seeking new director candidates, the Governance, Environmental and Sustainability Committee and the Board consider the skills, expertise, and qualities that will be required to effectively oversee management of the business and affairs of the Company. The Governance, Environmental and Sustainability Committee and the Board also consider the diversity of the Board in terms of the geographic, gender, age, and ethnic makeup of its members. The Board believes that a diverse membership enhances the Board’s deliberations and promotes inclusiveness.
The Board and management believe that it is important that all aspects of the Company, including the Board and employee population at large, represent the diverse communities in our service territories in order to better serve our customers. This commitment to diversity has been incorporated throughout the Company including, among other items:
•
Approximately 42% of our current executive officers are either gender or racially/ethnically diverse;

•
Approximately 45% of our Board is either gender or racially/ethnically diverse, with two directors who are both gender and racially/ethnically diverse;

•
Diversity, Equity and Inclusion Council oversees the Company’s diversity, equity and inclusion efforts and is sponsored by our Executive Vice President and Chief Human Resources Officer, and our Executive Vice President and General Counsel;

•
Eight employee resource groups (ERGs) have been supported by our Board and executive management, including through participation by Board members and executive management in various employee presentations conducted by the Diversity, Equity and Inclusion Council and ERGs; and

•
A diversity, equity and inclusion negative-only modifier is included in executive officer short-term incentive compensation.

The Governance, Environmental and Sustainability Committee is committed to continuing to seek out diverse Board candidates, including gender diverse candidates, who possess skills that will help advance the near- and long-term strategic goals of the Company. Last year, in furtherance of this commitment, the Governance, Environmental and Sustainability Committee and the Board committed to appointing an additional gender diverse director. Pursuant to this commitment, the Board has nominated Ms. Barbara J. Duganier to join the Board.
Director Nominations
Suggestions for potential nominees for director can come to the Governance, Environmental and Sustainability Committee from a number of sources, including incumbent directors, officers, executive search firms and others. If an executive search firm is engaged for this purpose, the Governance, Environmental and Sustainability Committee has sole authority with respect to the engagement. The Governance, Environmental and Sustainability Committee will also consider director candidates recommended by shareholders. The extent to which the Governance, Environmental and Sustainability Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the
CenterPoint Energy, Inc. 2024 Proxy Statement	21

Governance, Environmental and Sustainability Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Governance, Environmental and Sustainability Committee’s discretion. The Governance, Environmental and Sustainability Committee and the Board evaluate the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members, the benefit that results from increasing insight and experience developed over a period of time and the skills needed to achieve the Company’s near- and long-term business strategy.
Additionally, in connection with the Board’s ongoing refreshment process, Messrs. Malik and Raven were identified as director candidates and recommended to the Board by Mr. Cummings. The Governance, Environmental and Sustainability Committee evaluated Messrs. Malik and Raven, among other candidates, and recommended Messrs. Malik’s and Raven’s appointment to the Board. The Board appointed Messrs. Malik and Raven to the Board effective September 28, 2023.
In addition, the Governance, Environmental and Sustainability Committee evaluated and recommended Mr. Wells be appointed to the Board in connection with his promotion to President and Chief Executive Officer. The Board appointed Mr. Wells to the Board effective January 5, 2024. Further, Ms. Duganier was identified as a director candidate and recommended to the Board by a third-party executive search firm. The Governance, Environmental and Sustainability Committee evaluated Ms. Duganier, among other candidates, and recommended Ms. Duganier’s nomination to the Board. The Board approved the nomination of Ms. Duganier.
Bylaw Requirements for Director Nominations
Our Bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to our Corporate Secretary, which must be received at our principal executive offices no earlier than the close of business on October 28, 2024, and not later than the close of business on January 24, 2025, for the 2025 annual meeting. However, if the 2025 annual meeting is held before March 27, 2025 or after June 25, 2025, such written notice must be received by our Corporate Secretary at our principal executive office no later than the close of business on the 180th day prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which the Company first makes public announcement of the date of such meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws, including the information and statement required by the universal proxy rules under Rule 14a-19(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act). You may obtain a copy of our Bylaws describing the requirements for the nomination of director candidates by shareholders on our website at https://investors.centerpointenergy.com/governance.
Proxy Access Requirements for Director Nominations
Our Bylaws also allow eligible shareholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our Bylaws, which permits a nominating group of up to 20 shareholders owning three percent or more of our common stock continuously for at least three years to nominate director candidates constituting up to the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of our Board or (ii) two, provided that the shareholder (or group) and each nominee satisfy the requirements specified in our Bylaws. An eligible shareholder wishing to nominate a candidate for election to the Board at the 2025 annual meeting of our shareholders in accordance with the “proxy access” provisions in our Bylaws must provide such notice to our Corporate Secretary no earlier than November 27, 2024 and not later than December 27, 2024. However, if the 2025 annual meeting is held before March 27, 2025 or after June 25, 2025, such written notice must be received by our Corporate Secretary not earlier than 150 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which we first makes public announcement of the date of such meeting. Any such notice and accompanying nomination materials must meet the requirements set forth in our Bylaws, which are publicly available at https://investors.centerpointenergy.com/governance.
Waiver of Mandatory Retirement Age
The Board believes it is important to balance refreshment with the need to retain directors who have developed, over a period of time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our shareholders. Since 2020, there have been 9 new directors appointed to the Board, and the Board’s aggregate average tenure is approximately 3.6 years, well below the average tenure of approximately 7 years for S&P 500 companies.
Mr. Phillip R. Smith, an independent director, Independent Chair of the Board, Chair of the Audit Committee, and our Audit Committee “financial expert” per U.S. Securities and Exchange Commission (SEC) regulations, will turn 73 years old in December 2024. Under the Company’s Bylaws, there is a mandatory retirement age policy for non-employee directors that provides no person shall serve as a director subsequent to the annual meeting of shareholders occurring during the year of such person’s 73rd birthday unless the Board waives the mandatory retirement age based on its determination that the director has special skills, experiences, or distinction having value to the Company that is not readily available or transferable.
For Mr. Smith to be nominated as a director to the Board at this annual meeting, a waiver of the mandatory retirement age is required. After appropriate consideration and discussion, and upon the recommendation of the disinterested members of the
CenterPoint Energy, Inc. 2024 Proxy Statement	22

Governance, Environmental and Sustainability Committee, the disinterested members of our Board determined that it is in the best interest of the Company and its shareholders to waive the mandatory retirement age for Mr. Phillip R. Smith for a period of two (2) years.
In support of this waiver, the Board carefully considered the following: Mr. Smith’s extensive knowledge of the Company and industry through his several years of service as a director of the Company, particularly considering the Board’s ongoing refreshment and resulting low average tenure of the Board; his ability to support the recent Chief Executive Officer transition; his leadership as Chair of the Audit Committee of the Board; his desire, skills and time commitment to continue to guide and serve the Company in executing its strategy as Independent Chair of the Board; and Mr. Smith’s commitment to assisting the next Chair of the Audit Committee of the Board to ensure a smooth transition for the Audit Committee.
Annual Board Self-Assessment and Director Peer Evaluation
The Board conducts a self-assessment of its performance and effectiveness as well as that of the three standing committees on an annual basis. The purpose of the self-assessment is to track progress from year to year and to identify ways to enhance the Board’s and its committees’ effectiveness. Further, the Board, as part of its self-assessment, evaluates management’s preparation for Board and committee meetings and the content presented at such meetings. As part of the assessment, each director completes a written questionnaire developed by the Governance, Environmental and Sustainability Committee to provide feedback on the effectiveness of the Board and its committees.
Additionally, each director completes an individual evaluation for each of the other directors. The collective ratings and comments of the directors are compiled and presented by the Independent Chair of the Board, or by the Chair of the Governance, Environmental and Sustainability Committee, with respect to the Independent Chair of the Board’s evaluation, to the Governance, Environmental and Sustainability Committee and the full Board for discussion and action in connection with the director nomination process.
Director Independence
The Board determined that Messrs. Cummings, Franklin, Malik, Nesbitt*, Pound, Raven, Smith, and Smitherman and Mses. Cloonan, Duganier, and Lewis are independent within the meaning of the listing standards for general independence of the NYSE.
Under the listing standards, a majority of our directors must be independent, and the Audit, Compensation, and Governance, Environmental and Sustainability Committees are each required to be composed solely of independent directors. The standards for audit committee and compensation committee membership include additional requirements under rules of the SEC. The Board has determined that all of the members of each of its standing committees meet the applicable independence requirements. The listing standards relating to general independence require an affirmative determination by the Board that the director has no material relationship with the listed company and contain a listing of several specific relationships that preclude independence.
Additionally, the Board has adopted categorical standards to assist in making determinations of independence. The categorical standards cover two types of relationships. The first type involves relationships of the kind addressed in either:
•
the rules of the SEC requiring proxy statement disclosure of relationships and transactions; or

•
the NYSE listing standards specifying relationships that preclude a determination of independence.

For those relationships, the categorical standards are met if the relationship neither requires disclosure nor precludes a determination of independence under either set of rules.
The second type of relationship is one involving charitable contributions by CenterPoint Energy to an organization in which a director is an executive officer. In that situation, the categorical standards are met if the contributions do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.
In making its subjective determination regarding the independence of Messrs. Cummings, Franklin, Malik, Nesbitt*, Pound, Raven, Smith, and Smitherman and Mses. Cloonan, Duganier, and Lewis, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they related to the Company and Company management. The Board considered the transactions in the context of the NYSE’s objective listing standards, the categorical standards noted above, and the additional standards established for members of audit, compensation and governance committees.
*
Mr. Nesbitt will continue to serve on the Board until the 2024 Annual Meeting.

CenterPoint Energy, Inc. 2024 Proxy Statement	23

Code of Ethics and Ethics and Compliance Code
We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which group consists of our Chief Financial Officer, Chief Accounting Officer, Treasurer, and Assistant Controller. We will post information regarding any amendments to, or waivers of, the provisions of this code applicable to these officers at the website location referred to below under “Website Availability of Documents.”
We also have an Ethics and Compliance Code applicable to all directors, officers, and employees. This code addresses, among other things, issues required to be addressed by a code of business conduct and ethics under NYSE listing standards. Any waivers of this code for executive officers or directors may be made only by the Board or a committee of the Board and must be promptly disclosed to shareholders.
In 2023, no waivers of our Code of Ethics or our Ethics and Compliance Code were granted.
Conflicts of Interest and Related-Party Transactions
The Governance, Environmental and Sustainability Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons” under the applicable disclosure rules of the SEC.
Our Ethics and Compliance Code provides that all employees must avoid even the appearance of a conflict of interest, and our Code of Ethics for our Chief Executive Officer and Senior Financial Officers similarly obligates the employees covered by that Code of Ethics (our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, and Assistant Controller) to avoid taking actions that would create actual or apparent conflicts of interest. Employees are advised to seek guidance or prior written approval from the Company to help avoid certain conflicts of interest, and to contact the Ethics & Compliance Department for assistance in resolving potential or actual conflict of interests.
We have a written policy regarding related-party transactions. Pursuant to our Corporate Governance Guidelines, the Governance, Environmental and Sustainability Committee Charter, and our Related-Party Transaction Approval Policy, the Board has delegated to the Governance, Environmental and Sustainability Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving executive officers or directors of the Company or other related persons under the applicable rules of the SEC. The Company’s Corporate Governance Guidelines require that (i) each director shall promptly disclose to the Chair of the Board and the Chair of the Governance, Environmental and Sustainability Committee any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters and (ii) the Chair of the Governance, Environmental and Sustainability Committee shall promptly advise the other members of the Governance, Environmental and Sustainability Committee of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.
The Office of the Corporate Secretary periodically gathers information from directors and executive officers regarding matters involving potential conflicts of interest or related-party transactions and provides that information to the Governance, Environmental and Sustainability Committee for review. Directors and executive officers are also required to inform the Company immediately of any changes in the information provided concerning related-party transactions in which the director or executive officer or other related person was, or is proposed to be, a participant. In accordance with our Related-Party Transaction Approval Policy, the standard applied in approving the transaction is whether the transaction is in the best interests of the Company and its shareholders.
There were no related-party transactions in 2023 that were required to be reported pursuant to the applicable disclosure rules of the SEC.
Majority Voting in Director Elections
Our Bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at this meeting. To be elected, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election at the annual meeting. In contested elections, the voting standard will be a plurality of votes cast. The definition of contested and uncontested director elections are set forth in our Bylaws. Our Corporate Governance Guidelines include director nominee resignation procedures. In brief, these procedures provide that:
CenterPoint Energy, Inc. 2024 Proxy Statement	24

•
Incumbent director nominees must submit irrevocable resignations that become effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next annual meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

• Each director candidate who is not an incumbent director must agree to submit an irrevocable resignation upon election or appointment as a director;

•
Upon the failure of any nominee to receive the required vote, the Governance, Environmental and Sustainability Committee makes a recommendation to the Board on whether to accept or reject the resignation;

• The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

•
The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our Bylaws and our Corporate Governance Guidelines can be found on our website at https://investors.centerpointenergy.com/governance.
Board Leadership
Separation of Chair and Chief Executive Officer Roles
The offices of Chair of the Board and Chief Executive Officer are currently separate and have been separate since the formation of the Company as a new holding company in 2002. The Board believes that the separation of the two roles continues to provide, at present, the best balance of these important responsibilities with the Chair of the Board directing Board operations and leading oversight of the Chief Executive Officer and management, and the Chief Executive Officer focusing on developing and implementing the Company’s Board-approved strategic vision and managing its day-to-day business. The Board believes that separating the offices of Chair of the Board and Chief Executive Officer, coupled with regular executive sessions with only independent directors present, helps strengthen the Board’s independent oversight of management and provides an opportunity for the Board members to have more direct input to management in shaping the organization and strategy of the Company. A presiding independent director (typically the Independent Chair of the Board) leads the executive sessions. The presiding director provides the independent directors with a key means for communication and collaboration.
Independent Chair Governance Structure
Further, in July 2021, in response to extensive shareholder feedback and the evaluation of evolving governance practices, the Company announced the creation and appointment of the Independent Chair of the Board role and the elimination of the Executive Chair position. The Board determined that this transition was necessary for the Company to continue to advance its strategic plan to drive sustainable value for the benefit of all its stakeholders. This transition to the Independent Chair role reaffirms the separation of the Chief Executive Officer and Chair of the Board roles. The Independent Chair is designated by the independent members of the Board. In addition to other roles that may arise from time to time, the Independent Chair has the following duties and responsibilities:
•
preside at all meetings of the Board, including executive sessions of the independent directors;

•
preside at annual and special meetings of shareholders;

•
take a leading role in succession planning efforts;

•
solicit the non-management directors for advice on agenda items for meetings of the Board;

•
collaborate with the Chief Executive Officer in developing the agendas for meetings of the Board and its committees and approve such agendas;

•
serve as a liaison between the Chief Executive Officer and the independent directors;

•
call meetings of the directors;

•
consult with the Chief Executive Officer on and approve information that is sent to the Board;

•
review major activities and plans of the Company with the Chief Executive Officer;

•
confer with the Chief Executive Officer regarding the development, implementation, and monitoring of near- and long-term strategic plans for the Company;

CenterPoint Energy, Inc. 2024 Proxy Statement	25

•
monitor performance of the Chief Executive Officer and provide input to the Compensation Committee concerning the compensation arrangements for the Chief Executive Officer;

•
engage with employees;

•
from time to time, engage with shareholders and other stakeholders of the Company; and

•
recruit and mentor non-employee directors.

As part of the Board’s annual consideration of the slate of nominees for election to the Board, the Board evaluates whether a change in the non-management director serving as Independent Chair of the Board is advisable. Effective February 2024, the Board appointed Phillip R. Smith as the new Independent Chair of the Board. In support of this transition, the Board considered, among other things: Mr. Smith’s extensive knowledge of the Company and utility industry through his several years of service as a director of the Company, particularly considering the Board’s ongoing refreshment and resulting lower average tenure of the Board; his ability to support the recent Chief Executive Officer transition; the Board’s continued focus on succession planning; Mr. Smith’s public company governance experience and other qualifications and skills; Mr. Smith’s leadership as Chair of the Audit Committee of the Board; and Mr. Smith’s desire and time commitment to continue to guide and serve the Company in executing its strategy.
The Board’s Role in Risk Oversight
CenterPoint Energy is a public utility holding company that, through its subsidiaries, owns and operates electric transmission, distribution, and generation facilities and natural gas distribution facilities. Risks are inherent in these businesses and investments, including, among other risks, regulatory and compliance risks, safety and operational risks, financial risks, environmental and climate risks, and cybersecurity risks. The Board has responsibility for, and is actively involved in, the oversight of risks that could impact the Company. Our Corporate Governance Guidelines specify that the Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.
Management is responsible for developing and implementing the Company’s program of enterprise risk management. A risk oversight committee, which is composed of senior executives from across the Company, monitors major risks facing the Company as well as reviews risk assessments and controls for certain business activities, among other things. The Company’s Executive Vice President and General Counsel facilitates risk oversight committee meetings. The Company’s enterprise risk management function further supports executive management’s, operational management’s, and functional management’s execution of the Company’s strategic business objectives by conducting ongoing risk assessments and assisting with risk mitigation planning.
Throughout the year, the Board participates in reviews with management of the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. Board reviews include the following areas, among others:
Safety	Regulatory and legislative developments
Business strategy and policy, including industry and economic developments	Cybersecurity and data privacy
Operations and system integrity	Human capital management
Litigation and other legal matters	Annual budget, including capital investment plan
Supply chain	Net zero and carbon emissions reduction goals and generation transition
To help the Board carry out its responsibility for risk oversight, the Board’s standing committees focus on the following specific key areas of risk:
Committee	Risk Oversight Responsibilities
Audit	Accounting and financial matters, including compliance with legal and regulatory requirements, financial reporting and internal controls systems, review of the Company’s enterprise risk management process, and cybersecurity
Compensation	Compensation policies and practices, human capital management, and succession planning
Governance, Environmental and Sustainability	Corporate governance, including Board structure, environmental matters, including those related to climate change, and sustainability, including our net zero and carbon emissions reduction goals
CenterPoint Energy, Inc. 2024 Proxy Statement	26

The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing the Company’s compensation program, the Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.
Executive Succession Planning and Leadership Development
The Compensation Committee along with the full Board, led by the Independent Chair, oversee management succession planning and talent development with continued focus on designing a succession planning program to support the execution of the Company’s long-term growth strategy. As part of its succession planning strategy, the Board and the Compensation Committee regularly discuss with the Chief Executive Officer and the Chief Human Resources Officer, the Company’s existing leadership and the Company’s process for identifying and developing potential internal candidates as successors to current leadership. During 2023, the Board discussed succession planning at the majority of its regularly scheduled Board meetings. The Compensation Committee and the Board particularly emphasize the importance of developing a deep leadership pipeline that also prioritizes the objective that leadership be representative of the diverse communities in which the Company operates. Further, the Board interacts with potential future leaders of the Company through formal presentations at Board meetings and informal events. As part of its robust succession planning, the Board utilizes third-party advisors in addition to internal pipelines and resources.
During the Company’s shareholder engagement efforts since the onset of the Company’s leadership transition in 2020, shareholders have expressed interest in the Company’s succession planning process. In response to shareholder feedback and the implementation of good governance practices, in addition to the Compensation Committee, the Board has been regularly and actively engaged in robust succession planning, which to date has resulted in refreshment of the senior management team, including the appointment of David J. Lesar as President and Chief Executive Officer in 2020, the streamlined organizational leadership structure announced in January 2023, the appointment of Christopher A. Foster as Executive Vice President and Chief Financial Officer in May 2023, and most recently, the appointment of Jason P. Wells as President and Chief Executive Officer, effective January 5, 2024.
Director Attendance
Last year, the Board met 9 times, and the standing committees met a total of 17 times. Other than Mr. Nesbitt, each incumbent director attended more than 75% of the meetings of the Board and each of the committees on which he or she served during 2023.
Directors are expected to attend annual meetings of shareholders. All then-current directors who were standing for reelection and nominees attended the 2023 annual meeting of shareholders.
Board Organization and Committees
The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. Messrs. Wells, Cummings, and Nesbitt do not currently serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this Proxy Statement, as well as the number of meetings each committee held during 2023:
Director	Audit Committee	Compensation Committee	Governance, Environmental and Sustainability Committee
Wendy Montoya Cloonan		✓	Chair*
Christopher H. Franklin	✓		✓
Raquelle W. Lewis		✓	✓
Thaddeus J. Malik**	✓	✓	✓
Theodore F. Pound	✓	Chair
Ricky A. Raven**		✓	✓
Phillip R. Smith	Chair; Financial Expert		✓
Barry T. Smitherman	✓	✓
Number of Meetings Held in 2023	7	5	5

 *
Effective March 1, 2024, Ms. Cloonan was appointed to serve as the Chair of the Governance, Environmental and Sustainability Committee. Mr. Cummings served as Chair of the Governance, Environmental and Sustainability Committee from Sept. 2021 to March 1, 2024.

**
Messrs. Malik and Raven were appointed to the Board of Directors on September 28, 2023.

CenterPoint Energy, Inc. 2024 Proxy Statement	27

Audit Committee
The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:
•
the integrity of our financial statements;

•
the qualifications, independence and performance of our independent registered public accounting firm;

•
the performance of our internal audit function;

•
compliance with legal and regulatory requirements;

•
our systems of disclosure controls and internal controls;

•
our enterprise risk management process;

•
our cybersecurity program; and

•
political contributions made by the Company’s political action committees.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent registered public accounting firm and to approve all audit engagement fees and terms. Please refer to “Report of the Audit Committee” for further details.
The Board has determined that Mr. Smith, the Chair of our Audit Committee, is an audit committee financial expert within the meaning of the regulations of the SEC.

Compensation Committee
The primary responsibilities of the Compensation Committee are to:
•
oversee compensation for our named executive officers and certain other officers, including salary and short-term and long-term incentive awards;

•
administer incentive compensation plans;

•
oversee the Company’s recoupment policies;

•
evaluate our Chief Executive Officer’s performance;

•
review management succession planning and development;

•
review and monitor the Company’s human capital management practices; and

•
select, retain, and oversee the Company’s compensation consultant.

For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Compensation Committee and its report concerning Compensation Discussion and Analysis, see “Compensation Discussion and Analysis” and “Report of the Compensation Committee,” respectively.

CenterPoint Energy, Inc. 2024 Proxy Statement	28

Governance, Environmental and Sustainability Committee
The primary responsibilities of the Governance, Environmental and Sustainability Committee are to:
•
identify, evaluate, and recommend, for the approval of the entire Board, potential nominees for election to the Board;

•
recommend membership on standing committees of the Board;

•
address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons”;

•
review the independence of each Board member and make recommendations to the Board regarding director independence;

•
oversee annual evaluations of the Board and its standing committees, including individual director evaluations;

•
review any shareholder proposals submitted for inclusion in our proxy statement and make recommendations to the Board regarding the Company’s response;

•
review and recommend fee levels and other elements of compensation for non-employee directors;

•
evaluate whether to accept a conditional resignation of an incumbent director who does not receive a majority vote in favor of election in an uncontested election;

•
review the Company’s programs, practices, initiatives, and strategies relating to environmental and sustainability matters, including matters related to climate change; and

•
establish, periodically review, and recommend to the Board any changes to our Corporate Governance Guidelines.

For information concerning policies and procedures relating to the consideration and determination of compensation of our directors, including the role of the Governance, Environmental and Sustainability Committee, see “Compensation of Directors.”

Executive Sessions of the Board
Our Corporate Governance Guidelines provide that the members of the Board who are not officers of CenterPoint Energy will hold regular executive sessions without management participation. If at any time the non-management directors include one or more directors who do not meet the listing standards of the NYSE for general independence, the Board must hold an executive session at least once each year including only the non-management directors who are also independent. An executive session of independent directors is currently scheduled in conjunction with each regular meeting of the Board. Currently, the Independent Chair of the Board (Mr. Smith) presides at these sessions.
Shareholder Engagement
The Company believes that good governance practices include maintaining a consistent and transparent dialogue throughout the year with our shareholders and that understanding the perspectives and interests of shareholders helps contribute to the Company’s long-term success. Each year, we engage in shareholder outreach through various engagement channels and solicit feedback on a number of topics. The Board and its committees, as appropriate, receive periodic reports regarding the feedback received as part of the Company’s engagement efforts. Based on the feedback received, the Board and its committees, as appropriate, review the Company’s policies and programs. The below chart outlines our annual engagement program and highlights recent shareholder engagement efforts.
CenterPoint Energy, Inc. 2024 Proxy Statement	29

CenterPoint Energy Annual Engagement Program

Engagement Objectives
•
Use multiple engagement channels throughout the year:

•
Conduct direct meetings with shareholders

•
Engage with proxy governance teams of institutional investors

•
Attend analyst conferences and road shows

•
Host investor days from time to time

•
Attend industry specific conferences

Company Participants
•
Team of individuals who may meet with shareholders, including representatives from:

•
Senior Leadership (executive officers and future leaders of the Company)

•
Investor Relations

•
Corporate Governance

•
HR/Compensation

•
Environmental and Corporate Sustainability

•
Compensation Committee

Topics Discussed
•
In addition to any topics raised by a shareholder, we solicit feedback on a range of topics, including:

•
Executive compensation program and practices

•
Corporate governance matters, including succession planning and Board refreshment

•
Environmental matters, including our carbon emissions reduction disclosures and goals

Recent Shareholder Engagements

Engagement Objectives
•
As part of our annual meeting engagement process, we contacted shareholders representing 67% of our outstanding shares of common stock and engaged with shareholders representing approximately 35% of our outstanding shares in late 2023 and early 2024

Company Participants
•
Shareholders met with key members of our executive leadership representing Human Resources, Investor Relations, and Corporate Governance

•
For our late 2023—early 2024 engagement, the Chair of the Compensation Committee was available upon the request of the shareholder. Only one shareholder requested a meeting with the Chair of the Compensation Committee, who met with that shareholder.

Topics Discussed
•
In addition to any topics raised by a shareholder, we solicited feedback on a range of topics, including:

•
CEO transition and management succession planning;

•
Executive compensation program;

•
Board succession planning; and

•
Our generation transition and net zero and carbon emissions reduction goals

Feedback Received

•
Shareholders were generally supportive of the Company’s executive compensation structure

•
At the 2023 Annual Meeting, approximately 82.6% of shareholders voted for the Company’s executive compensation

•
Shareholders were generally supportive of the Company’s sustainability efforts

•
Shareholders were pleased with the communication regarding the Company’s executive succession planning, noting that the Company’s organizational changes were effectively communicated through press releases

Communications with Directors
Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at 1111 Louisiana, Houston, TX 77002 or for deliveries by U.S. Postal Service, P.O. Box 4567, Houston, TX 77210-4567. Aside from this procedure for communications with the non-management directors, the entire Board will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.
Website Availability of Documents
CenterPoint Energy’s Annual Report on Form 10-K, Corporate Governance Guidelines, the charters of the Audit Committee, Compensation Committee, and Governance, Environmental and Sustainability Committee, the Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the Ethics and Compliance Code can be found on its website at https://investors.centerpointenergy.com/governance. Additionally, CenterPoint Energy’s Corporate Sustainability Report and related disclosure can be found on its website at www.sustainability.centerpointenergy.com. Unless specifically stated herein, documents and information on CenterPoint Energy’s websites are not incorporated by reference in this Proxy Statement.
CenterPoint Energy, Inc. 2024 Proxy Statement	30

Compensation of Directors
The Governance, Environmental and Sustainability Committee of the Board oversees fee levels and other elements of compensation for CenterPoint Energy’s non-employee directors. The Governance, Environmental and Sustainability Committee evaluates on an annual basis the non-employee director compensation program with a view to approximate CenterPoint Energy’s peer group median and align non-employee director compensation with our shareholders’ interests. This evaluation considers the significant time expended and background, experience and skill levels required to fulfill the duties of a non-employee director. The Governance, Environmental and Sustainability Committee’s independent compensation consultant annually benchmarks and evaluates the competitiveness of CenterPoint Energy’s non-employee directors’ compensation program, including a comparison of the compensation components to that of peer companies. Based on the Governance, Environmental and Sustainability Committee’s recommendations, the Board then determines the final compensation for all non-employee directors each year.
Directors receive a cash retainer and are eligible to receive annual grants of our common stock under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended. Directors no longer receive meeting fees.
Stock ownership guidelines for non-employee directors were originally adopted in February 2011. Under the current guidelines, each non-employee director is required to own shares of CenterPoint Energy common stock with a value equal to at least five times the director’s regular annual cash retainer. New directors are required to attain the specified level of ownership within five years of joining the Board.
Retainer Fees
Retainers are paid to our non-employee directors on a quarterly basis in arrears. Our non-employee directors receive an annual retainer of $125,000. The Chairs of the Audit, Compensation, and Governance, Environmental and Sustainability Committees each receive a supplemental annual retainer for service as committee chair. In addition to the annual retainer, our Independent Chair of the Board receives a supplemental retainer for his services to the Board. Our current non-employee annual and supplemental retainer fees are as follows:
Type of Retainer Fee	Current Retainer Fee
Annual Cash Retainer for Non-Employee Directors	$125,000
Annual Standing Committee Chair Supplemental Retainers
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Governance, Environmental and Sustainability Committee Chair	$15,000
Annual Independent Chair of the Board Retainer	$185,000
Fees earned or paid in 2023 are set forth in the Fees Earned or Paid in Cash column of the Director Compensation Table.
Independent Chair Retainer
The Board believes that, given the important role of the Independent Chair as the leader of the Board, a retainer for the Independent Chair continues to be warranted and is generally consistent with the practice at other large public companies who have an Independent Chair. For example, the Independent Chair serves as a trusted advisor to the Chief Executive Officer and a qualified and experienced Independent Chair supports the Company’s performance as it continues to execute on its near- and long-term strategic plan. In addition, the Independent Chair takes on additional responsibilities as discussed above in “Board Leadership.”
Stock Plan for Outside Directors
Each non-employee director serving as of May 1, 2023 was granted an annual stock award under our Stock Plan for Outside Directors in 2023. The cash value of these awards, as of the grant date, is set annually by the Board. The number of shares awarded is then determined by dividing the cash value by the fair market value of the common stock on the grant date. In 2023, for each non-employee director serving as of May 1, 2023, the Board determined a cash value for the stock award, as of the grant date, of $170,000, resulting in a stock award to each non-employee director of 5,541 shares of common stock. The annual stock awards granted under our Stock Plan for Outside Directors are immediately fully vested upon grant.
In addition to the annual grant, our Stock Plan for Outside Directors provides that a non-employee director may receive a one-time, initial grant of shares of common stock upon first commencing service as a director, based on a cash value, as of the date of the grant, set by the Board. Any such awards granted are immediately fully vested. In connection with their appointments as members of the Board, the Board made a one-time initial grant under this provision to each of Messrs. Malik and Raven on October 5, 2023, each with a cash value of $100,783, resulting in a stock award to each of Messrs. Malik and Raven of 3,786 shares of common stock.
CenterPoint Energy, Inc. 2024 Proxy Statement	31

Deferred Compensation Plan
We maintain a deferred compensation plan that, prior to 2023, permitted directors to elect each year to defer all or part of their annual retainer and supplemental annual retainer for committee chairpersonship or independent chairpersonship. The plan was frozen as of January 1, 2023 such that no further compensation may be deferred under the plan after that date. However, interest continues to accrue on prior deferrals at a rate, adjusted annually, equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.
Directors who participated in this plan prior to 2023 could elect at the time of their deferral election to receive distributions of their deferred compensation and interest in three ways:

•
An early distribution of either 50% or 100% of their deferrals for the year in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 70);

•
A lump sum distribution payable in the year after the year in which they reach their normal retirement date or leave the Board, whichever is later; or

•
In 15 annual installments beginning on the first of the month coincident with or next following their normal retirement date or upon leaving the Board, whichever is later.

The deferred compensation plan is a nonqualified, unfunded plan, and the directors are general, unsecured creditors of CenterPoint Energy with respect to their plan benefits. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Refer to “Rabbi Trust” under “Executive Compensation Tables—Potential Payments upon Change in Control or Termination” for funding of the deferred compensation plan upon a change in control.
Other Compensation
Each director may participate in CenterPoint Energy Foundation, Inc.’s Easy Match Program (the Easy Match Program). The Easy Match Program matches dollar-for-dollar contributions made by directors and employees of CenterPoint Energy to qualified charitable contributions up to a certain amount each year. Directors may have their qualifying charitable contributions up to $50,000 per year matched under the Easy Match Program.
CenterPoint Energy, Inc. 2024 Proxy Statement	32

Director Compensation Table
The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2023, as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Compensation of Directors” discussion immediately preceding this table.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Other Compensation(4) ($)	Total ($)
Wendy Montoya Cloonan	121,951	170,000	—	32,564	324,515
Earl M. Cummings(5)	206,829	170,000	—	15,000	391,829
Christopher H. Franklin	121,951	170,000	—	50,000	341,951
Raquelle W. Lewis	121,951	170,000	859	16,103	308,913
Thaddeus J. Malik(6)	32,269	100,783	—	11,599	144,651
Martin H. Nesbitt(7)	237,073	170,000	—	50,000	457,073
Theodore F. Pound	141,951	170,000	—	—	311,951
Ricky A. Raven(6)	32,269	100,783	—	—	133,052
Phillip R. Smith	141,951	170,000	—	—	311,951
Barry T. Smitherman	121,951	170,000	—	11,625	303,576

(1)
Includes annual retainer and committee chair retainers for each director as more fully explained under “—Compensation of Directors—Retainer Fees.”

(2)
Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718: Compensation—Stock Compensation (FASB ASC Topic 718). For purposes of the table above, the effects of estimated forfeitures are excluded.

Each non-employee director then in office as of May 1, 2023 received an annual value-based stock award under our Stock Plan for Outside Directors in 2023. Upon the recommendation of the Governance, Environmental and Sustainability Committee, the Board determined a cash value for each award, as of the grant date, of $170,000, resulting in a stock award of 5,541 shares of common stock for each non-employee director then in office as of May 1, 2023, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date of $30.68 per share. With respect to Messrs. Malik and Raven, the Board made a one-time initial award in connection with their appointments as members of the Board under our Stock Plan for Outside Directors on October 5, 2023. Upon the recommendation of the Governance, Environmental and Sustainability Committee, the Board determined a cash value for each of their awards of $100,783, resulting in a stock award of 3,786 shares of common stock for each Messrs. Malik and Raven, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date of $26.62 per share. No stock awards under our Stock Plan for Outside Directors were outstanding at December 31, 2023.
(3)
In 2023, Ms. Lewis accrued above-market earnings on her deferred compensation account balance of $859.

(4)
Other Compensation represents matching contributions made under the Easy Match Program. See “—Compensation of Directors—Other Compensation.”

(5)
Mr. Cummings was appointed Independent Chair effective August 2023. The fees earned or paid in cash reflect a partial year of service as Independent Chair of the Board.

(6)
Messrs. Malik and Raven were elected to the Board effective September 28, 2023. The fees earned or paid in cash and initial stock award granted under our Stock Plan for Outside Directors reflect a partial year of service.

(7)
Mr. Nesbitt served as Independent Chair until August 2023. The fees earned or paid in cash reflect a partial year of service as Independent Chair of the Board.

CenterPoint Energy, Inc. 2024 Proxy Statement	33

STOCK OWNERSHIP
Security Ownership of More Than Five Percent Shareholders
The following table contains information with respect to the ownership of CenterPoint Energy common stock by each person known to the Company who is the beneficial owner of more than five percent of the outstanding common stock.
Name	Shares of Common Stock Owned Beneficially at December 31, 2023	Percent of Common Stock Owned Beneficially at December 31, 2023
Capital International Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	84,810,750(1)	13.5%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	76,442,771(2)	12.11%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	49,577,998(3)	7.9%
State Street Corporation One Lincoln Street Boston, Massachusetts 02111	33,059,817(4)	5.25%

(1)
This information is as of December 31, 2023 and is based on a Schedule 13G/A filed with the SEC on February 9, 2024 by Capital International Investors. This represents 13.5% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports sole voting power for 84,719,174 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 84,810,750 shares of common stock and no shared dispositive power for shares of common stock.

(2)
This information is as of December 31, 2023 and is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. This represents 12.11% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports no sole voting power for shares of common stock, shared voting power for 1,085,664 shares of common stock, sole dispositive power for 73,446,347 shares of common stock and shared dispositive power for 2,996,424 shares of common stock.

(3)
This information is as of December 31, 2023 and is based on a Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc. This represents 7.9% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 45,573,798 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 49,577,998 shares of common stock and no shared dispositive power for shares of common stock.

(4)
This information is as of December 31, 2023 and is based on a Schedule 13G/A filed with the SEC on January 29, 2024 by State Street Corporation. This represents 5.25% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports no sole voting power for shares of common stock, shared voting power for 20,845,063 shares of common stock, no sole dispositive power for shares of common stock and shared dispositive power for 32,959,791 shares of common stock.

CenterPoint Energy, Inc. 2024 Proxy Statement	34

Security Ownership of Directors and Management
The following table sets forth certain information known to the Company with respect to beneficial ownership of CenterPoint Energy common stock as of March 11, 2024, for (i) each director and nominee for director of the Company, (ii) each named executive officer as named in the Summary Compensation Table below, and (iii) all current executive officers, directors, and nominees for director as a group.
Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent Owned(2)
Wendy Montoya Cloonan	17,017	*
Earl M. Cummings	25,004	*
Scott E. Doyle	141,698(3)	*
Barbara J. Duganier	—	*
Christopher A. Foster	68,893(4)	*
Christopher H. Franklin	10,670	*
Lynne Harkel-Rumford	76,991	*
Monica Karuturi	91,970	*
David J. Lesar	1,497,327	*
Raquelle W. Lewis	14,289	*
Thaddeus J. Malik	3,786	*
Martin H. Nesbitt	36,113	*
Theodore F. Pound	46,541	*
Ricky A. Raven	3,786	*
Jason M. Ryan	103,832(3)	*
Phillip R. Smith	61,445	*
Barry T. Smitherman	21,075	*
Jason P. Wells	228,702	*
All current executive officers and directors as a group (18 persons)	851,038(3)(5)	*

*
Less than one percent.

(1)
The address of all persons listed in “Security Ownership of Directors and Management” table is c/o CenterPoint Energy, Inc., 1111 Louisiana Street, Houston, Texas 77002.

(2)
For each individual and group included in the above table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 633,096,541 shares of common stock outstanding on March 11, 2024, and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 11, 2024.

(3)
Includes shares of CenterPoint Energy common stock held under CenterPoint Energy’s savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan’s trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

(4)
Includes 63,893 shares underlying unvested RSUs (as defined below) that vest within 60 days of March 11, 2024.

(5)
Does not include Mr. Doyle (who departed from the Company on January 3, 2023 due to the elimination of his position) or Mr. Lesar (who retired from the Company on January 5, 2024).

CenterPoint Energy, Inc. 2024 Proxy Statement	35

Compensation Discussion and Analysis
The following compensation discussion and analysis as well as the information provided under the “Executive Compensation Tables” section contains information regarding measures applicable to performance-based compensation and targets and other achievement levels associated with these measures. CenterPoint Energy cautions investors not to regard this information, to the extent it may relate to future periods or dates, as forecasts, projections or other guidance. The reasons for this caution include the following: The information regarding performance objectives and associated achievement levels was formulated as of earlier dates and does not take into account subsequent developments. The objectives may include adjustments from, or otherwise may not be comparable to, financial and operating measures that are publicly disclosed and may be considered of significance to investors. Some achievement levels, such as those relating to incentives for exceptional performance, may be based on assumptions that differ from actual results.
The Compensation Committee has developed a compensation program that aligns executive compensation with short-term and long-term performance against financial, operational, and strategic goals that are key to delivering long-term value for our shareholders. This Compensation Discussion and Analysis (CD&A) describes our executive compensation program, including the objectives and elements of compensation, as well as recommendations and determinations made by the Compensation Committee regarding the compensation of our named executive officers.
Executive Summary
Our named executive officers for 2023 include the individuals listed below:
 *
On January 1, 2023, Mr. Jason P. Wells was appointed President and Chief Operating Officer of the Company. Mr. Wells agreed to continue serving as Chief Financial Officer until his replacement, Mr. Christopher A. Foster, assumed the Chief Financial Officer role in May 2023. In October 2023, the Board announced the appointment of Mr. Wells as President and Chief Executive Officer of the Company, effective January 5, 2024, upon the retirement of Mr. David J. Lesar.

Our named executive officers for 2023 also include the following individuals who have departed from the Company:
•
David J. Lesar, our former Chief Executive Officer and Director (who retired on January 5, 2024) and

•
Scott E. Doyle, our former Executive Vice President, Utility Operations (who departed the Company on January 3, 2023 due to the elimination of his position).

In this Proxy Statement, we refer to our “executive officers,” who are the individuals identified by the Company as “executive officers” under Rule 3b-7 of the Exchange Act and include Jason P. Wells, Christopher A. Foster, Monica Karuturi, Lynne Harkel-Rumford and Jason M. Ryan and former executives David J. Lesar (January 5, 2024 departure) and Scott E. Doyle (January 3, 2023 departure). Our “non-executives” are employees who are not executive officers.
CenterPoint Energy, Inc. 2024 Proxy Statement	36

2023 Business Performance
During 2023, we continued to execute on our long-term corporate strategy and premium value proposition by, among other things:
•
Exceeding our non-GAAP Adjusted EPS (as defined below) growth rate plan goal for 2023 and generating an industry non-GAAP Adjusted EPS growth rate that is among the top in the sector.

•
Continuing to execute on our generation transition plan and in October 2023, retiring our A.B. Brown coal-fired Units 1 & 2.

•
Closing the sale of our Energy Systems Group business.

2023 Compensation Highlights
•
Although we met our maximum non-GAAP Adjusted EPS growth rate goal, pursuant to management’s recommendation, the Compensation Committee exercised its negative discretion to reduce the 2023 short-term incentive achievement for the executive officers from 200% to 175%, in recognition of the underperformance of the Company with regards to safety and with regards to certain reliability metrics.

•
2021 performance shares vested at 180% of target as a result of the Company ranking in the top two of the peer group for total shareholder return (TSR) for the three years ended December 31, 2023 and exceeding our cumulative non-GAAP Adjusted EPS targets.

•
Following feedback received during our 2022 and 2023 engagements with our shareholders and the 2023 say-on-pay vote results of approximately 82.6% that indicated largely favorable support, the Compensation Committee generally maintained the overall structure of our executive compensation programs.

Continued Execution of Succession Planning
The Company’s succession planning has been and continues to be a top priority for the Board and the Company’s shareholders. During 2023, the Company announced a number of organizational changes (described below) to execute the Board’s executive management succession planning, culminating in the retirement of David J. Lesar as Chief Executive Officer of the Company and the appointment of Jason P. Wells as President and Chief Executive Officer of the Company, both effective January 5, 2024. As a result of the Board’s execution of its executive management succession planning during 2023, the Company implemented a more streamlined organizational structure that promoted a smooth transition of leadership from Mr. Lesar to Mr. Wells while allowing the Company and its leadership team to continue to execute on the Company’s ten-year capital plan.
Streamlined Organizational Structure—January 2023
In January 2023, the Company announced and implemented a new streamlined organizational structure as part of its succession planning, which was designed to further strengthen execution of the Company’s long-term growth strategy, its service to customers and communities, value-creation for stakeholders, operational efficiencies, and corporate governance. As part of the implementation of the Company’s new streamlined organizational structure the below changes, among others, were implemented.
On January 1, 2023, Mr. Wells, then Executive Vice President and Chief Financial Officer, was promoted to President and Chief Operating Officer of the Company. Mr. Wells continued to serve as Chief Financial Officer of the Company until May 5, 2023 when a new Chief Financial Officer was appointed. In connection with his promotion to President and Chief Operating Officer, the Compensation Committee approved the following compensation arrangements, effective January 1, 2023: (i) an annual base salary of $980,000 and (ii) short-term and long-term incentive plan target award levels of 115% and 400%, respectively, of his base salary.
Further in connection with Mr. Wells’ promotion, on January 3, 2023, our former Executive Vice President, Utility Operations, Scott E. Doyle, was separated from the Company due to the elimination of his position. In connection with his separation, the Company entered into a separation and release agreement under which, in exchange for execution of a release of claims against the Company and agreement to refrain from making any disparaging statements regarding the Company to clients, customers, or suppliers; to return and not use any proprietary or confidential business information of the Company; and for a period of one year following his termination, to not solicit any employee of the Company or use any confidential information to solicit any customer of the Company, Mr. Doyle received the following payments, which complied with the Company’s executive severance guidelines. Under the separation and release agreement, Mr. Doyle received a lump sum cash payment of $2,092,500 representing a separation payment equal to 1.5x Mr. Doyle’s base salary and 1x his target short-term incentive award and payment of an amount equal to his short-term incentive award for the 2022 performance year determined at the approved achievement level for other executive officers. In addition, similar to our approach for retirement-eligible executives, Mr. Doyle received full vesting of his outstanding 2020, 2021 and 2022 stock awards and continued vesting of his 2021 and 2022 performance share unit awards under the Company’s 2009 Long Term Incentive Plan. Additionally, Mr. Doyle is eligible for up to 18 months of continued health coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at active employee rates and nine months of outplacement services, and, until December 31, 2023, he continued to receive financial planning services available to the Company’s executive officers. Mr. Doyle will also be eligible for coverage under the Company’s retiree medical plan upon his attainment of age 55.
CenterPoint Energy, Inc. 2024 Proxy Statement	37

Appointment of Chief Financial Officer—May 2023
On March 15, 2023, the Company announced the appointment of Mr. Christopher A. Foster to the position of Executive Vice President and Chief Financial Officer of the Company, effective May 5, 2023. In connection with his appointment, the Compensation Committee approved the following compensation arrangement for Mr. Foster: (i) an annual base salary of $700,000; (ii) in consideration of Mr. Foster’s forfeiture of unvested equity awards at his previous position, a buy-out equity award consisting of restricted stock units valued at $3.9 million, half of which will vest upon his continued employment through the first anniversary of the grant date and the remaining half of which will vest upon his continued employment through the second anniversary of the grant date; and (iii) short-term and long-term incentive plan target award levels of 80% and 260%, respectively, of his base salary. In addition, Mr. Foster received relocation assistance subject to the Company’s executive relocation policy, including the purchase of his home, to facilitate an expedited move to Houston and allow Mr. Foster to quickly engage in his Chief Financial Officer duties and responsibilities.
Chief Executive Officer Transition—January 2024
On October 26, 2023, the Board announced the retirement of Mr. Lesar from his position as Chief Executive Officer and as a member of the Board, effective January 5, 2024. In connection with Mr. Lesar’s retirement, the Compensation Committee and the Board approved the following compensation arrangements, (i) in recognition of Mr. Lesar’s continued employment through the end of 2023, a lump sum cash payment equal to the amount of Mr. Lesar’s short-term incentive award for the 2023 performance year, determined at the approved achievement level for other executive officers and (ii) in accordance with the long-term incentive plans and past practice for other retirement-eligible employees, “enhanced retirement” benefits under Mr. Lesar’s outstanding 2021, 2022 and 2023 stock awards and 2022 and 2023 performance share unit awards, in each case as set forth under the applicable award agreement.
On October 26, 2023, the Board also announced the appointment of Mr. Wells as President, Chief Executive Officer, and a member of the Board, effective January 5, 2024. In connection with Mr. Wells’ appointment, the Compensation Committee and the Board approved, effective January 5, 2024, the following compensation arrangements for Mr. Wells: (i) an annual base salary of $1,150,000 and (ii) short-term and long-term incentive plan target award levels of 125% and 500%, respectively, of his base salary.
Executive Compensation Program Overview
Our Compensation Objectives
Our executive compensation program is designed to achieve the objectives as set forth below:
Recruit and Retain Talent
A key objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent. While the Company’s executive compensation program is market-based, the Compensation Committee considers other factors appropriate or necessary to retain key executives.

Pay for Performance
We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Accordingly, while compensation targets will to a large extent reflect the market, actual compensation realized will reflect our attainment of (or failure to attain) specified financial and operational performance objectives.

Align Interests of Executives with Shareholders
We believe compensation programs can drive our employees’ behavior. We try to design our executive compensation program to align compensation with current and desired corporate performance and shareholder interests by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership.

CenterPoint Energy, Inc. 2024 Proxy Statement	38

Compensation Program Key Features and Best Practices
The following are key features of our executive compensation program, which we believe are governance best practices and align the interests of management with those of our shareholders.
KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Strong Pay for Performance. A substantial portion of the compensation for our named executive officers is at-risk and performance-based, meaning that actual compensation realized in a given year will vary depending on Company financial and stock price performance and individual performance.

No Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed cash severance payments upon a termination of employment except pursuant to our change in control plan.

“Double Trigger” Provisions for Change in Control Plan and Equity Awards. Our change in control plan and equity award agreements include a “double trigger,” whereby the executive is eligible for change in control benefits only if employment is terminated under certain circumstances within a set period before or after a change in control.

No Excise Tax Gross Up Payments. Our change in control plan does not provide for excise tax gross up payments.

Stock Ownership Guidelines. We have established executive stock ownership guidelines applicable to all of our officers to appropriately align the interests of our officers with our shareholders’ interests.

Benchmark to Market. We benchmark each major element of target compensation against the middle of the market (25th – 75th percentiles) because we believe the middle of the market is a generally accepted benchmark of external competitiveness.

Recovery and Recoupment Policies. We have implemented an Executive Officer Recovery Policy in compliance with the NYSE listing standards issued in accordance with the Dodd Frank Act of 2010 that provides for the recovery of incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, regardless of the executive officer’s culpability. We also maintain a separate policy for the recoupment of incentive compensation from any officer, regardless of culpability, in the event of an accounting restatement where the restatement would have resulted in a lower amount of incentive compensation and for the recoupment of any compensation from any employee who is found to have engaged in wrongdoing in connection with corporate criminal misconduct.

Anti-Hedging Policy. As part of our insider trading policy, we have a policy prohibiting all of our officers and directors from hedging the risk of stock ownership by purchasing, selling, or writing options on CenterPoint Energy securities or engaging in transactions in other third-party derivative securities with respect to CenterPoint Energy stock.

100% Independent Compensation Committee. The Compensation Committee consists entirely of independent directors.
Independent Compensation Consultant. The Compensation Committee retains an independent consultant to provide advice on executive compensation matters.

Executive Severance Guidelines. The Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive officer to a severance payment.

Design of Executive Compensation Program
Key Compensation Components and Purpose
We strive to provide compensation that is competitive, both in total and in individual components, with the companies we believe are our peers and likely competitors for executive talent.
We also motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with our overall success. Actual compensation in a given year will vary based on our performance, and to a lesser extent, on qualitative appraisals of individual performance. We expect our named executive officers to have a higher percentage of their total compensation at risk to align each of our named executive officers with the short-term and long-term performance objectives of CenterPoint Energy and with the interests of our shareholders.
The key components of our 2023 compensation programs and their purpose in advancing our strategic objectives are outlined below.
CenterPoint Energy, Inc. 2024 Proxy Statement	39

	ELEMENT	FORM OF AWARD	PERIOD	PURPOSE
Fixed	Base Salary	Cash	One year	✓ Fixed, competitive level of compensation based on scope and complexity of role, individual experience and performance to attract and retain top talent
At Risk	Short-Term Incentive	Cash	One year
✓
Rewards delivery of near-term objectives aligned with the Company’s long-term business strategy

✓
Considers individual performance and contributions to Company performance

✓
Short-term incentive funding for our named executive officers is based on achieving a non-GAAP Adjusted EPS goal

✓
Potential payout subject to diversity, equity, and inclusion negative-only modifier

✓
Potential payout also subject to discretion of Compensation Committee, including downward modification for alignment with achievement of Company non-financial metrics applicable to non-executive short-term incentive awards.

	Long-Term Incentives	Performance Share Units (PSUs) 75%	Three-year cliff vesting, subject to cumulative Adjusted EPS performance	✓ Rewards creation of long-term value through cumulative Adjusted EPS ✓ Aligns with shareholder interests ✓ PSUs based on cumulative Adjusted EPS represent 35% of total award value
Three-year cliff vesting, subject to relative stock performance
✓
Incentivizes Company outperformance relative to peer companies

✓
Aligns with shareholder interests

✓
TSR target and maximum performance based on a percentile achievement based on position relative to peer group

✓
PSUs based on TSR represent 35% of total award value

			Three-year cliff vesting, subject to carbon emissions reduction goals	✓ Aligns with the Company’s long-term net zero and decarbonization goal ✓ PSUs based on carbon emissions reduction goals account for 5% of the total award
		Restricted Stock Units (RSUs) 25%	Three-year cliff vesting, subject to continued employment and positive operating income
✓
Promotes retention, facilitates stock ownership, and supports succession planning

✓
Aligns with long-term shareholder interests

✓
RSUs represent 25% of total award value and will vest only if CenterPoint Energy achieves positive operating income for the last full calendar year of the vesting period

CenterPoint Energy, Inc. 2024 Proxy Statement	40

Pay For Performance
The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. Our program provides upside and downside potential, depending on actual results, as compared to predetermined measures of success.
A significant portion of our named executive officers’ total direct compensation, which includes base salary in addition to the short-term and long-term incentive components, as applicable, is conditioned upon achieving results that are key to our long-term success and increasing shareholder value.
The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.
TARGET COMPENSATION MIX AS OF DECEMBER 31, 2023
(consisting of base salary, short-term incentives and long-term incentives)
*
Graphic represents compensation mix for 2023 for Mr. Lesar, who served as Chief Executive Officer in 2023, and a similar compensation mix is anticipated for Mr. Wells in 2024.

**
The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the Chief Executive Officer’s) target total direct compensation opportunities (approved by the Compensation Committee in 2023).

CenterPoint Energy, Inc. 2024 Proxy Statement	41

2023 Executive Compensation Program
2023 Target Compensation Opportunities for Named Executive Officers
The overall objectives and structure of our ongoing executive compensation program for our named executive officers remained largely unchanged in 2023 as compared to 2022. In February 2023 (with the exception of Mr. Wells, as his compensation was approved in October 2022 in connection with his appointment as President and Chief Operating Officer of the Company effective January 1, 2023), the Compensation Committee reviewed the base salary and short-term and long-term incentive targets for each of our named executive officers and determined their respective levels to provide each officer a competitive total direct target compensation opportunity as shown below.
Name(1)	2023 Base Salary	2023 Short-term Incentive Target (% of Salary)	2023 Short-term Target Opportunity	2023 Long-term Incentive Target (% of Salary)	2023 Long-term Target Opportunity	2023 Total Direct Target Compensation
David J. Lesar	$1,500,000	155%	$2,325,000	660%	$9,900,000	$13,725,000
Jason P. Wells	$980,000	115%	$1,127,000	400%	$3,920,000	$6,027,000
Christopher A. Foster(2)	$700,000	80%	$560,000	260%	$1,820,000	$3,080,000
Monica Karuturi	$700,000	80%	$560,000	260%	$1,820,000	$3,080,000
Jason M. Ryan	$510,000	70%	$357,000	200%	$1,020,000	$1,887,000
Lynne Harkel-Rumford	$460,000	70%	$322,000	200%	$920,000	$1,702,000

(1)
Mr. Doyle was separated from the Company on January 3, 2023, prior to the Compensation Committee reviewing and approving executive officer compensation for 2023.

(2)
Mr. Foster joined the Company as Executive Vice President and Chief Financial Officer in May 2023.

Base Salary
Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.
Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. The typical date for making these adjustments is on or about April 1 of each year; however, adjustments may occur at other times during the year to recognize new responsibilities or new data regarding the market value of the job being performed.
In February 2023, the Compensation Committee reviewed the base salary for each of our named executive officers and determined their respective base salaries in recognition of the scope of their respective roles and to align their base salaries with market benchmarks.
NAME(1)	2023 BASE SALARY
David J. Lesar	$1,500,000 (increase of 2% from 2022)
Jason P. Wells	$980,000 (increase of 41% from 2022)
Christopher A. Foster(2)	$700,000
Monica Karuturi	$700,000 (increase of 21% from 2022)
Jason M. Ryan	$510,000
Lynne Harkel-Rumford	$460,000

(1)
Mr. Doyle was separated from the Company on January 3, 2023, prior to the Compensation Committee reviewing and approving executive officer compensation for 2023.

(2)
Mr. Foster joined the Company as Executive Vice President and Chief Financial Officer in May 2023.

Short-Term Incentive Plan
Our short-term incentive plan provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for CenterPoint Energy as well as to recognize the employee’s performance during the year. The target award for each employee is expressed as a percentage of annual base salary.
CenterPoint Energy, Inc. 2024 Proxy Statement	42

The Compensation Committee generally determines each named executive officer’s short-term incentive target based on the competitive market data developed by its compensation consultant and recommendations from the Chief Executive Officer for officers other than himself.
Each year, the Compensation Committee identifies incentive plan metrics that align with our strategy and with the interests of, and our commitments to, our shareholders. The Compensation Committee establishes and approves the specific performance objectives under the short-term incentive plan based on financial and operational factors determined to be critical to achieving our desired business plans and designed to reflect goals and objectives to be accomplished over a 12-month measurement period. After the end of the year, the Compensation Committee compares the actual results to the pre-established performance objectives and certifies the extent to which the objectives are achieved under the plan. For the 2023 year, consistent with 2022 and in response to shareholder feedback, the Compensation Committee established that the short-term incentive plan for our named executive officers would be based on achieving a non-GAAP EPS target, “Adjusted EPS”, with a negative modifier for diversity, equity, and inclusion metrics.
The entirety of each individual award is subject to the Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance. In determining whether to exercise its discretion, the Compensation Committee may assess an individual executive’s contribution to the achievement of the performance objectives and any special circumstances and may also consider the input of our Chief Executive Officer on the amount to be awarded to each of the other named executive officers. Further, when evaluating overall Company performance, the Compensation Committee may determine to exercise its discretion and has committed, with management’s support, to reducing the payout to named executive officers to align with the non-executive short-term incentive payouts, which reflect non-financial performance such as safety and cybersecurity, managed O&M, managed capital, customer reliability, and other performance metrics. The structure is illustrated below.

CenterPoint Energy, Inc. 2024 Proxy Statement	43

The short-term incentive plan metrics for the 2023 performance year, along with the description of each metric and its critical linkage to our strategy for value creation, are provided in the table below.
PERFORMANCE OBJECTIVES	WEIGHTING	DESCRIPTION	STRATEGY ALIGNMENT
Adjusted EPS	100%	Adjusted EPS is a non-GAAP metric which includes net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance.*	An EPS measure aligns with our commitment to return value to investors through earnings and dividends paid. This measure is focused on Adjusted EPS, which excludes activities not considered a principal driver of overall long-term financial performance.*
Diversity, Equity, and Inclusion Negative Modifier	Modifier	This modifier is focused on meeting certain diversity, equity and inclusion goals: diversity of applicants and diversity of suppliers. This modifier is a negative-only modifier and can only reduce the potential payout by a combined total of up to 5%; it cannot increase the short-term incentive plan awards.	This diversity, equity, and inclusion negative modifier aligns with our commitment to recruit and retain a diverse workforce and diverse supplier base that is reflective of the communities we serve. The negative modifier highlights our belief that meeting these diversity, equity and inclusion goals is expected.
Discretion of Compensation Committee to align executive short-term incentive award with non-executive short-term incentive performance	Modifier	The Compensation Committee, with the support of management, is committed to exercising its discretion to reduce the payout for executive officers under the short-term incentive plan, as applicable, in order to align with the achievement of non-financial metrics applicable to the payout for non-executives. Non-financial metrics include safety and cybersecurity, managed O&M, managed capital, and other performance metrics.	The Compensation Committee’s exercise of its discretion aligns with our commitment to motivating employees, including executive officers, to meet these important non-financial metrics while also recognizing the importance of EPS performance to our shareholders and encouraging our executive officers to continue to advance and support the Company’s position as a premium utility.

*
Adjustments are detailed as part of the “Executive Compensation Tables−Non-Equity Incentive Plan Awards” disclosure and a reconciliation to the nearest GAAP metric can be found in Appendix A.

Establishing Performance Measures and Target Ranges
The Compensation Committee establishes annual performance measures that align with our business strategy and contribute to our long-term shareholder value proposition. The Compensation Committee establishes performance measures and the scaling of the levels necessary to achieve threshold, target and maximum performance, based on strategic priorities for the organization and an assessment of expected business performance during the measurement period. The 2023 Adjusted EPS target level is based on achieving 9% growth relative to 2022 actual performance, which is in the top decile for the utility sector. The diversity, equity and inclusion negative modifier’s targets were set considering 2021 and 2022 actual results.
2023 Executive Officer Short-Term Incentive Plan Results
The table below illustrates CenterPoint Energy’s 2023 performance against the pre-established short-term incentive plan measures. In 2023, the executive officers achieved 200% of target under the non-GAAP Adjusted EPS metric of the short-term incentive plan reflecting the executive officers’ pivotal role in supporting the Company’s strong financial performance.
Performance Objectives	Threshold (75%)	Target (125%)	Maximum (200%)	Actual Results	Actual Achievement
Adjusted EPS	$1.48	$1.49	$1.50	$1.50	200%

*
Adjustments are detailed as part of the “Executive Compensation Tables−Non-Equity Incentive Plan Awards” disclosure and a reconciliation to the nearest GAAP metric can be found in Appendix A.

Diversity, Equity and Inclusion Performance Objectives	Target	Actual Achievement
Diversity of Applicants
Represents the percentage of competitive job postings that include a gender and/or racially/ethnically diverse applicant at the interviewing stage	88%	90%
Diversity of Suppliers
Represents the percentage of diverse spend	12.6%	13.7%
CenterPoint Energy, Inc. 2024 Proxy Statement	44

*
The diversity, equity and inclusion composite acts as a negative modifier of up to 5%. Based on the Company’s achievement with respect to these metrics, the negative modifier was not applied for 2023. However, pursuant to management’s recommendation, the Compensation Committee exercised negative discretion to reduce the overall short-term incentive achievement level for executive officers based on other considerations as described in the below paragraph.

Based on shareholder feedback, the Compensation Committee, with the support of management, has committed to exercise its discretion to modify the payout under the short-term incentive plan for executive officers in order to align with the payout for non-executive employees. Therefore, pursuant to management’s recommendation, based on the achievement of the non-financial metrics applicable to non-executive officer employees under the short-term incentive plan, the Compensation Committee exercised its discretion to modify the award to the executive officers from 200% to 175% based on management’s recommendation. The Compensation Committee noted the underperformance of the Company with regards to safety and with regards to certain reliability metrics. The table below shows the impact that the Compensation Committee’s exercise of negative discretion had on our named executive officers’ short-term incentive payout:
Name	Reduction in Short-Term Incentive Payout as a Result of Compensation Committee Exercise of Negative Discretion
David J. Lesar*	N/A
Jason P. Wells	$(281,750)
Christopher A. Foster	$(140,000)
Monica Karuturi	$(140,000)
Jason M. Ryan	$(89,250)
Lynne Harkel-Rumford	$(80,500)

*
Mr. Lesar retired from the Company on January 5, 2024, prior to payment of the short-term incentive awards for 2023, but in recognition of his continued employment through the end of 2023, the Compensation Committee and the Board approved payment of an amount equal to his short-term incentive award for the 2023 performance year determined at the approved achievement level for other executive officers. Refer to “Continued Execution of Succession Planning—Chief Executive Officer Transition—January 2024.”

Individual Short-Term Incentive Plan Awards for 2023 Performance
Based on our approved level of achievement of the 2023 performance objectives at 175% and an assessment of each individual’s performance by the Compensation Committee, the 2023 short-term incentive awards for our named executive officers, expressed as a percentage of their individual target awards, were as follows:
Name	2023 Short-Term Incentive Achievement (as a Percentage of Target)
David J. Lesar*	N/A
Jason P. Wells	175%
Christopher A. Foster	175%
Monica Karuturi	175%
Jason M. Ryan	175%
Lynne Harkel-Rumford	175%

*
Mr. Lesar retired from the Company on January 5, 2024, prior to payment of the short-term incentive awards for 2023, but in recognition of his continued employment through the end of 2023, the Compensation Committee and the Board approved payment of an amount equal to his short-term incentive award for the 2023 performance year determined at the approved achievement level for other executive officers. Refer to “Continued Execution of Succession Planning—Chief Executive Officer Transition—January 2024.”

Long-Term Incentive Plan
We provide a long-term incentive plan in which each of our named executive officers and certain other management-level employees participate. Our long-term incentive plan is designed to align the interests of our participants with those of our shareholders and reward participants for sustained improvements in our financial performance and increases in the value of our common stock and dividends over an extended period.
The vesting period for long-term incentive plan awards is three years to incentivize participants to deliver sustainable business results in service of our long-term strategy, reward longer-term Company performance and encourage retention. In accordance with the terms of our long-term incentive plan, our practice is to price annual grants of equity awards at the closing market price for our common stock on the NYSE on the grant date, which is the date the Compensation Committee approves the grants.
2023 Long-Term Incentive Plan Design
The total long-term incentive opportunity for each executive officer is determined on an annual and individual basis, considering the executive’s position and performance and the long-term compensation provided to similar roles in the peer group. Each year, the
CenterPoint Energy, Inc. 2024 Proxy Statement	45

Compensation Committee also reviews the allocation of the long-term incentive opportunity between performance share units and restricted stock unit awards. The Compensation Committee approved an allocation between performance share units and restricted stock unit awards of 75% and 25%, respectively, for 2023.
Performance Share Unit (PSU) Awards (75% of Award Value)
Our 2023 PSU awards were made in three separate grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total TSR over the three-year performance cycle as compared to that of the other 18 companies included in our peer group. Thirty-five percent of long-term incentive compensation is based on the TSR metric. Thirty-five percent is based on achieving a specified non-GAAP Adjusted EPS goal over the three-year performance cycle. The remaining 5% is based on achieving a specified carbon emissions reduction goal over the three-year performance cycle. Based on our shareholder engagement and our internal strategy, these three metrics were identified as important indicators of our Company’s performance.
If actual achievement for the performance objective under an award does not meet at least the threshold level, the Compensation Committee will not approve a distribution for the award. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the TSR performance objective and 50% of target for the applicable Adjusted EPS performance and carbon emissions reduction objectives, and the maximum payout opportunity is 200% of target for all three performance metrics.
   *
Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. The metric is adjusted for certain factors to reflect what we consider to be our fundamental business performance.

  **
Adjusted EPS goal at each level represents 8.5% annual growth in 2023 and 2024 and 7.5% annual growth in 2025, based on 2022 (Maximum), 8% annual growth in 2023 and 2024 and 7% annual growth in 2025, based on 2022 (Target) and 7% annual growth in 2023 and 2024 and 6% annual growth in 2025, based on 2022 (Threshold).

 ***
Linear interpolation between award levels. No payout is earned below Threshold performance.

****
Results will represent an average of 20 TSR calculation periods, beginning the first 20 of the last 30 trading days preceding the performance period and ending the first 20 of the last 30 trading days of the performance period.

CenterPoint Energy, Inc. 2024 Proxy Statement	46

Relative TSR (35% of Award Value)
Maximum achievement (200% of target) requires CenterPoint Energy to rank at the 85th percentile or higher in our TSR Peer Group, and no shares would vest if the Company ranks below the 25th percentile in that comparison (threshold level). For this performance objective, the number of PSUs granted will vest using linear interpolation between the threshold, target, and maximum achievement levels.
The 18 companies utilized for measuring TSR are the same companies represented in our Peer Group disclosure below. We believe the peer group is a reasonable proxy for the universe of companies engaged in businesses similar to ours and is appropriate for measuring relative TSR.
Cumulative Adjusted EPS (35% of Award Value)
The Compensation Committee established cumulative Adjusted EPS target as a performance objective for long-term incentive awards made in 2023. Cumulative Adjusted EPS is calculated by aggregating three years of Adjusted EPS as reported by the Company. Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. This metric is also adjusted for certain factors to reflect what we consider to be our fundamental business performance. For a detailed description of the calculation of Adjusted EPS, see “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”
Carbon Emissions Reduction (5% of Award Value)
The Compensation Committee established a carbon emissions reduction target as the third performance objective for the long-term incentive awards, beginning in 2022. The carbon emissions reduction objective consists of a 3-year cumulative carbon emissions reduction goal under Scope 1 and 2 (4% award value) and a 3-year cumulative carbon emissions reduction goal under Scope 3 (1% award value). Cumulative carbon emissions reduction is calculated from 2021 levels.
For 3-year cumulative carbon emissions reduction under our Scope 1 and 2 objective, maximum achievement (200% of target) requires CenterPoint Energy to achieve at least a 65% reduction in Scope 1 and 2 combined emissions compared to 2021 levels, and no shares would vest if the Company achieves combined Scope 1 and 2 emission reduction of less than 10% compared to 2021 levels.
For 3-year cumulative carbon emissions reduction under our Scope 3 objective, maximum achievement (200% of target) requires CenterPoint Energy to achieve at least a 6% reduction in Scope 3 emissions compared to 2021 levels, and no shares would vest if the Company achieves emissions reductions in Scope 3 of less than 3.5% compared to 2021 levels.
For information regarding how we define Scope 1, 2 and 3 emissions, see “Equity Incentive Plan Awards—Additional Information” below.
Restricted Stock Unit Awards (25% of Award Value)
The restricted stock units (RSUs or stock awards) are intended to retain executive officers and reward them for absolute long-term stock appreciation while providing some value to the recipient even if the stock price declines. In this way, the RSUs help balance against the variable, at-risk nature of the performance share unit awards and promote retention. The RSUs (other than any sign-on awards) are subject to CenterPoint Energy achieving positive operating income for the last full calendar year of the vesting period.
2023 Long-Term Incentive Awards for Named Executive Officers
On February 15, 2023, the Compensation Committee authorized awards as shown in the table below. The individual long-term incentive targets were authorized by the Compensation Committee following the Compensation Committee’s review of market data provided by the Company’s compensation consultant. Vesting and payout of the PSUs requires continuous service through the performance period and will be determined based on the level of achievement of each performance objective over the three-year cycle of 2023 through 2025. Vesting of stock awards requires continuous service through the vesting date and achievement of positive operating income for the last full calendar year of the vesting period. For additional detail regarding the grants, see “Executive Compensation Tables—Equity Incentive Plan Awards—Long-term Incentive Plan Awards Granted in 2023.”
Description	Lesar(1)	Wells	Foster(2)	Karuturi	Ryan(3)	Harkel-Rumford
Base Salary	$1,500,000	$980,000	$700,000	$700,000	$510,000	$460,000
Long-term incentive target	660%	400%	260%	260%	200%	200%
Long-term incentive compensation at target	$9,900,000	$3,920,000	$1,820,000	$1,820,000	$1,020,000	$920,000
Performance share unit portion (75%)	$7,425,000	$2,940,000	$1,365,000	$1,365,000	$765,000	$690,000
Stock award portion (25%)	$2,475,000	$980,000	$455,000	$455,000	$255,000	$230,000

(1)
Amounts do not include the retention awards for Mr. Lesar under his Retention Incentive Agreement, pursuant to which Mr. Lesar received RSUs for a total of 1 million shares of common stock that were granted through multiple annual awards in 2021, 2022, and 2023. In February 2023, 200,000 restricted stock units

CenterPoint Energy, Inc. 2024 Proxy Statement	47

were awarded to Mr. Lesar under the Retention Incentive Agreement that vested in December 2023. For more information regarding Mr. Lesar’s retention awards, please see “President and Chief Executive Officer, David Lesar—Retention Awards” in the Company’s 2022 proxy statement.
(2)
Amounts do not include the buy-out equity award for Mr. Foster under the long-term incentive plan of restricted stock units having a total grant date value of $3,900,000.

(3)
Amounts do not include supplemental equity awards for Mr. Ryan under the long-term incentive plan, having a total grant date value of $550,000, to supplement his 2023 annual equity award grants. The supplemental awards are subject to the same terms and conditions, including vesting and performance goals, and have the same allocation between PSUs and RSUs as Mr. Ryan’s 2023 annual grants.

Mr. Doyle departed the Company on January 3, 2023, and, therefore, he was not eligible for, and did not receive a grant of, any award under the long-term incentive plan for 2023.
Both the PSUs and the RSUs accrue dividend equivalents over the performance cycle or vesting period, respectively, until they are delivered, at the same level as dividends earned by shareholders on shares of our common stock outstanding. Dividend equivalents on the shares which are vested are paid in cash when the shares are delivered. Dividend equivalents are not paid with respect to unearned and unvested shares.
2021 – 2023 PSU Award Vesting
The calculated payout for the 2021 – 2023 PSU awards was 180% of target based on the Company’s three-year relative TSR performance and three-year cumulative non-GAAP Adjusted EPS. The Company exceeded the target for both cumulative non-GAAP Adjusted EPS and relative TSR during the performance period.
2021 – 2023 PSU AWARD GOALS	AWARD DETERMINATION ($ in millions)			WEIGHTING	ACHIEVEMENT
TSR Performance	Threshold (33%) 14th Position		Maximum (200%) 2nd Position	45%	2nd Position	200%
Cumulative non-GAAP Adjusted EPS	Threshold (50%) $3.94	Target (100%) $4.02	Maximum (150%) $4.09	30%	$4.15	150%
For a detailed description of the calculation of cumulative non-GAAP Adjusted EPS, see “Executive Compensation Tables—Equity Incentive Plan Awards—Additional Information” and a reconciliation to the nearest GAAP metric can be found in Appendix A.
2023 Supplemental Awards
In addition to our standard annual long-term and short-term incentive plan awards, we may from time to time in extraordinary circumstances, award bonus incentives, including cash bonuses, to executive officers. Based on shareholder feedback, the Compensation Committee has committed to not make one-time equity awards to its executive officers absent extraordinary circumstances, except in connection with new hires or promotions. In the event the Compensation Committee determines that a one-time equity award is necessary and appropriate, such special award will have, except in the case of new hires or promotions, at least a three-year vesting period and will be primarily performance-based. The Compensation Committee approved the following awards to Mr. Ryan in 2023: a cash bonus of $200,000 and equity awards under the long-term incentive plan, having a total grant date value of $550,000, to supplement his 2023 annual equity award grants. The supplemental awards are subject to the same terms and conditions, including vesting and performance goals, and have the same allocation between PSUs and RSUs as Mr. Ryan’s 2023 annual grants. In making these awards to Mr. Ryan, the Compensation Committee noted Mr. Ryan’s extraordinary performance in leading the Company’s government affairs team and also recognized Mr. Ryan’s leadership of the Company’s regulatory efforts, including the filing of rate cases in all of the Company’s service territories over 2023 and 2024, representing an unusual and heavy burden for the Company’s regulatory team.
Actions Taken Regarding 2024 Executive Compensation Program
Long-Term Incentive Plan Awards
The Compensation Committee approved certain modifications to the retirement provisions for PSUs and RSUs granted beginning February 2024. For such awards (other than any sign-on or buy-out awards), a participant is eligible for the retirement provisions under the awards if the participant terminates employment for any reason (other than by the Company for cause or due to death or disability) and:
•
the participant is at least age 55 and the sum of the participant’s service and age is 65 or greater;

•
the participant provides at least three months’ written notice of his or her retirement or, for certain of officers including our named executive officers, reasonable advanced written notice of his or her retirement, as determined by the Compensation Committee;

•
the participant submits a transition plan accepted and approved by the Company; and

CenterPoint Energy, Inc. 2024 Proxy Statement	48

•
for certain officers, including our named executive officers, the Compensation Committee approves, in its sole discretion, the participant’s retirement under the award.

A participant who satisfies these requirements will receive full payment of the awards based on the actual achievement of the applicable performance objective at the end of the performance period, provided, however, that if the award was granted during the year of the participant’s termination of employment, payment of the award is subject to proration based on the period of the participant’s employment during the performance or vesting period, as applicable. Moreover, the Compensation Committee may elect to approve such retirement vesting for any named executive officer who does not otherwise meet one or more of the requirements described above if it is determined to be in the best interests of the Company. The Compensation Committee modified the retirement provisions to reinforce the Company’s overall compensation philosophy by further supporting its strategic workforce planning, increasing employee engagement, and encouraging the development of robust succession and transition plans to effect a smooth transition and retirement from the organization while continuing to provide an opportunity for executives to become eligible for compensation that was previously awarded and was designated as total compensation but would otherwise be forfeited upon retirement. The retirement provisions that applied prior to these modifications are described in “Executive Compensation Tables—Equity Incentive Plan Awards—Additional Information—Additional Information Regarding Our Equity Incentive Plan Awards.”
The Compensation Committee also approved a three-year graded vesting schedule for RSUs granted beginning February 2024 under which one-third of the underlying units will vest on each of the first three anniversaries of the grant date, subject to continued employment and achievement of positive operating income for the last full calendar year preceding the applicable vesting date. Prior to this change, RSUs vested under a three-year cliff vesting schedule, but also subject to continued employment and achievement of positive operating income for the last full calendar year of the restricted period. This change in vesting schedule will allow participants to share ownership in the company more quickly and increase interest in the company’s performance while continuing to encourage retention of key employees.
2024 Performance Share Unit Metrics
We have provided the following information in response to feedback from shareholders requesting additional disclosure about our 2024 long-term performance goals under our PSU awards. The design of our 2024 PSU awards, which comprise seventy-five percent of our long-term incentive compensation, is consistent with the design of our 2023 PSU awards, with the addition of a price-to-earnings ratio (P/E) modifier to awards based on TSR. The P/E modifier was introduced to incentivize achievement of a peer leading P/E ratio, reflective of the Company’s position as a premium utility. Like our 2023 PSU awards, our 2024 PSU awards were made in three separate grants, with the payout opportunity for each grant based on a different performance objective. Thirty-five percent of the 2024 annual long-term incentive awards were based on total TSR over the three-year performance cycle as compared to that of the other 18 companies included in our peer group. Another thirty-five percent were based on achieving a specified non-GAAP Adjusted EPS goal over the three-year performance cycle. The remaining five percent were based on achieving a specified carbon emissions reduction goal over the three-year performance cycle.
If actual achievement for the performance objective under an award does not meet at least the threshold level, the Compensation Committee will not approve a distribution for the award, except in the case of an award based on TSR when the P/E modifier is triggered as described below. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the TSR performance objective and 50% of target for the applicable EPS performance and carbon emissions reduction objectives, and the maximum payout opportunity is 200% of target for all three performance objectives. In case of awards based on the TSR performance objective, however, if the Company’s P/E ratio ranks in the top quartile of our peer group, a P/E modifier will apply that provides for a minimum 75% payout level for the award regardless of the level of TSR performance achieved.
CenterPoint Energy, Inc. 2024 Proxy Statement	49

   *
Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. The metric is adjusted for certain factors to reflect what we consider to be our fundamental business performance.

  **
Adjusted EPS goal at each level represents 8.5% annual growth in 2024 and 8% annual growth in 2025 and 2026, based on 2023 (Maximum), 8% annual growth in 2024 and 6% annual growth in 2025 and 2026, based on 2023 (Target) and 7% annual growth in 2024 and 5.5% annual growth in 2025 and 2026, based on 2023 (Threshold).

 ***
Linear interpolation between award levels.

****
Results will represent an average of 20 TSR calculation periods, beginning the first 20 of the last 30 trading days preceding the performance period and ending the first 20 of the last 30 trading days of the performance period.

Our Executive Compensation Decision-Making Process
The Compensation Committee of the Board of Directors oversees compensation for our named executive officers and other senior executives, including base salary and short-term and long-term incentive awards, as applicable. The Compensation Committee also administers incentive compensation plans, evaluates our Chief Executive Officer’s performance and reviews management succession planning and development. The Board of Directors has determined that the members of the Compensation Committee meet the applicable requirements for independence under the standards of the SEC and the NYSE discussed under “Item 1. Election of Directors—Director Independence.” The following graphic and narrative depict the Compensation Committee’s decision-making process.
Role of Compensation Committee
The Compensation Committee reviews each element of compensation annually to confirm or improve alignment with stated compensation objectives. As a result of its review, the Compensation Committee may approve adjustments to base salary, short-term and long-term incentive target compensation levels for the named executive officers to better align compensation with our market-based pay philosophy. In its review, the Compensation Committee also takes into consideration whether any incentive compensation target or performance objective could lead to a decision by an executive to take an inappropriate level of risk for
CenterPoint Energy, Inc. 2024 Proxy Statement	50

the Company. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Compensation Committee’s own qualitative assessment of the executive’s performance and contribution to the execution of the Company’s strategy. In making these determinations, the Compensation Committee also takes into account our Chief Executive Officer’s performance evaluations of and recommendations regarding his direct reports.
Annually, the Compensation Committee directs its consultant to review the base salary and short-term and long-term incentive levels of our senior or named executive officers, as applicable. To ensure that our compensation programs are market-based, the compensation consultant analyzes and matches the position and responsibilities of each named executive officer to proxy statement data from a peer group of utility companies and to published compensation surveys covering both the utility industry and general industry. We do not consider geographical differences to be a relevant factor since we recruit on a national basis.
Role of Management
Of our named executive officers, the Chief Executive Officer, the Chief Financial Officer, and the Chief Human Resources Officer have a role in determining executive compensation policies and programs. Our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer work with business unit and functional leaders along with our internal compensation staff to provide information to the Compensation Committee in conjunction with the independent compensation consultant to help ensure that all elements of compensation support our business strategy and goals.
Our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer also periodically review and recommend specific Company performance metrics to be used in short-term and long-term incentive plans. The listed executive officers work with the various business units and functional departments to develop these metrics, which are then presented to the Compensation Committee for its consideration and approval.
Additionally, our Chief Executive Officer reviews and recommends changes to the peer companies used for compensation purposes using internal analyses of revenue, market capitalization and comparable business mix (e.g., natural gas versus electric; regulated versus unregulated; generation versus transmission and distribution). These recommendations are reviewed by the Compensation Committee’s independent consultant and then presented to the Committee for its consideration and approval.
Within the parameters of the compensation policies established by the Compensation Committee, our Chief Executive Officer also makes preliminary recommendations for base salary adjustments and short-term and long-term incentive levels for the other named executive officers. Our Chief Executive Officer also recommends payment amounts for the other executive officers’ short-term incentive plan awards. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to CenterPoint Energy, improvement in organizational and employee development and accomplishment of strategic priorities. Our executive officers do not determine or approve any element or component of their own compensation, nor are they present during the Compensation Committee’s discussions regarding their own compensation. This includes base salary, short-term or long-term incentive targets, and all other aspects of compensation.
Role of Consultant
To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. The Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant due in large part to its competitive market intelligence for executive pay and governance in the utilities and energy services industries. The consultant reports directly to the Compensation Committee, which preapproves the scope of work and the fees charged. The Compensation Committee or the Governance, Environmental and Sustainability Committee may direct our compensation consultant to perform additional analyses or research related to compensation issues.
The Compensation Committee reviews and assesses the independence and performance of its compensation consultant in accordance with applicable SEC and NYSE rules on an annual basis to confirm that the consultant is independent and meets all applicable regulatory requirements. In making this determination, the Compensation Committee reviewed information provided by its compensation consultant including the following factors:
•
the provision of other services to CenterPoint Energy by the compensation consultant;

•
the amount of fees received from CenterPoint Energy by the compensation consultant as a percentage of total revenue of the compensation consultant;

•
the policies and procedures of the compensation consultant that are designed to prevent conflicts of interest;

•
any business or personal relationship of the Compensation Committee’s advisor (i.e., the employees of the compensation consultant that work on the CenterPoint Energy team) with a member of the Compensation Committee;

•
any stock of CenterPoint Energy owned by the Compensation Committee’s advisor or the advisor’s immediate family members; and

CenterPoint Energy, Inc. 2024 Proxy Statement	51

•
any business or personal relationship of the Compensation Committee’s advisor or any other employee of the compensation consultant with an executive officer at CenterPoint Energy.

In particular, except for certain services provided to the Governance, Environmental and Sustainability Committee of the type detailed above, with respect to director compensation, the Compensation Committee noted that Meridian provided no other services to CenterPoint Energy.
Our 2023 Peer Group
In making decisions about executive pay programs and levels, the Compensation Committee references compensation data from our peer group. Selection criteria considered in establishing the peer group include companies within comparable Global Industry Classification Standard sectors, comparable business mix and complexity, companies who list CenterPoint Energy as a peer in their proxies, the peers that the current peer group list as comparable, companies listed in shareholder advisor reports regarding CenterPoint Energy and companies within a reasonable range of CenterPoint Energy relative to 12-month trailing revenue, total assets, enterprise value and current market capitalization. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.
Our peer group stayed the same from 2022 to 2023. This group of companies was identical to the group of companies used for measuring our relative total shareholder return under our 2023 long-term incentive compensation awards.
For 2023, the peer group for proxy statement data consisted of the following 18 publicly traded utility companies:
Alliant Energy Corporation	Entergy Corporation
Ameren Corporation	Evergy, Inc.
American Electric Power Company, Inc.	Eversource Energy
Atmos Energy Corporation	NiSource Inc.
Avangrid, Inc.	Pinnacle West Capital Corporation
CMS Energy Corporation	Public Service Enterprise Group Incorporated
Consolidated Edison, Inc.	Sempra Energy
DTE Energy Company	WEC Energy Group, Inc.
Edison International	Xcel Energy Inc.
This peer group had median revenues and assets comparable to CenterPoint Energy.
	TOTAL REVENUE	TOTAL ASSETS
	(in millions, except for percentages)
CenterPoint Energy, Inc.	$9,225	$39,001
Relative Percentile Rank Position	44%	33%
Data is presented as of September 30, 2023 and sourced from FactSet Revenue represents trailing twelve months ended September 30, 2023
Meridian compared the 2023 peer group to CenterPoint Energy based on key financial metrics and size and recommended the replacement of Pinnacle West Capital Corporation with PPL Corporation for the Company’s 2024 peer group. The Compensation Committee evaluated and approved this peer group change.
Review of Tally Sheets
At least annually, the Compensation Committee reviews tally sheets for each of our then-current named executive officers that reflect all components of compensation, including base salary, short-term and long-term incentive compensation, other perquisites, imputed income, death benefits and benefits or payments that would be payable in connection with a change in control or termination of employment. Tally sheets are provided to the Compensation Committee to show how various compensation and benefits amounts are interrelated and how changes in one component of compensation impact other components and to enable Compensation Committee members to quantify amounts payable upon various termination scenarios.
Other Compensation Programs and Practices
Benefits
We have maintained a defined benefit plan for eligible employees since 1953 to help employees provide for retirement and to retain employees. This plan is closed to all employees hired or rehired on or after January 1, 2020 (or January 1, 2021 with respect
CenterPoint Energy, Inc. 2024 Proxy Statement	52

to certain union employees). In addition, we maintain a benefit restoration plan as a nonqualified supplemental retirement plan to generally provide for benefits in excess of those available under the retirement plan due to annual limits imposed by the Internal Revenue Code. Changes in base salary and/or short-term incentive compensation affect benefits payable under the retirement plan and the benefit restoration plan. See “Executive Compensation Tables—Pension Benefits” for a description of the retirement plan and benefit restoration plan. The present value of the accumulated benefits under the plans for each named executive officer is set forth in the Pension Benefits table.
We maintain a savings plan, which includes employer contributions, designed to encourage all employees to help provide for their own retirement and to attract and retain employees. We also have a nonqualified savings restoration plan that provides for employer contributions not available under the savings plan due to Internal Revenue Code limits. Base salary and short-term incentive compensation are included as eligible plan compensation under the provisions of the savings plan and the savings restoration plan. See “Executive Compensation Tables—Savings Plan and Savings Restoration Plans” for further information. Employer contributions to the plans for the named executive officers are included in the footnote to the All Other Compensation column of the Summary Compensation Table.
Prior to January 1, 2023, our named executive officers could defer salary and short-term incentive compensation under our deferred compensation plan. The plan was frozen as of January 1, 2023 such that no further compensation may be deferred under the plan after that date. For further information and a description of the plan, see “Executive Compensation Tables—Deferred Compensation Plans.” The above-market portion of the 2022 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.
We also provide executives with the same health and welfare benefits provided to all other similarly situated employees, and at the same cost charged to all other eligible employees. Executives are also entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.
Termination Benefits
As described later in the section titled “Executive Compensation Tables—Potential Payments upon Change in Control or Termination,” CenterPoint Energy has a change in control plan that is intended to help ensure that our officers, including our named executive officers, continue to give their full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the plan. The plan includes a “double trigger,” whereby to be eligible for benefits under the plan, the executive’s employment must be terminated within a set period before or after a change in control. The plan does not provide for any excise tax gross-up payments.
We do not maintain individual employee agreements or a separate non-change-in-control severance plan for executives. However, in response to shareholder feedback, the Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive to severance benefits upon termination. The Compensation Committee continues to have discretion to determine a named executive officer’s eligibility for severance benefits, and the amounts of any benefits, and has committed to applying the limitations set forth in the guidelines in its determination. For a more detailed discussion, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”
Perquisites
We do not consider perquisites to be a material component of our executive compensation. In 2023, certain of our named executive officers received certain perquisites and limited personal benefits that we view as having a sound value to our business.
•
Security-related Services. Upon Mr. Lesar’s appointment as President and Chief Executive Officer, the Company obtained a comprehensive security risk assessment conducted by an independent security consultant. As a result of such security consultant’s recommendations, the Company determined that Mr. Lesar should receive certain security-related services during 2023, most notably the use of a car and security driver and for security personnel as accompaniment on business-related travel. The Company believes the provision of these security-related services mitigates risk to the Company by supporting Mr. Lesar’s safety, health and well-being.

•
Aircraft Usage. Mr. Lesar occasionally utilized for personal travel purposes the company aircraft maintained for executive business travel. During times when company aircraft was unavailable, the Company contracted with a third-party aircraft charter company to provide executive travel services, which were utilized by Messrs. Lesar, Wells, and Foster for personal travel purposes. Use of company aircraft as well as the third-party aircraft charter company for personal trips was intended for efficiency, security and personal safety. On occasion, family members and guests of named executive officers travel on non-commercial aircraft when the aircraft is already going to a specific destination for a business purpose.

•
Financial Planning Services. Our executives are eligible to receive certain financial planning services.

•
Relocation Benefits. Mr. Foster received relocation benefits during 2023, including the purchase of his home, in connection with the requirement that he relocate to Houston for his new role. Relocation benefit expenses incurred in 2023 include loss on sale, commissions, fees, warranty, and insurance.

CenterPoint Energy, Inc. 2024 Proxy Statement	53

We do not provide tax gross-ups on perquisites, except on certain relocation-related benefits that are generally available to all employees.
Risk Assessment
The Compensation Committee, together with Meridian, conducts a compensation risk assessment, including review of performance metrics, pay mix, pay leverage, checks and balances, external market references and goal setting, and no areas of concern were identified in the assessment. The Compensation Committee considers the results of this assessment in developing and evaluating compensation program design.
Hedging Policy
As part of our Insider Trading Policy, our directors and officers are prohibited, and our non-officer employees are strongly discouraged, from hedging the risk of ownership of our common stock by purchasing, selling or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.
Recoupment of Compensation
The Board has implemented an Executive Officer Recovery Policy in compliance with the NYSE listing standards issued in accordance with the Dodd Frank Act of 2010 that provides for the recovery of incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, regardless of the executive officer’s culpability. The incentive-based compensation subject to this policy includes any compensation that was granted, earned, or vested based upon the attainment of a financial reporting measure and that was received by an executive officer after the policy effective date of October 2, 2023 and during a three-year lookback period.
We also maintain a separate policy for the recoupment of incentive compensation from any officer, regardless of culpability, in the event of an accounting restatement where the restatement would have resulted in a lower amount of incentive compensation and for the recoupment of any compensation from any employee who is found to have engaged in wrongdoing in connection with corporate criminal misconduct. This second policy applies in situations not covered by the Executive Officer Recovery Policy or the listing standards issued under the Dodd Frank Act and applies to non-executives as well as to executive officers.
Executive Stock Ownership Guidelines
We believe that our Executive Stock Ownership Guidelines align the interests of our officers, including our named executive officers, with the interests of shareholders. The guidelines provide that our executives maintain common stock ownership as follows:
EXECUTIVE		GUIDELINES FOR OWNERSHIP OF COMMON STOCK
Chief Executive Officer	5X	Market value of five times base salary
Executive Vice Presidents	3X	Market value of three times base salary
Senior Vice Presidents	2X	Market value of two times base salary
In addition to shares of our common stock owned outright, equivalent shares held in our savings plan, unvested stock awards, and shares held in trust are counted towards the guidelines. Unvested performance share unit awards do not count towards the guidelines for our officers. Until the designated ownership level is reached, the officer is expected to retain at least 50% of the after-tax shares delivered through the long-term incentive plan. Certain exclusions apply to the retention expectation, such as estate planning, gifts to charity, education and the purchase of a primary residence. Newly hired or recently promoted officers are given a reasonable period of time to comply with these guidelines. The Compensation Committee reviews our officers’ stock holdings annually to monitor compliance with these guidelines. We have also adopted a policy prohibiting directors and corporate and senior division officers from pledging shares of our common and preferred stock to secure loans, subject to grandfathering of existing arrangements, or otherwise holding shares of our common stock in margin accounts.
Although we do not conduct formal benchmarking studies of ownership guidelines, the ownership guidelines and the administration of the program are reviewed annually by the Compensation Committee with advice from the Compensation Committee’s consultant.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1 million for any covered employee. The covered employees subject to this limitation include any individual who serves as our chief executive officer, chief financial officer or one of our other three most highly compensated executive officers in 2017 or any subsequent calendar year, and, except for certain grandfathered arrangements, there is no exception for qualified performance-based
CenterPoint Energy, Inc. 2024 Proxy Statement	54

compensation. The Compensation Committee believes that, in establishing the compensation program for our executives, the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration. The Compensation Committee believes it is important to maintain flexibility in structuring compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Internal Revenue Code.
Our change in control plan described above for our named executive officers does not provide a gross-up payment to cover any excise tax an executive is determined to owe on an “excess parachute payment.” For additional discussion about our change in control plan, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”
CenterPoint Energy, Inc. 2024 Proxy Statement	55

EXECUTIVE COMPENSATION TABLES
The following tables show compensation information: (i) for the periods ended December 31, 2023, 2022, and 2021, for (a) our Former Chief Executive Officer who served as Chief Executive Officer during 2023, (b) our President and Chief Executive Officer who served as President and Chief Operating Officer during 2023 as well as Chief Financial Officer until his replacement was appointed in May 2023, (c) our Former Executive Vice President, Utility Operations, and (d) our Executive Vice President and General Counsel and (ii) for the period ended December 31, 2023, (x) our Executive Vice President and Chief Financial Officer who was appointed in May 2023, (y) our Executive Vice President and Chief Human Resources Officer, and (z) our Executive Vice President, Regulatory Services and Government Affairs.
Summary Compensation Table for Fiscal Year 2023
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
David J. Lesar Former Chief Executive Officer	2023	1,493,269	—	9,900,034	—	4,068,750	—	742,421	16,204,475
	2022	1,423,241	—	8,481,240	—	3,407,250	—	632,243(7)	13,943,974
	2021	1,425,000	—	33,359,999	—	2,116,125	—	908,686	37,809,810
Jason P. Wells President and Chief Executive Officer	2023	969,039	—	3,919,966	—	1,972,250	—	220,210	7,081,465
	2022	667,463	—	1,737,497	—	860,063	—	193,847	3,458,870
	2021	665,000	—	1,675,003	—	548,625	—	362,752	3,251,380
Christopher A. Foster Executive Vice President and Chief Financial Officer	2023	433,461	—	5,720,028	—	980,000	—	690,273	7,823,763

Monica Karuturi Executive Vice President and General Counsel	2023	695,385	—	1,819,984	—	980,000	64,802	91,667	3,651,838
	2022	552,462	100,000	1,102,006	—	669,900	9,454	71,527	2,505,350
	2021	527,500	80,000	971,997	—	377,163	30,437	65,754	2,052,851
Jason M. Ryan Executive Vice President, Regulatory Services & Government Affairs	2023	505,962	200,000	1,570,014	—	624,750	58,652	99,211	3,058,589

Lynne Harkel-Rumford Executive Vice President and Chief Human Resources Officer	2023	455,961	—	920,013	—	563,500	91,185	80,993	2,111,652

Scott E. Doyle Former Executive Vice President, Utility Operations	2023	85,384	—	—	—	—	(102,747)	2,114,193	2,096,830
	2022	563,504	—	1,500,005	—	—	(119,284)	90,477	2,034,702
	2021	518,750	—	997,503	—	399,437	34,944	100,381	2,051,015

(1)
For 2021, amounts for Ms. Karuturi include a retention cash bonus of $80,000. For 2022, amounts for Ms. Karuturi include a cash bonus of $100,000. For 2023, amounts for Mr. Ryan include a cash bonus of $200,000.

(2)
Reported amounts for our named executive officers represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 based on the probable achievement level of the underlying performance conditions as of the grant date. For 2021, amounts for Mr. Lesar include the retention awards under Mr. Lesar’s Retention Incentive Agreement, pursuant to which Mr. Lesar received RSUs for a total of 1 million shares of Common stock that were granted through multiple annual awards in 2021, 2022, and 2023. The retention awards were valued at $25,240,000 as of the date of Retention Incentive Agreement

CenterPoint Energy, Inc. 2024 Proxy Statement	56

(July 20,2021). Assumptions, where applicable, are the same assumptions disclosed in “Stock-Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023. For purposes of the tables above and below, the effects of estimated forfeitures are excluded. Please also refer to the Grants of Plan-Based Awards for Fiscal Year 2023 table and the accompanying footnotes.
The maximum value at the grant date of stock awards for each of our named executive officers assuming the highest level of performance conditions is achieved is as follows:
Name	Year	Maximum Value of Stock Awards ($)
Lesar	2023	17,325,068
	2022	14,842,178
	2021	38,232,004
Wells	2023	6,859,940
	2022	3,040,614
	2021	2,680,005
Foster	2023	7,085,065
Karuturi	2023	3,184,958
	2022	1,928,524
	2021	1,555,190
Ryan	2023	2,747,511
Harkel-Rumford	2023	1,610,015
Doyle	2023	0
	2022	2,625,002
	2021	1,596,011

(3)
CenterPoint Energy has not granted stock options since 2004.

(4)
Non-Equity Incentive Plan Compensation represents short-term incentive awards earned with respect to performance in the designated year and paid in the following year. For more information on the 2023 short-term incentive awards, refer to the Grants of Plan-Based Awards for Fiscal Year 2023 table and the accompanying footnotes. Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies certain retirement vesting provisions under the plan, and if the individual terminates employment during the plan year, he or she is eligible for a pro rata payment at the target level of achievement. For 2023, amounts for Mr. Lesar consist of an amount equal to Mr. Lesar’s short-term incentive award for the 2023 performance year, determined at the approved achievement level for other executive officers, as approved by the Board and Compensation Committee in connection with his retirement (refer to “Continued Execution of Succession Planning—Chief Executive Officer Transition—January 2024”).

(5)
The two components of the 2023 Change in Pension Value and Nonqualified Deferred Compensation Earnings are as follows:

Name	Change in Pension Value(a) ($)	Above Market Earnings on Nonqualified Deferred Compensation(b) ($)	Total ($)
Lesar	—	—	—
Wells	—	—	—
Foster	—	—	—
Karuturi	64,802	—	64,802
Ryan	58,272	380	58,652
Harkel-Rumford	91,185	—	91,185
Doyle	(102,747)	—	(102,747)

(a)
The Change in Pension Value is the increase or decrease in the present value of accumulated benefits under our retirement plan and the related benefit restoration plans from December 31, 2022 to December 31, 2023. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. The present value as of December 31, 2023 assumed a discount rate of 4.95% and lump sum conversion interest rate of 4.95% for benefits paid in all future years. The present value as of December 31, 2022 assumed a discount rate of 5.15% and lump sum conversion interest rate of 5.15% for benefits paid in all future years. Refer to the narrative accompanying the Pension Benefits table for a more detailed discussion of the present value calculation.

(b)
Above Market Earnings consist of the amounts that exceed 120% of the applicable federal long-term rate at the time the interest rate was set.

CenterPoint Energy, Inc. 2024 Proxy Statement	57

(6)
The following table sets forth the elements of All Other Compensation for 2023:

Name	Perquisites and Other Personal Benefits(a) ($)	Tax Reimbursements ($)(b)	Contributions to Vested and Unvested Defined Contribution Plans (qualified)(c) ($)	Contributions to Vested and Unvested Defined Contribution Plans (nonqualified)(d) ($)	Insurance Premiums ($)	Other(e) ($)	Charitable Contributions(f) ($)	Total All Other Compensation ($)
Lesar	251,374	—	29,700	411,347	—	—	50,000	742,421
Wells	30,591	—	29,700	134,919	—	—	25,000	220,210
Foster	649,891	21,171	9,900	9,312	—	—	—	690,273
Karuturi	—	—	19,800	62,117	—	—	9,750	91,667
Ryan	—	—	19,800	54,411	—	—	25,000	99,211
Harkel-Rumford	—	—	19,800	36,193	—	—	25,000	80,993
Doyle	16,570	—	5,123	—	—	2,092,500	—	2,114,193

(a)
For Mr. Foster, the amount includes $556,343 for relocation expenses incurred during 2023 including loss on sale of his home, commissions, fees, warranty, and insurance. For Mr. Lesar, this amount includes the incremental cost to the Company attributable to security-related services provided to Mr. Lesar, including the use of a car and security personnel, such as a security driver, to mitigate risk to the Company by supporting Mr. Lesar’s safety, health and well-being. The Company considers costs for security-related services, which were put into place in accordance with the recommendations of an independent security consultant based on a security risk assessment, to be business expenses rather than personal benefits to Mr. Lesar; however, disclosure regulations require certain security expenses to be reported as personal benefits. The incremental cost for the use of the car is based on the annualized cost of the car over its useful life, including annual depreciation, as well as maintenance, insurance and fuel expense. The incremental cost of providing security personnel, including a security driver, includes the actual incremental cost of expenses incurred by such security personnel, but does not include the fixed costs associated with such personnel.

For Mr. Lesar, due, in part, to efficiency and personal safety considerations as well as security risk considerations identified in the aforementioned security assessment related to Mr. Lesar, this amount includes the incremental cost to the Company for personal travel on aircraft owned by the Company or provided by a third-party aircraft charter company. The incremental cost for personal travel on aircraft owned by the Company includes variable operating costs such as landing, parking, hanger and dead-head costs, crew travel expenses, supplies and catering, fuel costs, and passenger ground transportation, and does not include an allocable share of fixed costs associated with the Company’s ownership of the aircraft. No amounts were included where spouses or family members accompanied the executives on Company aircraft flights because there was no incremental cost to the Company. The incremental cost to the Company for personal travel on aircraft provided by a third-party aircraft charter company includes the amount invoiced to CenterPoint Energy for the hourly rate and operating costs of flights for Messrs. Wells and Foster $ 30,591 and $ 87,375, respectively. Amounts include incremental costs to the Company for spouses or family members accompanying executives provided by a third-party charter company.
Additionally, for Messrs. Lesar, Foster, and Doyle, the amount includes financial planning services of $15,000, $6,173, and $16,000, respectively. None of the other named executive officers received perquisites valued in excess of $10,000 during 2023.
(b)
For Mr. Foster, the tax reimbursement amount shown is for tax reimbursements paid to Mr. Foster, in respect of the taxes payable in respect of the relocation expenses we covered.

(c)
These amounts represent CenterPoint Energy’s contributions to the savings plan, which is described under “Savings Plan and Savings Restoration Plans.”

(d)
These amounts represent benefits accrued under the savings restoration plan, which is described under “Savings Plan and Savings Restoration Plans.”

(e)
In connection with his departure from the Company effective January 3, 2023, the Compensation Committee approved a lump-sum cash payment to Mr. Doyle, which represents $2,092,500. For more information on Mr. Doyle’s departure and his compensation, see “Compensation Discussion and Analysis—Continued Execution of Succession Planning—Streamlined Organizational Structure—January 2023.”

(f)
These amounts represent CenterPoint Energy Foundation, Inc.’s charitable contribution to non-profit organizations to match personal qualified contributions on a dollar-for-dollar basis up to an annual maximum match of $25,000 ($50,000 for Mr. Lesar).

(7)
The amount reported in the All Other Compensation column for Mr. Lesar in 2022 has been updated to include an additional $76,099 representing additional security cost for security provided at Mr. Lesar’s home that were inadvertently excluded from the 2022 Summary Compensation Table.

CenterPoint Energy, Inc. 2024 Proxy Statement	58

Grants of Plan-Based Awards for Fiscal Year 2023
The following table presents the non-equity and equity incentive plan-based awards granted during 2023. The grant date fair value of equity awards is based on the probable achievement level of the underlying performance conditions as of the grant date at the closing price on the grant date, which was $29.13 for the February 15, 2023 grants, $30.52 for the May 5, 2023 grants, and $29.44 for the July 18, 2023 grants.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)	All Other Stock Awards: # of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)
David J. Lesar		1,743,750	2,906,250	4,650,000
	2/15/2023							84,964	2,475,001
	2/15/2023				39,254	118,950	237,900		3,465,014
	2/15/2023				59,475	118,950	237,900		3,465,014
	2/15/2023				8,497	16,993	33,986		495,006
Jason P. Wells		845,250	1,408,750	2,254,000
	2/15/2023							33,642	979,991
	2/15/2023				15,543	47,099	94,198		1,371,994
	2/15/2023				23,550	47,099	94,198		1,371,994
	2/15/2023				3,364	6,728	13,456		195,987
Christopher A. Foster		420,000	700,000	1,120,000				14,908	454,992
	5/5/2023							127,785	3,899,998
	5/5/2023				6,888	20,872	41,744		637,013
	5/5/2023				10,436	20,872	41,744		637,013
	5/5/2023				1,491	2,982	5,964		91,011
Monica Karuturi		420,000	700,000	1,120,000
	2/15/2023							15,620	455,011
	2/15/2023				7,216	21,867	43,734		636,986
	2/15/2023				10,934	21,867	43,734		636,986
	2/15/2023				1,562	3,124	6,248		91,002
Jason M. Ryan		267,750	446,250	714,000
	2/15/2023							8,754	255,004
	2/15/2023				4,044	12,255	24,510		356,988
	2/15/2023				6,128	12,255	24,510		356,988
	2/15/2023				876	1,751	3,502		51,007
	7/18/2023							4,671	137,514
	7/18/2023				2,158	6,539	13,078		192,508
	7/18/2023				3,270	6,539	13,078		192,508
	7/18/2023				467	934	1,868		27,497
CenterPoint Energy, Inc. 2024 Proxy Statement	59

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)	All Other Stock Awards: # of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)
Lynne Harkel-Rumford		241,500	402,500	644,000
	2/15/2023							7,896	230,010
	2/15/2023				3,648	11,054	22,108		322,003
	2/15/2023				5,527	11,054	22,108		322,003
	2/15/2023				790	1,579	3,158		45,996
There were no other equity awards granted to the named executive officers during the year.
(1)
The estimated payouts under non-equity incentive plan awards are based on the terms of our 2023 short-term incentive plan. Based on the goals adopted in 2023, the maximum payout amount (as shown in the Maximum column) is 200% of target for our named executive officers. Actual amounts paid in 2024 for 2023 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Any amount awarded by the Compensation Committee to an individual executive officer in excess of the actual performance level of the underlying performance objectives is reflected in the Summary Compensation Table in the Bonus column.

(2)
The annual grants of equity incentive plan awards consist of two types of awards for each named executive officer: a restricted stock unit award covering a number of shares listed in the All Other Stock Awards column, and three performance share unit awards, for which threshold, target and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards. For Mr. Foster, amounts also include his buy-out equity award of restricted stock units, valued at $3.9 million as of the grant date, granted in connection with his appointment as Executive Vice President and Chief Financial Officer. For Mr. Ryan, amounts include supplemental awards authorized in addition to his February 15, 2023 annual awards, valued at $550,000 as of the grant date, in recognition of his extraordinary contributions in leading company efforts with respect to the 2023 legislative session and the upcoming level of regulatory activity over the next two years. For Mr. Lesar, amounts do not include the retention awards under Mr. Lesar’s Retention Incentive Agreement, pursuant to which Mr. Lesar received RSUs for a total of 1 million shares of Company stock that were granted through multiple annual awards, including 200,000 RSUs granted in 2023. The retention awards were considered granted in 2021 as of the date of the Retention Incentive Agreement (July 20, 2021). All of the restricted stock unit awards and the performance share unit awards accrue dividend equivalents over the vesting period or performance cycle, respectively, until they are delivered at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the vested shares will be paid in cash. These awards are granted under our long-term incentive plan. Refer to the footnotes to the Outstanding Equity Awards at Fiscal Year-End 2023 table for the vesting date of each of these awards.

Non-Equity Incentive Plan Awards
For our named executive officers, awards under the short-term incentive plan for 2023 are solely based on achieving a non-GAAP EPS goal, “Adjusted EPS”, subject to a negative-only modifier focused on diversity, equity and inclusion.
Adjusted EPS is a non-GAAP metric which includes net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance.
For 2023, Adjusted EPS excluded:
•
earnings and losses from the change of value of the Company’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENS) and related securities, and

•
gain and impact, including related expenses, associated with mergers and divestitures, such as the divestitures of Energy Systems Group, LLC and the Louisiana and Mississippi gas LDCs.

For a reconciliation of our Adjusted EPS to the nearest GAAP metric, please see Appendix A hereto.
For 2023, various levels of achievement for “Adjusted EPS” were as follows:
	Threshold (2022 Actual plus 7%) $	Target (2022 Actual plus 8%) $	Maximum (2022 Actual plus 9%) $	Actual $ %
Adjusted EPS	$1.48	$1.49	$1.50	$1.50	200%*
The diversity, equity and inclusion negative modifier is focused on meeting certain diversity, equity and inclusion goals, including diversity of applicants and diversity of suppliers. This modifier is a negative-only modifier and can only reduce the potential payout by a combined total of up to 5%. The diversity, equity and inclusion negative modifier’s targets are based on 2021 and 2022 actual results. For 2023, target and achievement for the diversity and inclusion negative modifier were as follows:
CenterPoint Energy, Inc. 2024 Proxy Statement	60

Performance Objectives	Target (100%)	Actual Achievement
Diversity and Inclusion Negative Modifier*
Diversity of Applicants
Represents the percentage of competitive job postings that include a gender and/or racially/ethnically diverse applicant at the interviewing stage	88%	90%
Diversity of Suppliers
Represents the percentage of diverse spend	12.6%	13.7%

*
The diversity, equity and inclusion composite acts as a negative modifier of up to 5%. Based on the Company’s achievement with respect to these metrics, the negative modifier was not applied for 2023. However, pursuant to management’s recommendation, the Compensation Committee exercised negative discretion to reduce the overall short-term incentive achievement level for executive officers based on other considerations as described in “Compensation Discussion and Analysis—2023 Executive Compensation Program—2023 Short-Term Incentive Plan Results.”

Equity Incentive Plan Awards—Additional Information
Three-Year Cumulative Adjusted EPS
For awards granted in February 2021, the performance share unit award vests based on our achievement of a three-year cumulative Adjusted EPS goal. For the three-year performance cycle ending on December 31, 2023, the cumulative net income performance goal reflects Adjusted EPS target from our approved ten-year financial plan.
Thirty percent of long-term compensation is based on this metric. If performance for the goal meets or exceeds the threshold level, the Compensation Committee may approve a payout of 50% to 200% of the number of the target performance share units awarded. Reported consolidated diluted earnings per share pursuant to GAAP is adjusted for the following:
•
earnings and losses from the change of value of ZENS and related securities,

•
income and expense related to ownership and disposal of Energy Transfer units, and a corresponding amount of debt related to the units, and

•
gain and impact, including related expenses, associated with mergers and divestitures, such as the divestitures of Energy Systems Group, LLC and the Arkansas and Oklahoma gas LDCs and the anticipated divestiture of the Louisiana and Mississippi gas LDCs.

Cumulative Adjusted EPS is calculated by aggregating three years of Adjusted EPS as reported by the Company. For a reconciliation of our Adjusted EPS to the nearest GAAP metric for each of the years in the performance cycle noted above, please see Appendix A hereto.
Definitions of Scope 1, 2 and 3 Carbon Emissions
•
Our Scope 1 emissions estimates are calculated from emissions that directly come from our operations.

•
Our Scope 2 emissions estimates are calculated from emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude emissions related to purchased power between 2024E-2026E.

•
Our Scope 3 emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the emissions of transport customers and emissions related to upstream extraction.

Additional Information Regarding Our Equity Incentive Plan Awards
For outstanding performance share unit awards and stock awards granted prior to February 2024 (other than the retention awards granted to Mr. Lesar and any sign-on or buy-out awards), “retirement eligible” participants (age 55 or greater with at least five years of service or, for Mr. Lesar, at least three years of service) who terminate employment for any reason (other than by the Company for cause or due to death or disability) will receive a payment under the award, if any, based on the actual achievement of the applicable performance objective at the end of the performance period or vesting period with any such amount pro-rated for the period of their employment during the performance or vesting period, as applicable. Upon termination for cause, no benefits are payable under the award agreements.
Subject to Compensation Committee approval for certain of our officers including our named executive officers, a “retirement eligible” participant will also vest in amounts that would otherwise be forfeited upon retirement due to the proration described above (“Enhanced Retirement”), if:
CenterPoint Energy, Inc. 2024 Proxy Statement	61

•
the award was granted prior to the year of termination of employment;

•
the sum of the retirement eligible participant’s service and age is 65 or greater;

•
the retirement eligible participant provides at least six months’ written notice of his or her retirement or, for certain of officers including our named executive officers, reasonable advanced written notice of his or her retirement, as determined by the Compensation Committee; and

•
the retirement eligible participant submits a transition plan.

Any such Enhanced Retirement vesting for our named executive officers will be at the sole discretion of the Compensation Committee. Moreover, the Compensation Committee may elect to approve such vesting for any named executive officer who does not otherwise meet one or more of the requirements described above if it is determined to be in the best interests of the Company. The Compensation Committee adopted these retirement provisions to reinforce the Company’s overall compensation philosophy by further supporting its strategic workforce planning, increasing employee engagement and encouraging the development of robust succession and transition plans to effect a smooth transition and retirement from the organization and provides an opportunity for executives to become eligible for compensation that was previously awarded and was designated as total compensation, but was partially forfeited upon retirement.
For awards granted beginning February 2024, the above retirement provisions were modified as described under “Compensation Discussion and Analysis—Actions Taken Regarding 2024 Executive Compensation Program.”
All outstanding awards also include restrictive covenants that are beneficial to the Company by requiring forfeiture of unpaid awards and return of paid awards upon breach of confidentiality, non-solicitation and non-competition obligations. The awards (other than sign-on awards) also provide for full vesting upon the participant’s death or termination of employment due to disability (as defined under our long-term disability plan). For performance share units, such vesting is at the target level of achievement.
Finally, all outstanding awards also provide for pro-rata vesting upon the “sale of subsidiary,” defined as a change in the ownership of a subsidiary, or a substantial portion of the assets of a subsidiary, of the Company, if the participant is performing services for the subsidiary at the time and ceases employment with the Company upon and in connection with the sale. Such pro-rata vesting is based on the number of days employed in the performance cycle and the target level of achievement for performance share units and on the number of days employed in the vesting period for stock awards.
Outstanding Equity Awards at Fiscal Year-End 2023
The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2023. The closing price of our common stock on the NYSE on December 29, 2023 was $28.57.
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lesar	—	—	—	—	—	256,934	7,340,604	950,131	27,145,243
Wells	—	—	—	—	—	69,005	1,971,473	288,815	8,251,445
Foster	—	—	—	—	—	142,693	4,076,739	86,470	2,470,448
Karuturi	—	—	—	—	—	37,012	1,057,433	150,017	4,285,986
Ryan	—	—	—	—	—	30,607	874,442	123,238	3,520,910
Harkel-Rumford	—	—	—	—	—	21,006	600,141	81,788	2,336,683
Doyle	—	—	—	—	—	25,385	725,249	80,885	2,310,884
CenterPoint Energy, Inc. 2024 Proxy Statement	62

(1)
Outstanding stock awards fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Lesar	Wells	Foster	Karuturi	Ryan	Harkel-Rumford	Doyle
2/18/2021	Stock Award	2/18/2024	93,119	19,209	—	11,147	9,358	6,904	11,439
2/15/2022	Stock Award	2/15/2025	78,851	16,154	—	10,245	7,824	6,206	13,946
2/15/2023	Stock Award	2/15/2026	84,964	33,642	—	15,620	8,754	7,896	—
5/05/2023	Stock Award	5/05/2024	—	—	63,893	—	—	—	—
5/05/2023	Stock Award	5/05/2025	—	—	63,892	—	—	—	—
5/05/2023	Stock Award	5/05/2026	—	—	14,908	—	—	—	—
7/18/2023	Stock Award	2/15/2026	—	—	—	—	4,671	—	—
Total			256,934	69,005	142,693	37,012	30,607	21,006	25,385

(2)
Outstanding performance share unit awards will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Lesar	Wells	Foster	Karuturi	Ryan	Harkel- Rumford	Doyle
2/15/2022	Performance Share Units(a)	12/31/2024	457,338	93,691	—	59,425	45,377	35,993	80,885
2/15/2023	Performance Share Units(a)	12/31/2025	492,793	195,124	—	90,592	50,771	45,795	—
5/05/2023	Performance Share Units(a)	12/31/2025	—	—	86,470	—	—	—	—
7/18/2023	Performance Share Units(a)	12/31/2025	—	—	—	—	27,090	—	—
Total			950,131	288,815	86,470	150,017	123,238	81,788	80,885

(a)
Based on 2023 results, the provided amounts reflect maximum achievement for the total shareholder return, maximum achievement for the three-year cumulative Adjusted EPS awards and target achievement for the Carbon Emissions Reduction awards.

Option Exercises and Stock Vested for Fiscal Year 2023
The following table indicates the number and value of stock options exercised and stock and performance share unit awards vested during 2023.
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lesar	—	—	1,229,432	37,601,296
Wells	—	—	129,358	3,920,786
Foster	—	—	—	—
Karuturi	—	—	66,816	2,053,809
Ryan	—	—	59,794	1,842,487
Harkel-Rumford	—	—	41,482	1,275,298
Doyle	—	—	71,421	2,192,489
CenterPoint Energy, Inc. 2024 Proxy Statement	63

(1)
For each of the named executive officers, the stock awards and performance share unit awards consist of the following:

	Performance Share Unit Awards for the 2021 – 2023 Performance Cycle(a)		Stock Awards Granted February 19, 2020 That Vested February 19, 2023		Stock Awards Granted July 1, 2020 That Vested July 1, 2023		Stock Awards Granted July 28, 2020 That Vested February 19, 2023		Stock Awards Granted September 28, 2020 That Vested September 28, 2023		Stock Awards Granted February 16, 2022 That Vested December 31, 2023		Stock Awards Granted February 15, 2023 That Vested December 31, 2023
Name	Number of Shares (#)	Value Realized on Vesting(b) ($)	Number of Shares (#)	Value Realized on Vesting(c) ($)	Number of Shares (#)	Value Realized on Vesting(d) ($)	Number of Shares (#)	Value Realized on Vesting(e) ($)	Number of Shares (#)	Value Realized on Vesting(f) ($)	Number of Shares (#)	Value Realized on Vesting(g) ($)	Number of Shares (#)	Value Realized on Vesting(h) ($)
Lesar	502,845	15,432,313	—	—	126,587	3,946,983	—	—	—	—	400,000	12,148,000	200,000	6,074,000
Wells	103,727	3,183,382	—	—	—	—	—	—	25,631	737,404	—	—	—	—
Foster	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Karuturi	60,192	1,847,292	1,911	60,177	—	—	4,713	146,339	—	—	—	—	—	—
Ryan	50,532	1,550,827	9,262	291,660	—	—	—	—	—	—	—	—	—	—
Harkel-Rumford	37,280	1,144,123	1,597	50,290	—	—	2,605	80,885	—	—	—	—	—	—
Doyle	61,773	1,895,813	9,648	296,676	—	—	—	—	—	—	—	—	—	—

(a)
A participant is vested in the right to receive performance share units under the award agreements as of December 31, 2023 (the end of the performance cycle). However, pursuant to the terms of the awards, the actual number of shares to be awarded to the participant is not known until the Compensation Committee determines the applicable performance levels of the underlying goals within 60 days after the end of the performance cycle. Accordingly, the awards are valued for compensation purposes after the Compensation Committee completes its determination and the procedures to verify the financial information used in determining the applicable performance level achievements have been completed. After completion of this process, the actual transfer of the stock is made to participants.

(b)
Value Realized on Vesting for the performance share unit awards was determined using the closing market price of our common stock $28.57 on the New York Stock Exchange on December 29, 2023, together with a dividend equivalent amount equal to the dividends accrued during the performance period $2.12 per share on our shares of common stock. The number of performance share units vested was determined based on an overall achievement level of 180%.

(c)
Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock $29.21 on the New York Stock Exchange on February 17, 2023, together with dividend equivalents per share during the vesting period of $2.28.

(d)
Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock $29.15 on the New York Stock Exchange on June 30, 2023, together with dividend equivalents per share during the vesting period of $2.03.

(e)
Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock $29.21 on the New York Stock Exchange on February 17, 2023, together with dividend equivalents per share during the vesting period of $1.84.

(f)
Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock $26.70 on the New York Stock Exchange on September 28, 2023, together with dividend equivalents per share during the vesting period of $2.07.

(g)
Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock $28.57 on the New York Stock Exchange on December 29, 2023, together with dividend equivalents per share during the vesting period of $1.80.

(H)
Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock $28.57 on the New York Stock Exchange on December 29, 2023, together with dividend equivalents per share during the vesting period of $1.80.

Pension Benefits
Our named executive officers hired or rehired before January 1, 2020 (Messrs. Doyle and Ryan and Mses. Karuturi and Harkel-Rumford) are eligible for pension benefits under a tax-qualified defined benefit pension plan—the CenterPoint Energy Retirement Plan. In addition, our named executive officers who are eligible to accrue benefits under the CenterPoint Energy Retirement Plan are also eligible to accrue benefits under a benefit restoration plan, which is also a defined benefit plan. Participants are fully vested in both plans after three years of service. For all employees hired on or after January 1, 1999 but prior to January 1, 2009 (including Ms. Harkel-Rumford), participants accumulated a retirement benefit based upon a cash balance formula of four percent of base salary and short-term incentive compensation through December 31, 2008. For all employees hired prior to January 1, 1999 (including Mr. Doyle), benefits accrued based on a participant’s years of service, final average pay and covered compensation through December 31, 2008. Beginning January 1, 2009, final average pay formula benefits under the retirement plan were frozen as to any future accruals. The lump sum value of the age-65 annuity for all final average pay formula participants was calculated using an interest conversion rate of 4.52% as of December 31, 2008. This lump sum amount will continue to grow annually with interest, based on the 30-year Treasury rate from the prior November, until commencement of the benefit. The participant’s benefit through December 31, 2008 is the greatest of (i) this lump sum value, (ii) the final average pay benefit and (iii) the cash balance benefit. For periods after December 31, 2008, the retirement benefit is based on a cash balance formula of five percent of base salary and short-term incentive compensation.
Benefits that may not be provided under the retirement plan because of Internal Revenue Code annual limits on benefits and compensation are made in a bookkeeping account under the benefit restoration plan. This excess benefit amount is determined based on the final average pay formula and the cash balance formula under the retirement plan, as applicable. To comply with the
CenterPoint Energy, Inc. 2024 Proxy Statement	64

requirements under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Benefit Restoration Plan (CNP Benefit Restoration Plan) for excess benefits that accrued or vested after 2004. This plan is subject to Section 409A. Benefits accrued under this plan are generally paid in a lump sum following the participant’s separation from service. All of our named executive officers who are eligible for the Retirement Plan also participate in this plan and will generally receive payments in a lump sum form under this plan. Benefit payments for our named executive officers and other key employees will be delayed for six months to comply with Section 409A of the Internal Revenue Code. The CNP Benefit Restoration Plan does not provide any past service credits or accelerated service benefits.
The table below provides information regarding our named executive officers’ accumulated benefits under our retirement and benefit restoration plans.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during 2023 ($)
Cash Balance Formula(1)
Karuturi	Retirement Plan	9.4	100,916	—
	CNP Benefit Restoration Plan	9.4	113,625	—
Ryan	Retirement Plan	14.1	158,844	—
	CNP Benefit Restoration Plan	14.1	111,210	—
Harkel-Rumford	Retirement Plan	24.5	431,966	—
	CNP Benefit Restoration Plan	24.5	136,539	—
Final Average Pay Formula(2)
Doyle	Retirement Plan	28.9	388,465	—
	CNP Benefit Restoration Plan	28.9	—	188,973

(1)
The benefits for Mses. Karuturi and Harkel-Rumford and Mr. Ryan are based solely on the cash balance formula under the retirement plan. Interest accrues in the current year at the average annual interest rate for 30-year Treasury Securities as reported daily during the previous November based upon the account balance as of the end of the previous year. The interest rate for the 2023 plan year was 3.99%.

Mses. Karuturi and Harkel-Rumford and Mr. Ryan accrued an excess benefit amount under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply.
The present values for Mses. Karuturi and Harkel-Rumford and Mr. Ryan were calculated based on benefits accrued through December 31, 2023 payable at age 65. Account balances are assumed to accumulate interest credits until age 65 at 3.00%. Since this is a cash balance plan, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming an interest rate of 4.95% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the PRI-2012 Mortality Table projected using Scale MP-2021, and the interest rate for discounting payments back to December 31, 2023 is 4.95%.
(2)
Through December 31, 2008, Mr. Doyle accrued benefits based on years of service, final average pay and covered compensation, which we refer to as final average pay (FAP) formulas.

For Mr. Doyle, final average pay means the highest base salary plus overtime, commissions, and bonuses for the 36 consecutive months out of the 120 consecutive months immediately preceding the earlier of retirement or December 31, 2008. This FAP retirement plan benefit is calculated under the following formula:
1.25% x FAP x Service + [0.65% x (FAP—Social Security Covered Compensation) x Service]
In this final average pay formula, the maximum service applicable to the portion of the benefit attributable to FAP in excess of Social Security Covered Compensation is 35 years. The benefit is reduced for early retirement if retirement occurs before age 65. Early retirement subsidies are provided for retirement at age 55 or older.
Mr. Doyle also accrued a benefit under the benefit restoration plan based on the applicable FAP formula as if the Internal Revenue Code limits did not apply. Beginning in 2009, Mr. Doyle accrued a benefit under the benefit restoration plan based on the cash balance formula as if the Internal Revenue Code compensation limits did not apply.
The present values for Mr. Doyle were calculated based on benefits accrued through December 31, 2023 assuming retirement at the earliest reduced age. The calculation assumes the participant is 30% likely to commence the benefit in the form of a single life annuity and 70% likely to elect a lump sum distribution. The single life annuity is the normal form of benefit under the plan. Mortality assumptions for discounting annuities are based on the PRI-2012 Mortality Table projected using Scale MP-2021 and an interest rate of 4.95%. The lump sum distribution for benefits accrued through December 31, 2008 is calculated as the greater of the cash balance amount and the present value of the accrued benefit commencing at age 65 assuming an interest rate of 4.95% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. The interest rate for discounting payments back to December 31, 2023 was 4.95%. These assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023.
Savings Plan and Savings Restoration Plans
Under our savings plan, our named executive officers may contribute up to 50% of their plan-eligible compensation as pre-tax or Roth contributions. They may also contribute up to 16% of eligible pay as after-tax contributions. In addition, we make employer matching contributions of 100% of the first 6% of eligible pay our named executive officers contribute under the plan. For our named executive officers hired or rehired on or after January 1, 2020 (Messrs. Lesar, Wells, and Foster), in lieu of eligibility under the defined benefit pension plans, we also make employer nonelective contributions of 3% of eligible pay. Payment options
CenterPoint Energy, Inc. 2024 Proxy Statement	65

under the savings plan include (i) a lump sum payment; (ii) annual, semi-annual, quarterly or monthly installments over a period elected by the participant, not to exceed ten years; (iii) a partial cash distribution of the participant’s account balance or (iv) a rollover of the account. Once the annual compensation limit under the Internal Revenue Code is reached in the savings plan, employer contributions are made in a bookkeeping account under the savings restoration plan. To comply with the provisions under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Savings Restoration Plan (CNP Savings Restoration Plan) for all benefits earned or vested from and after 2005, and this plan is subject to Section 409A. Benefits under this plan are paid in a lump sum following the participant’s separation from service, and all of our named executive officers participate in this plan. Benefit payments for our named executive officers and other key employees will be delayed for six months following the separation from service to comply with Section 409A of the Internal Revenue Code, unless the separation from service is due to death. Benefits earned and vested prior to 2005 are payable under the 1991 CenterPoint Energy Savings Restoration Plan (1991 Savings Restoration Plan), and no new benefits are provided from and after 2005 under this plan. The 1991 Savings Restoration Plan is not subject to Section 409A, and benefits are paid under this plan at the same time and in the same form and manner as distributions payable from the savings plan. Earnings on both restoration plans are based on each participant’s annual rate of return on their account in the savings plan. Participants are not permitted to make voluntary deferrals into either savings restoration plan.
Deferred Compensation Plans
Prior to January 1, 2023, our deferred compensation plan permitted eligible key employees to elect voluntarily each year to defer a percentage of up to 90% of salary and/or short-term incentive compensation. The plan was frozen as of January 1, 2023 such that no further compensation may be deferred under the plan after that date. However, interest continues to accrue on prior deferrals at the rate described below.
The Company amended the Deferred Compensation Plan as of December 31, 2007, renamed it the 1989 Deferred Compensation Plan and froze the plan to new participants and benefit accruals as of December 31, 2007. Effective January 1, 2008, obligations with respect to deferrals under the 1989 Deferred Compensation Plan after December 31, 2004, along with all associated earnings were transferred to and are paid from the 2005 Deferred Compensation Plan, which was adopted effective as of January 1, 2008, to replace the 1989 Deferred Compensation Plan. References to our deferred compensation plan include both our 2005 Deferred Compensation Plan, which covers amounts subject to Section 409A, as well as our 1989 Deferred Compensation Plan, which covers amounts which are exempt from Section 409A. Under the terms of our deferred compensation plan, interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.
Participants in the plan could elect at the time of their deferral election to receive distributions of their deferred compensation and interest in three ways:
•
an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 65);

•
a lump sum distribution upon termination of employment on or after age 55; or

•
15 annual installments commencing upon termination of employment on or after age 55.

If a participant terminates employment prior to age 55, a lump sum distribution of his or her deferral amount plus interest, calculated using the Moody’s rate and excluding the additional two percentage points, will be made regardless of his or her form of election. For deferrals under the 2005 Deferred Compensation Plan, if a participant terminates employment on or after age 55, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her termination or 15 annual installments commencing upon his or her separation from service. However, benefit payments for our named executive officers and other key employees will not be paid earlier than six months after separation from service (other than by reason of death) to comply with Section 409A of the Internal Revenue Code.
For deferrals under the 1989 Deferred Compensation Plan, if a participant terminates employment from and after age 55 but prior to age 60, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her separation from service or 15 annual installments commencing upon his or her separation from service. If a participant terminates employment after age 60 under the 1989 Deferred Compensation Plan, the deferral amount plus interest, including the additional two percent, will be paid in accordance with the participant’s distribution elections after he or she reaches age 65.
Each of our deferred compensation plans discussed above is a nonqualified, unfunded plan, and the employees are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under any of these plans. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” for information on funding of the plans upon a change in control.
CenterPoint Energy, Inc. 2024 Proxy Statement	66

Nonqualified Deferred Compensation Table
The following table provides information with respect to benefits under the deferred compensation plans and the savings restoration plans.
Name	Plan Name	Executive Contributions in 2023 ($)	Registrant Contributions in 2023(1) ($)	Aggregate Earnings in 2023(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2023(3) ($)
Lesar	CNP Savings Restoration Plan	—	411,347	265,635	—	1,306,525
Wells	CNP Savings Restoration Plan	—	134,919	51,734	—	349,910
Foster	CNP Savings Restoration Plan	—	9,312	1,399	—	10,710
Karuturi	CNP Savings Restoration Plan	—	62,117	37,019	—	230,332
Ryan	2005 Deferred Compensation Plan	—	—	1,004	—	14,548
	CNP Savings Restoration Plan	—	54,411	42,288	—	249,377
Harkel-Rumford	CNP Savings Restoration Plan	—	36,193	17,500	—	156,057
	1991 Savings Restoration Plan	—	—	665	—	5,928
Doyle	2005 Deferred Compensation Plan	—	—	(34,586)	(511,009)	—
	CNP Savings Restoration Plan	—	—	5,024	(230,805)	—

(1)
The Registrant Contributions in 2023 column for the savings restoration plan include employer contributions that could not be made to the savings plan due to limitations under the Internal Revenue Code. Our contributions to the savings plan and savings restoration plan for the named executive officers are also included in the footnote to the All Other Compensation column of the Summary Compensation Table.

(2)
For the deferred compensation plans, Aggregate Earnings in 2023 consist of earnings on prior plan deferrals. For Messrs. Doyle and Ryan, who are the only named executive officers with balances under the deferred compensation plans during 2023, the 2023 interest rate for the 2005 Deferred Compensation Plan was 7.41% with interest compounded annually; however, Mr. Doyle forfeited the additional 2% interest for 2023 and as previously credited for prior years because he was not at least 55 years of age when he separated from service.

For the savings restoration plans, Aggregate Earnings in 2023 include gains and losses determined based on the participant’s balances as of January 1, 2023 plus any employer contributions credited for that year. The gains and losses are calculated using the annualized rate of return for the participant’s account in the plans based on the investment funds selected by the participant.
(3)
Mr. Doyle’s account balances were paid in 2023 in connection with his separation. Of the aggregate account balance paid, $38,028 had previously been reported as compensation in the Summary Compensation Table got 2021 and 2022.

Potential Payments upon Change in Control or Termination
Our Board adopted a change in control plan to ensure consistency of officer benefits and to simplify administration, which was effective January 1, 2015, and was subsequently amended and restated, effective May 1, 2017 (the plan). All of our named executive officers are participants in the plan.
The change in control plan provides for payments and other benefits in the event a covered termination of employment occurs within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after the completion of a transaction that effects a change in control. A “change in control” will be deemed to occur under the plan if:
•
any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless these securities are acquired directly from CenterPoint Energy as part of a merger or consolidation and following the merger or consolidation the conditions for an exclusion from a merger or consolidation event described below are met;

•
the members of our Board on the effective date of the plan, and successors designated as provided in the agreement, cease to constitute a majority of the Board;

•
approval by the shareholders of (or if there is no such approval, consummation of) a merger or consolidation of, or involving, CenterPoint Energy unless:

•
more than 70% of the surviving corporation’s outstanding voting securities are owned by former shareholders of CenterPoint Energy,

•
if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of the business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

CenterPoint Energy, Inc. 2024 Proxy Statement	67

•
no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•
a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or

•
approval by the shareholders of (or if there is no such approval, consummation of) a sale or disposition of 70% or more of CenterPoint Energy’s assets unless:

•
individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity), and

•
a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity) were members of our Board immediately prior to the asset sale.

Under the plan, a covered termination occurs if the officer’s employment is terminated within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period under the plan. “Good reason” means any of the following: (a) a failure to maintain the officer in his or her position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a material reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits other than a reduction that applies generally to all covered employees; (e) a material reduction in the officer’s overall compensation opportunities under the short-term incentive plan, a long-term incentive plan or other equity plan; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors’ and officers’ liability insurance covering the officer.
The plan provides that we would pay our named executive officers experiencing a covered termination of employment a lump sum amount equal to (i) three times, in the case of Messrs. Wells and Lesar (or two times for Mr. Wells prior to his appointment as Chief Executive Officer), and (ii) two times, in the case of Messrs. Foster and Doyle and Mses. Karuturi and Harkel-Rumford, the sum of the officer’s base salary plus short-term incentive award at target, if applicable.
For officers who are not age 55 or older with five years of service (which includes Messrs. Lesar, Wells, Foster, Ryan, and Doyle and Mses. Karuturi), the plan also provides for a prorated short-term incentive lump sum payment based on the officer’s annualized base pay as of the date of termination multiplied by his or her short-term incentive target and is prorated based on the number of days he or she was employed during the performance year. In addition, Messrs. Ryan and Doyle and Mses. Karuturi and Harkel-Rumford will be entitled to a benefit equal to two additional years of pay credits under the cash balance formula under the retirement plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the benefit restoration plan is paid. The plan provides a similar benefit for officers who are not eligible to participate in the retirement plan. Messrs. Wells and Lesar will be entitled to a benefit equal to three additional years (or two additional years for Mr. Wells prior to his appointment as Chief Executive Officer), and Mr. Foster will be entitled to a benefit equal to two additional years, of employer nonelective contributions under the savings plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the savings restoration plan is paid. In addition, the plan provides for welfare benefits for a period of two years, career transition placement services and the reimbursement of legal fees incurred related to the severance. With respect to awards granted under the long-term incentive plan, such awards are not subject to the plan and are governed by the long-term incentive plan and applicable award agreements.
Due to Messrs. Lesar and Doyle’s departures from the Company, they are no longer eligible to receive any payments upon a change in control under the plan.
Our plan does not include any excise tax gross-up payment provisions. Under our plan, the executive’s total change in control payment is automatically reduced to the minimum extent necessary to prevent triggering the excise tax, but only if the after-tax benefit of the reduced payment exceeds the after-tax benefit if the payment was not reduced. If the payment is not reduced, the officer will be liable for any excise tax due under Section 4999.
An officer must sign a waiver and release in connection with any claims relating to the executive’s employment with or separation from the Company prior to receiving any benefits under the plan. The plan provides that for one year following a covered termination, an officer is prohibited from hiring or soliciting any employees to leave our employment or solicit or attempt to solicit the business of any of our customers or acquisition prospects. In addition, for one year following a covered termination, an officer is prohibited, without prior written consent, from engaging in any business or accepting employment with or rendering services to a business that is in competition with us. These non-solicit and non-compete restrictions are limited to a 50-mile radius around any geographical area in which we engage (or have a definite plan to engage) in operations or marketing of products or services at the time of the officer’s covered termination.
CenterPoint Energy, Inc. 2024 Proxy Statement	68

Change in control provisions in awards under our current long-term incentive plan. Awards granted under the long-term incentive plan are not subject to the plan and are governed by the long-term incentive plan and the applicable award agreements. The different outstanding award types under the long-term incentive plan are treated as follows:
Stock Awards. For all outstanding stock awards (other than the buy-out award granted to Mr. Foster), “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or a covered termination of employment occurs. A covered termination of employment occurs for purposes of awards under the long-term incentive plan if the officer’s employment is terminated within two years after the completion of a transaction that effects a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined in the award agreement), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period set forth in the award agreement. “Good reason” for this purpose is defined in substantially the same manner as such term is defined in the change in control plan. The buy-out award granted to Mr. Foster do not provide for accelerated vesting upon a change in control but provide for accelerated vesting upon death, disability, termination of employment without cause (as defined in the award agreement).
Performance Share Units. For all outstanding performance share units, “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or if a covered termination of employment occurs (as described above for stock awards).
Executive Severance Guidelines. We do not maintain individual employee agreements or a separate non-change-in-control severance plan for executives. However, in response to shareholder feedback, the Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments made to our named executive officers. The guidelines do not entitle any executive to severance benefits upon termination. The Compensation Committee continues to have discretion to determine the eligibility of a named executive officer for severance benefits and the amounts of any benefits. Under the guidelines, severance payments are to be made only upon a named executive officer’s involuntary termination without cause, and if a cash severance payment is determined to be appropriate, such payment may not exceed, absent compelling reasons, the sum of (i) one and one-half (1.5) times (or in the case of the Chief Executive Officer, two (2) times) annual base salary, with the actual multiplier determined based on relevant factors such as years of service, and (ii) the executive’s target short-term incentive award. An additional amount may also be paid to compensate for any short-term incentive award forfeited due to the executive’s termination. Additional amounts or benefits may also be provided as deemed appropriate to reasonably compensate the executive for the loss of active employee welfare benefits, financial services, or other benefits or for relocation expenses, and reasonable outplacement services may be provided. The guidelines do not apply to payments or benefits payable under any separate benefit plan or agreement, such as awards under our long-term incentive plan. Further, in the event of a covered termination under the change in control plan, the guidelines will not apply, and the change in control plan will govern.
EXECUTIVE	BASE PAY MULTIPLIER	MAXIMUM CASH SEVERANCE PAYMENT UNDER EXECUTIVE SEVERANCE GUIDELINES(1)
Chief Executive Officer	2x	Two (2) times annual base salary plus target short- term incentive award
Non-CEO Named Executive Officer	1.5x	One and a half (1.5) times annual base salary plus target short-term incentive award

(1)
The executive severance guidelines also permit the payment of certain other compensation and benefits, as appropriate, in addition to the cash severance payment, as described above.

CenterPoint Energy, Inc. 2024 Proxy Statement	69

Payments in the event of change in control. The table below presents amounts that would have been payable and the value of the benefits provided under the change in control plan assuming a covered termination of employment occurred on December 31, 2023 following a change of control. The numbers in the table have been rounded to the nearest one thousand dollars.
Type of Payment	Lesar	Wells	Foster	Karuturi	Ryan	Harkel- Rumford
Severance amount	$11,475,000	$4,214,000	$2,520,000	$2,520,000	$1,734,000	$1,564,000
Retention amount(1)	$338,000	—	—	—	—	—
Short-term Incentive Plan(2)	$2,325,000	$1,127,000	$560,000	$560,000	$357,000	$322,000
Long-term Incentive Plan:(3)
Performance Share Units (Unvested)	$14,585,000	$4,417,000	$1,312,000	$2,298,000	$1,887,000	$1,254,000
Performance Share Units (Vested)(4)	$8,573,000	$1,769,000	—	$1,026,000	$862,000	$636,000
Stock awards (Unvested)	$7,719,000	$2,062,000	$4,160,000	$1,108,000	$914,000	$630,000
Stock awards (Vested)	$17,884,000	—	—	—	—	—
Benefit restoration plan(5)	—	—	—	$301,000	$258,000	$216,000
Savings restoration plan(6)	$441,000	$110,000	$26,000	—	—	—
Health and welfare benefits	$24,000	$25,000	$26,000	$39,000	$20,000	$25,000
Outplacement	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000
Total benefit and payment	$63,372,000	$13,732,000	$8,612,000	$7,860,000	$6,040,000	$4,655,000

(1)
Amounts shown consist of the cash payment payable to Mr. Lesar under his Retention Incentive Agreement upon a termination of employment without cause or a resignation for good reason of any amounts accrued through December 31, 2023 under the Dividend Equivalent Award, which amount vested and was payable as of December 31, 2023 regardless of whether Mr. Lesar terminated employment or whether a change in control occurred, as set forth in the Retention Incentive Agreement. The Retention Incentive Agreement also provides for the payment of Mr. Lesar’s expenses to maintain an office and administrative assistant for five years following his termination without cause or resignation for good reason, the value of which is not included in the amount shown as the cost of such expenses will not be known until incurred. The Retention Incentive Agreement provides for these payments upon any termination of employment without cause or resignation for good reason regardless of whether a change in control has occurred.

(2)
Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies the retirement provisions under the plan. If the individual terminates employment during the plan year, he or she is eligible for a pro-rata payment at the target level of achievement, without regard to whether it is preceded by a change in control, based on his or her eligible compensation multiplied by his or her short-term incentive target. Refer to “—Payments upon termination of employment.”

(3)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 29, 2023, which was $28.57. The payments are determined as described under “—Change in control provisions in awards under our current long-term incentive plan.” Amounts shown are calculated based on a target level of achievement of any applicable performance goals. Amounts shown for stock awards for Mr. Lesar include the retention award of 600,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement that remained outstanding on December 31, 2023, but that were fully vested and payable on such date regardless of whether Mr. Lesar terminated employment or whether a change in control occurred, as set forth in the award agreements. Amounts shown for the long-term incentive plan in this table include amounts in the “Payments upon termination of employment” table below.

(4)
Amounts shown include PSUs granted in 2021 that vested on December 31, 2023, which were payable regardless of whether the officer terminated employment or whether a change in control occurred, as set forth in the award agreements.

(5)
Amounts shown consist of the increase in cash balance accounts that would result from crediting an additional two years of pay credits under the cash balance formula for Mr. Ryan and Mses. Karuturi and Harkel-Rumford.

(6)
Amounts shown consist of a benefit equal to an additional three years of employer nonelective contributions under the savings plan for Mr. Lesar and two years for Messrs. Wells and Foster.

Upon a change in control, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon a change in control, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).
Payments upon termination of employment. Certain benefits are payable to a named executive officer upon his or her termination of employment other than in the event of a change in control as described above. The table below presents information on the value of short-term and long-term incentive benefits at the target level of achievement that would be provided if a named executive officer terminated employment as of December 31, 2023. The numbers in the table have been rounded to the nearest one thousand dollars. With respect to payments and other benefits received by Mr. Doyle in connection with his departure from the
CenterPoint Energy, Inc. 2024 Proxy Statement	70

Company in January 2023, see “Compensation Discussion and Analysis—Executive Summary—Continued Execution of Succession Planning—Streamlined Organizational Structure—January 2023.”
Type of Payment	Lesar	Wells	Foster	Karuturi	Ryan	Harkel- Rumford
Retention amount(1)	$338,000	—	—	—	—	—
Short-term Incentive Plan(2)	—	—	—	—	—	$322,000
Long-term Incentive Plan:(3)
Performance Share Units (Unvested)	$7,217,000	—	—	—	—	$603,000
Performance Share Units (Vested)(4)	$8,573,000	$1,769,000	—	$1,026,000	$862,000	$636,000
Stock Awards (Unvested)	$4,934,000	—	$3,725,000	—	—	$386,000
Stock Awards (Vested)	$17,884,000	—	—	—	—	—
Total	$38,946,000	$1,769,000	$3,725,000	$1,026,000	$862,000	$1,947,000

(1)
Amounts consist of the cash payment payable to Mr. Lesar under his Retention Incentive Agreement upon a termination of employment without cause or a resignation for good reason of any amounts accrued through December 31, 2023 under the Dividend Equivalent Award, which amount vested and was payable as of December 31, 2023 regardless of whether Mr. Lesar terminated employment, as set forth in the Retention Incentive Agreement. The Retention Incentive Agreement also provides for the payment of Mr. Lesar’s expenses to maintain an office and administrative assistant for five years following his termination without cause or resignation for good reason, the value of which is not included in the amount shown as the cost of such expenses will not be known until incurred.

(2)
Under the terms of our short-term incentive plan, an individual age 55 with five years of service satisfies the retirement provisions under the plan. If the individual terminates employment during the plan year, he or she is eligible for a pro-rata plan distribution at the target level of achievement based on eligible compensation multiplied by his or her short-term incentive target.

(3)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 29, 2023, which was $28.57. Under the terms of our long-term incentive awards (other than the retention awards granted to Mr. Lesar and any sign-on or buy-out awards), an individual age 55 with five years of service (or, for Mr. Lesar, at least three years of service) satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution. Such distribution is based on the number of days employed in the performance cycle for performance share units or in the vesting period for stock awards and the actual level of achievement of any applicable performance goals. All amounts above have been calculated assuming the target level of achievement. Amounts shown for stock awards for Mr. Lesar include the retention award of 600,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement that remained outstanding on December 31, 2023, which were fully vested and payable on such date regardless of whether Mr. Lesar terminated employment, as set forth in the award agreements.

(4)
Amounts shown include PSUs granted in 2021 that vested on December 31, 2023, which were payable regardless of whether the officer terminated employment, as set forth in the award agreements.

Upon termination of employment, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon termination of employment, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.
Payments upon termination due to death. The table below presents information on the value of the benefits payable if a named executive officer had died on December 31, 2023. The numbers in the table have been rounded to the nearest one thousand dollars. The beneficiaries would have been entitled to the following amounts:
Type of Payment	Lesar	Wells	Foster	Karuturi	Ryan	Harkel- Rumford
Retention amount(1)	$338,000	—	—	—	—	—
Short-term Incentive Plan(2)	$2,325,000	$1,127,000	$560,000	$560,000	$357,000	$322,000
Long-term Incentive Plan(3)
Performance Share Units (Unvested)	$14,585,000	$4,417,000	$1,312,000	$2,298,000	$1,887,000	$1,254,000
Performance Share Units (Vested)(4)	$8,573,000	$1,769,000	—	$1,026,000	$862,000	$636,000
Stock Awards (Unvested)	$7,719,000	$2,062,000	$4,160,000	$1,108,000	$914,000	$630,000
Stock Awards (Vested)	$17,884,000	—	—	—	—	—
Executive life insurance plan
Basic life insurance(5)	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000
Total	$51,474,000	$9,425,000	$6,082,000	$5,042,000	$4,070,000	$2,892,000

(1)
Amounts consist of the cash payment payable to Mr. Lesar under his Retention Incentive Agreement upon his death of any amounts accrued through December 31, 2023 under the Dividend Equivalent Award, which amount vested and was payable as of December 31, 2023 regardless of Mr. Lesar’s death, as set forth in the Retention Incentive Agreement.

(2)
Under the terms of our short-term incentive plan, an individual who dies during the plan year is eligible for a pro rata plan distribution at the target level of achievement based on eligible compensation multiplied by his or her short-term incentive target.

CenterPoint Energy, Inc. 2024 Proxy Statement	71

(3)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 29, 2023, which was $28.57. Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who dies prior to vesting is eligible for a full distribution of the award, based on the target level of achievement of any applicable performance goals. Amounts shown for stock awards for Mr. Lesar include the retention award of 600,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement that remained outstanding on December 31, 2023, which were fully vested and payable on such date regardless of Mr. Lesar’s death, as set forth in the award agreements.

(4)
Amounts shown include PSUs granted in 2021 that vested on December 31, 2023, which were payable regardless of the officer’s death, as set forth in the award agreements.

(5)
Amounts payable by third party insurance providers.

Each named executive officer’s beneficiaries would also be entitled to receive payment for any fully vested benefits to which they are entitled under the terms of the applicable plan or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.
Payments upon disability. If a named executive officer becomes disabled as defined under our long-term disability plan on December 31, 2023, he or she would receive the payments stated in the table below. The numbers in the table have been rounded to the nearest one thousand dollars.
Type of Payment	Lesar	Wells	Foster	Karuturi	Ryan	Harkel- Rumford
Retention amount(1)	$338,000	—	—	—	—	—
Short-term Incentive Plan(2)	$2,325,000	$1,127,000	$560,000	$560,000	$357,000	$322,000
Long-term Incentive Plan(3)
Performance Share Units (Unvested)	$14,585,000	$4,417,000	$1,312,000	$2,298,000	$1,887,000	$1,254,000
Performance Share Units (Vested)(4)	$8,573,000	$1,769,000	—	$1,026,000	$862,000	$636,000
Stock Awards (Unvested)	$7,719,000	$2,062,000	$4,160,000	$1,108,000	$914,000	$630,000
Stock Awards (Vested)	$17,884,000	—	—	—	—	—
Long-term Disability Per Month(5)	$20,000	$20,000	$20,000	$20,000	$20,000	$19,000
Total	$51,444,000	$9,395,000	$6,052,000	$5,012,000	$4,040,000	$2,861,000

(1)
Amounts consist of the cash payment payable to Mr. Lesar under his Retention Incentive Agreement upon his disability of any amounts accrued through December 31, 2023 under the Dividend Equivalent Award, which amount vested and was payable as of December 31, 2023 regardless Mr. Lesar’s disability, as set forth in the Retention Incentive Agreement.

(2)
Under the terms of our short-term incentive plan, an individual who becomes disabled as defined under our long-term disability plan during the plan year is eligible for a pro rata plan distribution at the target level of achievement based on eligible compensation multiplied by his or her short-term incentive target.

(3)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 29, 2023 which was $28.57. Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who separates from service due to disability prior to vesting is eligible for a full distribution of the award, based on the target level of achievement of any applicable performance goals. Amounts shown for stock awards for Mr. Lesar include the retention award of 600,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement that remained outstanding on December 31, 2023, which were fully vested and payable on such date regardless of Mr. Lesar’s disability, as set forth in the award agreements.

(4)
Amounts shown include PSUs granted in 2021 that vested on December 31, 2023, which were payable regardless of the officer’s disability, as set forth in the award agreements.

(5)
Amounts payable by third party insurance providers.

Upon becoming disabled as defined under our long-term disability plan, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon disability, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.
Rabbi Trust
We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants under our deferred compensation plans, benefit restoration plans, savings restoration plans, long-term incentive plan agreements, in some instances, and change in control plan, in which our named executive officers participate. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the covered plans or when required by our Benefits Committee, which consists of officers of the Company. If there is a change in control (defined in substantially the same manner as in the change in control plan described under “Potential Payments upon Change in Control or Termination”), the grantor trust must be fully funded, within 30 days following the change in control, with an amount equal to the entire benefit to which
CenterPoint Energy, Inc. 2024 Proxy Statement	72

each participant would be entitled under the covered plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries but remain subject to the claims of general creditors under applicable state and federal law.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, as adopted pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing information about the relationship between compensation actually paid to our named executive officers and each of the following company performance measures, which, in the company’s assessment, are also the most important financial performance measures used for the most recently completed fiscal year to link compensation actually paid to our named executive officers to company performance:
Most Important Financial Performance Measures
Cumulative total shareholder return (TSR)	Net income	Adjusted EPS (company-selected financial performance measure)
Information for each of the last four completed fiscal years is shown in the table below for each principal executive officer (“PEO”) and for our non-PEO named executive officers (“Non-PEO NEOs”) as averages.
	PEO Pay(1)						Non-PEO NEOs Pay(2)		Value of Initial Fixed $100 Investment Based on:		Other Performance Measures
	Summary Compensation Table Total			Compensation “Actually Paid”(3)			Average Summary Compensation Table Total Compensation	Average Compensation “Actually Paid”(3)	Total Shareholder Return (TSR)(4)	“Peer Group” Total Shareholder Return (TSR)(4)	Net Income(5) ($ in millions)	Company- Selected Measure- Adjusted EPS(6)
Year	Lesar	Somerhalder	Prochazka	Lesar	Somerhalder	Prochazka
2023	$16,204,475			$24,939,494			$4,304,023	$4,780,554	$117.0	$97.5	$867	$1.50
2022	$13,943,974			$29,628,764			$2,551,102	$4,418,767	$119.5	$111.2	$1,008	$1.38
2021	$37,809,810			$52,998,434			$8,318,875	$10,539,727	$108.7	$113.9	$1,391	$1.27
2020	$11,946,295	3,075,656	6,656,290	$13,546,218	$3,066,727	$5,704,640	$2,812,497	$2,201,357	$82.1	$99.4	$(949)	$1.17

(1)
Our PEOs during the last four completed fiscal years were Scott Prochazka, John Somerhalder II, and David Lesar. Messrs. Prochazka, Somerhalder and Lesar were each PEOs in 2020. Mr. Lesar was the only PEO for years 2021, 2022, and 2023.

(2)
Our Non-PEO NEOs for the last four completed fiscal years are as follows:

For 2023, Jason Wells, Scott Doyle, Christopher Foster, Monica Karuturi, Jason Ryan, and Lynne Harkel-Rumford
For 2022, Jason Wells, Scott Doyle, Monica Karuturi, and Gregory Knight;
For 2021, Jason Wells, Scott Doyle, Kenneth Mercado, Monica Karuturi, and Milton Carroll; and
For 2020, Jason Wells, Milton Carroll, Kristie Colvin, Scott Doyle, Gregory Knight, Xia Liu, and Joseph Vortherms.
(3)
The amounts for the non-PEO NEOs are provided as averages. For purposes of these adjustments, PSUs based on a TSR performance objective, whether vested, unvested, or forfeited, were valued using Monte Carlo simulation. PSUs based on a non-TSR performance objective, whether vested, unvested, or forfeited, were valued using the closing trading price for CenterPoint Energy common stock on the applicable valuation date and assuming projected achievement as of the end of the fiscal year. Compensation “actually paid” for each fiscal year is the total compensation reported in the Summary Compensation Table for that year adjusted by the following amounts:

Actually Paid Adjustments	2023
	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$16,204,475	$4,304,023
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(9,900,034)	$(2,325,001)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$(18,649)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$22,661
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$11,939,585	$2,604,465
Increase for Fair Value of Awards Granted During Year that Vest During Year	$5,714,000	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$922,748	$129,270
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$(419,558)	$7,364
CenterPoint Energy, Inc. 2024 Proxy Statement	73

Actually Paid Adjustments	2023
	PEO	Average Non-PEO NEOs
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$478,279	$56,420
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—
Total Compensation Actually Paid	$24,939,494	$4,780,554
Actually Paid Adjustments	2022
	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$13,943,974	$2,551,102
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(8,481,240)	$(1,336,621)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$31,373
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$15,906
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$12,542,520	$1,976,680
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$1,550,496	$127,670
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$5,034,164	$523,494
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$5,038,851	$529,165
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—
Total Compensation Actually Paid	$29,628,764	$4,418,767
Actually Paid Adjustments	2021
	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$37,809,810	$8,318,875
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(33,359,999)	$(1,563,500)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$(31,811)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$16,623
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$41,286,596	$2,575,657
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$1,063,262	$143,224
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$53,451	$173,972
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$6,145,315	$968,869
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	$(62,183)
Total Compensation Actually Paid	$52,998,434	$10,539,727
CenterPoint Energy, Inc. 2024 Proxy Statement	74

Actually Paid Adjustments	2020
	PEO			Average Non- PEO NEOs
	Lesar	Somerhalder	Prochazka
Summary Compensation Table (SCT) Total	$11,946,295	$3,075,656	$6,656,290	$2,812,497
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(8,169,996)	$(2,272,619)	—	$(1,608,708)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$(8,929)	$1,008,367	$(59,849)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	—	$140,749	$14,403
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$9,382,862	—	—	$1,305,346
Increase for Fair Value of Awards Granted During Year that Vest During Year	$149,996	$2,272,619	—	$71,428
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$237,061	—	$528,003	$79,014
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	—	—	$(777,086)	$(82,302)
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	—	—	$(1,283,285)	$(117,485)
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—	$(568,399)	$(212,986)
Total Compensation Actually Paid	$13,546,218	$3,066,727	$5,704,640	$2,201,357

(4)
Cumulative TSR is determined for the measurement period starting 12/31/2019 and ending on 12/31/2023, 12/31/2022, 12/31/2021, and 12/31/2020, respectively. Peer group TSR is weighted based on market capitalization as of 12/31/2019 and is based on PHLX Utility Sector Index (UTY) TSR sourced from FactSet.

(5)
Amounts shown are consolidated net income reported pursuant to GAAP in our annual report on Form 10-K.

(6)
The company-selected measure represents what the company believes is the most important financial performance measure (other than company TSR or net income) used to link company performance and the compensation actually paid to our named executive officers. The company-selected measure is Adjusted EPS. An EPS financial measure aligns with our commitment to return value to investors through earnings and dividends paid. Adjusted EPS is a non-GAAP metric which includes net income from electric and natural gas segments, as well as after tax corporate and other operating income and corporate overhead and adjusted for certain factors to reflect what we consider to be our fundamental business performance. Adjusted EPS excludes, among other items, earnings and losses from the change of value of ZENS and related securities, income and expenses related to ownership and disposal of certain midstream units, a corresponding amount of debt related to the units and allocation of associated corporate overhead, gain and impact including expenses associated with certain mergers and divestitures and other potential impact, such as changes in accounting standards, impairments or unusual items, which could have a material impact on GAAP reported results. For a full list of adjustments and reconciliation of Adjusted GAAP to consolidated income (loss) available to common shareholders and diluted EPS, the nearest GAAP metrics, please see Appendix A.

The following graphics show the relationships between executive compensation actually paid and cumulative TSR, net income, and adjusted EPS for the last four completed fiscal years. Compensation actually paid to Non-PEO NEOs are shown as averages. The graphic that shows the relationship between executive compensation actually paid and cumulative TSR includes a comparison of cumulative TSR of the Company and cumulative TSR of the peer group over the same period.
CenterPoint Energy, Inc. 2024 Proxy Statement	75

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Lesar, our Chief Executive Officer for 2023.
For 2023, our last completed fiscal year:
•
the median of the annual total compensation of all employees of CenterPoint Energy, excluding Mr. Lesar, our Chief Executive Officer for 2023, was $115,722 and

•
the annual total compensation of Mr. Lesar, our Chief Executive Officer for 2023, as reported in the Summary Compensation Table, was $16,204,475.

Based on this information, for 2023, the ratio of Mr. Lesar’s annual total compensation to that of our median employee was approximately 140 to 1.
CenterPoint Energy, Inc. 2024 Proxy Statement	76

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and Mr. Lesar, our Chief Executive Officer for 2023, we took the following steps:
•
We selected November 1, 2022 as the date to identify our median employee, at which time our employee population consisted of approximately 9,100 individuals located in the United States. This population consisted of our full-time, part-time and temporary employees. The applicable SEC rules require us to identify a “median employee” only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Because there have been no changes in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure for 2023, we are using the same median employee for our 2023 pay ratio that we used for our 2022 pay ratio, although we have updated the calculation of the total compensation earned by that employee for 2023.

•
To identify the “median employee” from our employee population in 2022, we compared employees’ trailing twelve months total gross wages (consisting of base salary, short-term and long-term incentives, overtime and other compensation excluding imputed income) from our payroll records.

•
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. There has been no change in the median employee’s circumstances that we reasonably believe would result in a significant change in our pay ratio.

•
Using the median employee identified in 2022, we combined all of the elements of this employee’s compensation for 2023 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $115,722. With respect to the annual total compensation of Mr. Lesar, our Chief Executive Officer for 2023, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2023.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
CenterPoint Energy, Inc. 2024 Proxy Statement	77

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about CenterPoint Energy’s common stock that may be issued under our existing equity compensation plans as of December 31, 2023.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	7,086,019(2)	$—	14,473,188(3)
Equity compensation plans not approved by security holders	—	—	—
Totals	7,086,019	$—	14,473,188

(1)
Plans approved by shareholders consist of the 2009 Long-Term Incentive Plan, the 2022 Long-Term Incentive Plan, and the CenterPoint Energy, Inc. Stock Plan for Outside Directors. No future grants may be made under the 2009 Long-Term Incentive Plan.

(2)
Includes outstanding grants of 5,225,040 performance share units (which includes 1,823,528 shares at actual achievement for the 2021 performance cycle and assumes maximum performance is achieved for performance cycles commencing 2022 and later) and 1,860,979 shares issuable upon settlement of outstanding grants of stock awards.

(3)
The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance share units and performance stock. The shares remaining available for issuance generally may be used for any of these types of awards, except that the CenterPoint Energy, Inc. Stock Plan for Outside Directors provides only for awards of common stock.

CenterPoint Energy, Inc. 2024 Proxy Statement	78

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CenterPoint Energy’s proxy statement on Schedule 14A for its 2023 annual meeting, which is incorporated by reference in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, each as filed with the Securities and Exchange Commission.
Theodore F. Pound, Chair
Wendy Montoya Cloonan
Raquelle W. Lewis
Thaddeus J. Malik
Ricky A. Raven
Barry T. Smitherman
CenterPoint Energy, Inc. 2024 Proxy Statement	79

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CenterPoint Energy and is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit CenterPoint Energy’s financial statements. The Audit Committee is composed of five directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee Charter further describes the committee’s responsibilities and is available at https://investors.centerpointenergy.com/governance. During 2023, the Audit Committee met 7 times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Deloitte & Touche LLP, CenterPoint Energy’s independent registered public accounting firm (independent auditors), prior to public release.
In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and CenterPoint Energy that might reasonably be thought to bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board (PCAOB) requirements and (b) discussed with the independent auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees), and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
Management has the responsibility for the preparation of CenterPoint Energy’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2023, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report and the report and attestation of the independent auditors on internal control over financial reporting, based on the framework in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, in accordance with Section 404 of the Sarbanes-Oxley Act.
Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche LLP as CenterPoint Energy’s independent auditors for the fiscal year ending December 31, 2024.
Phillip R. Smith, Chair
Christopher H. Franklin
Thaddeus J. Malik
Theodore F. Pound
Barry T. Smitherman
CenterPoint Energy, Inc. 2024 Proxy Statement	80

PRINCIPAL ACCOUNTING FIRM FEES
Aggregate fees related to services provided to CenterPoint Energy as a consolidated entity for the fiscal years ended December 31, 2023 and 2022 by CenterPoint Energy’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.
	Year Ended December 31,
	2023	2022
Integrated audit of financial statements and internal control over financial reporting(1)	$5,778,500	$5,600,000
Audit-related fees(2)	1,634,000	1,117,000
Total audit and audit-related fees	7,412,500	6,717,000
Tax fees	—	—
All other fees(3)	2,051	2,051
Total fees	$7,414,551	$6,719,051

(1)
For 2023 and 2022, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements and internal control over financial reporting, statutory audits and regulatory filings.

(2)
For 2023 and 2022, amounts include fees for comfort letters, consents and various agreed-upon or expanded procedures related to accounting and/or billing records to comply with financial accounting or regulatory reporting matters.

(3)
Fees relate to a subscription-based service which provides the Company with access to benchmarking information and Deloitte research tools.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services
Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor. In addition to its approval of the audit engagement, the Audit Committee takes action at least annually to authorize the independent auditor’s performance of several specific types of services within the categories of audit-related services and tax services. Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor. Authorized tax services include compliance-related services such as services involving tax filings, as well as consulting services such as tax planning, transaction analysis and opinions. Services are subject to preapproval of the specific engagement if they are outside the specific types of services included in the periodic approvals covering service categories or if they are in excess of specified fee limitations. The Audit Committee may delegate preapproval authority to subcommittees.
During 2023, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.
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ITEM 2:
Ratification of Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to conduct the annual audit of CenterPoint Energy’s accounts for the fiscal year ending December 31, 2024. Deloitte & Touche LLP (and their predecessors) have served as the independent registered public accounting firm (independent auditor) for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of the shares of our common stock entitled to vote and voted for or against the matter. Abstentions will not affect the outcome of the vote on this item. We do not expect any broker non-votes. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider the appointment.
Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.
To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

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ITEM 3:
Advisory Vote on Executive Compensation
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers at the meeting. This item, commonly referred to as a “say-on-pay” vote, provides you, as a CenterPoint Energy shareholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.
The objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation and align the interests of our executives and shareholders. We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Highlights of our executive compensation program include the following:
•
Pay for Performance. The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the particular executive accomplish goals established by the Compensation Committee. While compensation targets will to a large extent reflect the market, actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance. The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

Target Compensation Mix as of December 31, 2023
(consisting of base salary, short-term incentives and long-term incentives)
*
Graphic represents compensation mix for 2023 for Mr. Lesar, who served as Chief Executive Officer in 2023, and a similar compensation mix is anticipated for Mr. Wells in 2024.

**
The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the Chief Executive Officer’s) target total direct compensation opportunities (approved by the Compensation Committee in 2023).

CenterPoint Energy, Inc. 2024 Proxy Statement	83

•
Market-Based Compensation Targets. We generally target the middle of the market (25th – 75th percentiles) for each major element of compensation for our named executive officers. To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in our peer companies. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Committee’s own qualitative assessment of the executive’s performance.

•
No Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed cash severance payments upon a termination of employment except pursuant to our change in control plan.

•
Change in Control Plan. Our Board of Directors approved a change in control plan, as amended and restated, effective May 1, 2017, which was further amended effective as of March 1, 2021 and January 1, 2022, that applies to all of our named executive officers. The plan contains a “double trigger” term and does not provide for any excise tax gross-up payments. Our change in control plan does not provide for excise tax gross up payments.

•
Stock Ownership Guidelines. We maintain executive stock ownership guidelines applicable to certain of our officers, including our named executive officers, to appropriately align the interests of our officers with our shareholders’ interests for CenterPoint Energy common stock. Our guidelines provide that our Chief Executive Officer should own CenterPoint Energy common stock having a market value of five times base salary, our executive vice presidents should own CenterPoint Energy common stock having a market value of three times their respective base salaries and our senior vice presidents should own CenterPoint Energy common stock having a market value of two times their respective base salaries.

•
Hedging Policy. As part of our Insider Trading Policy, our directors and officers are prohibited, and our non-officer employees are strongly discouraged, from hedging the risk of ownership of our common stock by purchasing, selling or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

•
Recovery and Recoupment Policies. We have implemented an Executive Officer Recovery Policy in compliance with the NYSE listing standards issued in accordance with the Dodd Frank Act of 2010 that provides for the recovery of incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, regardless of the executive officer’s culpability. We also maintain a separate policy for the recoupment of incentive compensation from any officer, regardless of culpability, in the event of an accounting restatement where the restatement would have resulted in a lower amount of incentive compensation and for the recoupment of any compensation from any employee who is found to have engaged in wrongdoing in connection with corporate criminal misconduct.

•
100% Independent Compensation Committee. The Compensation Committee consists entirely of independent directors.

•
Independent Compensation Consultant. The Compensation Committee retains an independent consultant to provide advice on executive compensation matters.

•
Executive Severance Guidelines. The Compensation Committee has adopted executive severance guidelines that set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive officer to a severance payment.

The discussion under “Compensation Discussion and Analysis” describes our executive compensation program and the related decisions made by the Compensation Committee in more detail. We encourage you to read this discussion, as well as the Summary Compensation Table and other related compensation tables and narrative discussion under “Executive Compensation Tables,” which provides detailed information regarding the compensation of our named executive officers.
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our shareholders entitled to vote on the matter to approve the following resolution regarding the compensation of our named executive officers:
RESOLVED, that the shareholders of CenterPoint Energy, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
Approval of the foregoing resolution requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Abstentions and broker non-votes will not affect the outcome of the vote on this item.
As an advisory vote, this proposal is not binding upon CenterPoint Energy or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board of Directors and the Compensation Committee. However, the Board of Directors values the opinions expressed by
CenterPoint Energy, Inc. 2024 Proxy Statement	84

our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. The Company currently expects to hold the next shareholder advisory vote on executive compensation at the Company’s 2025 annual meeting of shareholders.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.
CenterPoint Energy, Inc. 2024 Proxy Statement	85

ITEM 4:
Shareholder Proposal Relating to Setting Additional Interim and Long-Term Scope 3 Emissions Goals
This proposal was submitted by As You Sow on behalf of Warren Wilson College. We will promptly provide the information furnished by the shareholder proponent regarding its address and share ownership upon a shareholder’s oral or written request to the Corporate Secretary at 1111 Louisiana St., Houston, Texas 77002 or (713) 207-6500.
WHEREAS: Energy utilities play a critical role in the net zero transition. Electricity generation accounts for 25% of U.S. greenhouse gas (GHG) emissions, and natural gas distribution accounts for 14%.1
The International Energy Agency’s 2023 Net Zero Scenario is clear in calling for net zero emissions from power generation in advanced economies by 2035 and a 40% reduction of emissions from the building sector by 2030.2 To reach these targets, power utilities must mitigate emissions from their entire value chains, including those associated with upstream production of gas, downstream burning of gas by customers, and purchased power from the grid.
The Climate Action 100+ initiative, a coalition with $68 trillion in assets, issued a Net Zero Benchmark requiring companies to set net zero and interim emission reduction targets inclusive of all relevant Scope 3 emissions.3 Similarly, the Science Based Targets initiative, the globally recognized target verification program, also requires that net zero targets include relevant Scope 3 emissions.4
CenterPoint discloses Scope 3 emissions from customers’ downstream use of sold products.5 It has committed to reducing these emissions by 20-30% by 2035.6 It fails, however, to disclose upstream product emissions, which can add between 16 to 65% to a company’s natural gas combustion emissions.7 Moreover, its Scope 3 goal is misaligned with a 1.5 degree Celsius (1.5°C) trajectory. With regard to target-setting, CenterPoint has committed to Net Zero by 2035 for its operational emissions.8 But this net zero target fails to include any Scope 3 emissions.
By contrast, peer utilities are accounting for value chain emissions in their reduction targets. NRG has committed to set a net zero target through the Science Based Targets initiative, requiring inclusion of Scope 3 emissions. Sempra, Duke, and Dominion set net zero targets covering full Scope 3 value chain emissions, while Xcel and CMS have expanded their net zero targets to include customer use of natural gas.
By setting 1.5°C-aligned targets inclusive of its entire value chain, CenterPoint can enhance its reputation by solidifying its climate leadership, mitigate its climate-related transition and physical risks, and capitalize on the value-creating opportunities of the net-zero economy.
BE IT RESOLVED: Shareholders request CenterPoint adopt interim and long-term reduction targets across its full range of value chain emissions in alignment with the Paris Agreement’s 1.5°C goal requiring Net Zero emissions by 2050.
SUPPORTING STATEMENT: Proponents suggest, at management’s discretion, the Company:
•
Disclose all relevant Scope 3 emissions categories, including upstream product emissions;

•
Provide a timeline for setting a 1.5°C-aligned Net Zero by 2050 GHG reduction target, and 1.5°C-aligned interim targets;

1
https://www.epa.gov/ghgemissions/sources-greenhouse-gas-emissions; https://www.ceres.org/sites/default/files/reports/2023-09/Decarbonizing%20U.S.%20Gas%20Distribution%20An%20Investor%20Guide.pdf, p. 4

2
https://iea.blob.core.windows.net/assets/13dab083-08c3-4dfd-a887- 42a3ebe533bc/NetZeroRoadmap_AGlobalPathwaytoKeepthe1.5CGoalinReach-2023Update.pdf, p. 63, 79

3
https://www.climateaction100.org/wp-content/uploads/2023/10/CA100-Benchmark-2.0-Disclosure-Framework- Methodology-Confidential-October-2023.pdf

4
https://sciencebasedtargets.org/resources/files/Net-Zero-Standard.pdf

5
https://sustainability.centerpointenergy.com/esg-data-center/#emissions

6
https://sustainability.centerpointenergy.com/net-zero/

7
https://iopscience.iop.org/article/10.1088/1748-9326/abef33

8
https://sustainability.centerpointenergy.com/net-zero/

CenterPoint Energy, Inc. 2024 Proxy Statement	86

•
Provide an enterprise-wide climate transition plan to achieve net zero emissions for its full value chain emissions;

•
Consider approaches used by advisory groups such as the Science Based Targets initiative; and

•
Annually report progress towards meeting value chain emission reduction targets.

Board of Directors Response
THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS A VOTE AGAINST IT FOR THE REASONS SET FORTH BELOW:
The Board has carefully considered this proposal and for the reasons identified below believes that approval of the proposed resolution is not in the best interest of the Company or its shareholders:
•
We recognize the importance of addressing climate change and aggressively pursuing GHG emission reductions, and our Board is actively involved in overseeing our efforts.

•
We are acting responsibly in setting and pursuing our Scope 1, 2 and 3 emission goals.

•
We believe that the expansion of our Scope 3 emissions goals requested by this proposal is not appropriate or supported by appropriate third-party standards at this time.

•
SEC announced its new carbon emissions disclosure rules in March 2024, which eliminated the proposed requirements to provide disclosure of Scope 3 emissions; Company resources are focused on addressing new requirements.

•
Third-party standards for reporting accurate measurements that capture full breadth of Scope 3 emissions still in development.

•
Company believes robust diligence and governance are prerequisites to establishing new long-term and interim goals.

CenterPoint Energy Recognizes the Importance of Reducing GHG Emissions
At CenterPoint Energy, we recognize climate change is one of the defining public policy issues of our time. That’s why we continue to work towards significantly reducing our carbon emissions while seeking to provide safer, more reliable and affordable services to our customers. In addition, we recognize the importance to shareholders of regular reporting on the progress we are making towards reducing our carbon emissions and achieving our net zero and carbon emission reduction goals. In response, the Company has undertaken to provide clear and transparent disclosure of these items through our sustainability website, www.sustainability.centerpointenergy.com, and other voluntary reporting.
The Board is actively involved in overseeing and guiding our work in this area. The Governance, Environmental and Sustainability Committee is charged with oversight responsibility of the Company’s environmental matters, including those matters related to climate change, as well as assessing its sustainability strategy and initiatives, including the pathways and progress towards achievement of the Company’s net zero and carbon emissions reduction goals. The Governance, Environmental and Sustainability Committee, the Board or both receive quarterly reports from representatives of the Company’s sustainability group regarding the Company’s environmental and sustainability activities and risks, including risks related to climate change and to the achievement of the Company’s net zero and carbon emissions reduction goals, among others. In addition, as addressed in the CD&A, beginning in 2022, the Compensation Committee incorporated a carbon emissions reduction performance goal into senior executives’ long term incentive awards, having a 5% weight, to incentivize and track the Company’s progress towards it net zero and Scope 3 carbon emissions reduction goals.
CenterPoint Energy Already Discloses Certain Scope 1, 2 and 3 Emissions and Has Set Appropriate Emission Reduction Goals
CenterPoint Energy currently reports certain Scope 1, 2 and 3 emissions on its sustainability website in accordance with its reporting of emissions to the United States Environmental Protection Agency.
In addition, in September 2021, CenterPoint Energy was one of the first combined electric and natural gas utility with generation operations to announce its net zero goals for Scope 1 and certain Scope 2 GHG emissions by 2035, nearly 15 years ahead of certain of its peers’ average goals. Further, we agree that measuring Scope 3 emissions is an important tool to address climate change, which is why we were one of the first utilities to have incorporated certain Scope 3 reduction targets across its utility footprint as described below. In this regard, CenterPoint Energy strives to reduce its Scope 3 emissions and help its residential and commercial customers reduce GHG emissions attributable to their end use of natural gas by 20-30% by 2035 from a 2021 baseline. This Scope 3 goal is comparable to emission reductions for both our Scope 1 and 2 net zero goals, as customer end use of natural gas represents a significant component of our Scope 3 emissions. These goals span across CenterPoint Energy’s electric, natural gas, and generation businesses, as well as across its multi-state footprint.
We developed these goals after careful review of our business strategy, operations, and extensive modeling to identify goals that had identifiable pathways of achievement and, for our Scope 1 and 2 emissions goals, are aligned with the Paris Agreement. The
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importance of developing these actionable pathways prior to the announcement of these goals can be seen in the steps the Company has taken since announcement to further these goals. With respect to our Scope 3 goals, CenterPoint Energy has focused on actionable steps, including partnering with customers to offer affordable conservation and energy-efficiency programs, continuing to develop alternative fuel programs, collaborating with our suppliers to lower their methane emissions and piloting and supporting innovation. The Company is currently conducting commercial carbon capture and sequestration pilots, hydrogen pilots and energy efficiency conservation improvement programs while also planning to utilize renewable natural gas and other offsets. In addition, the Company intends to continue to align its reporting of Scope 1, 2 and 3 emissions with current regulatory and legislative requirements, and intends to seek to provide additional disclosures as such data becomes appropriately verifiable or estimable.
The Expansion of Scope 3 Goals Requested by This Proposal Is Not Appropriate at This Time
Before the Company could implement the shareholder’s proposal and announce an expansion of its Scope 3 carbon emission reduction goals, including setting interim and expanding long-term goals, appropriate governance necessitates expansive data gathering and a similar review of updated modeling and the development of identifiable pathways to goal achievement. These processes require a significant amount of time, resources and due diligence and the Company believes it is not appropriate to establish new interim emission reduction goals or expand the Company’s long-term emission reduction goals at this time. Disclosure of new or expanded interim and long-term carbon emissions reduction goals without completion of these important internal processes would not be appropriate and would not represent good governance by the Board.
Further, the processes and methodologies for calculating Scope 3 emissions (and validating interim and long-term goals in respect thereof) are currently not as well established as for Scope 1 and Scope 2 emissions. Indeed, the Science-Based Targets initiative (SBTi) has stated that it cannot presently validate targets for certain natural gas activities because specific methods and guidance have not yet been published.9 Moreover, Climate Action 100+, also referred to in the proposal, states that: “Many publicly listed electric utilities also sell other forms of energy including natural gas, heat and electricity supplied by third parties… However it is not currently possible to directly benchmark these activities using the sectoral decarbonisation approach.”10 Thus, in overseeing the Company’s determination of what Scope 3 emissions are appropriate for the Company’s interim and long-term goal-setting, the Board considered that the standards to ensure accurate measurements that capture the full breadth of Scope 3 emissions are still in development, and not yet ripe for full incorporation into the Company’s emissions reduction goals, which is the position taken by the SEC when it removed the Scope 3 reporting requirements from its new rulemaking.11
Further, in March 2024, the SEC announced its final climate-related disclosure rules, which eliminated the proposed requirement to provide Scope 3 emissions disclosures. As with many public companies, compliance with the SEC’s final climate-related disclosure rules on the prescribed timeline will require a significant amount of the Company’s resources, and the Board believes that trying to comply with both the SEC’s new climate-related disclosure requirements and the shareholder-proposed framework, which requires certain additional disclosures from the Company beyond those required under the SEC’s new disclosure rules, would unnecessarily strain the Company’s resources with little additional climate reporting benefits. Therefore, the Board believes that adopting a new, additional and more burdensome voluntary reporting framework is untimely and that the best use of the Company’s resources will be to focus on addressing the final SEC climate-related disclosure requirements.
In conclusion, the Company continues to make progress towards achieving its emissions reduction goals. For example, we are executing on our generation transition plan in Indiana, including plans to close our coal power plants, including the retirement of the Company’s A.B. Brown coal-fired units 1 & 2 in 2023, and increasing our portfolio of renewables, and are executing on our 10-year capital plan, which includes investment to modernize and harden our infrastructure. However, the Board believes it currently is not the right time for the Company to implement new interim and expand its long-term Scope 3 emission goals in light of the newly finalized SEC climate disclosure rules, the need to conduct the prerequisite lengthy and time consuming due diligence process that will be necessary to confirm that such disclosures are reliable and the goals have identified pathways of achievement, and the absence of clear standards for reporting by companies with operations such as the Company. CenterPoint Energy continues to utilize a systematic, deliberative and disciplined approach to reducing its emissions by focusing on those sources it has determined yield the most value. We believe this approach will enable the Company to update its emission reduction targets with the appropriate scientific rigor once better third-party guidance is available.
The Board of Directors recommends a vote AGAINST this Proposal/Item 4.

9
See, e.g., SBTi Criteria and Recommendations, Version 5.1 (April 2023), https://sciencebasedtargets.org/resources/files/SBTi-criteria.pdf.

10
Climate Action 100+, Global Sector Strategies: Investor Interventions to Accelerate Net Zero Electric Utilities (October 2021), p. 19.

11
The Securities and Exchange Commission, The Enhancement and Standardization of Climate-Related Disclosures for Investors (2024), Release Nos. 33-11275; 34-99678; File No. S7-10-22, p. 256-257, https://www.sec.gov/files/rules/final/2024/33-11275.pdf.

CenterPoint Energy, Inc. 2024 Proxy Statement	88

General Information
Frequently Asked Questions About Voting
On what am I voting?
Item Description	More Information	Board Recommendation	Broker non-votes	Abstentions	Votes required for approval
Item 1: Election of directors	Page 6	FOR each nominee	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 2: Ratification of appointment of the independent registered public accounting firm	Page 82	FOR	None expected	Do not count	Shares voted for must exceed shares voted against
Item 3: Advisory vote on executive compensation	Page 83	FOR	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 4: Shareholder Proposal—Setting additional interim and long-term Scope 3 emissions goals	Page 86	AGAINST	Do not count	Count as a vote against	Majority of shares entitled to vote and represented in person or by proxy
Who may vote?
Holders of our common stock recorded in our stock register at the close of business on March 1, 2024 may vote at the meeting. As of that date, there were 633,031,514 shares of our common stock outstanding.
How many votes do I have?
You have one vote for each share of our common stock you owned as of the record date for the meeting.
How do I vote?
Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of our common stock at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.
You may vote for or against each director nominee under Item 1 (election of directors) and the proposals under Item 2 (ratification of appointment of the independent registered public accounting firm), Item 3 (advisory vote on executive compensation), and Item 4 (shareholder proposal relating to setting additional interim and long-term Scope 3 emissions goals), or you may abstain from voting on these items. If you give us your proxy but do not specify how to vote, we will vote your shares of our common stock in accordance with the Board’s recommendations.
What are the Board’s recommendations?
The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board and, with respect to the ratification of the appointment of the independent registered public accounting firm, the Audit Committee, recommends a vote as follows:
•
FOR the election of the eleven nominees named in this proxy statement as directors;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;

•
FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement; and

•
AGAINST a shareholder proposal relating to setting additional interim and long-term Scope 3 emissions goals.

CenterPoint Energy, Inc. 2024 Proxy Statement	89

If any other matters properly come before the meeting, we will vote the shares of common stock for which we received a proxy in accordance with our best judgment and discretion.
What if I change my mind after I have voted?
You may revoke your proxy before it is voted by:
•
submitting a new proxy card with a later date;

•
voting in person at the meeting; or

•
giving written notice to Mr. Vincent A. Mercaldi, Corporate Secretary, at CenterPoint Energy’s address shown above.

Will my shares be voted if I do not provide my proxy?
It depends on whether you hold your shares of our common stock in your own name or in the name of a bank or brokerage firm. If you hold your shares of our common stock directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.
Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the NYSE. If your shares of our common stock are held in the name of a broker, bank or other nominee, such nominee can vote your shares for or against the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other items are considered “routine” and may not be voted on by your nominee without your instruction.
For all items other than ratification of the appointment of our independent registered public accounting firm, brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares because the NYSE precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner as to how to vote. Brokers cannot vote on Item 1 (election of directors), Item 3 (advisory vote on executive compensation), or Item 4 (shareholder proposal relating to setting additional interim and long-term Scope 3 emissions goals) without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Item 1, Item 3, or Item 4, your broker will not vote for you with respect to those items.
Do I need a ticket to attend the meeting?
To be admitted to the meeting, you must provide proof of ownership of our common stock and proof of identification. If you plan to attend the meeting and your shares of common stock are held by banks, brokers, stock plans or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your broker or bank. All holders of our common stock will be required to present valid picture identification, such as a driver’s license, before being admitted to the meeting.
What constitutes a quorum?
To carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of our common stock outstanding as of the record date must be represented at the meeting, either by proxy or in person. Shares of our common stock owned by CenterPoint Energy are not voted and do not count for this purpose.
Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.
What vote is required to approve each of the proposals?
Under our Bylaws, directors are elected by a majority of the votes cast at the meeting. Under our Bylaws, this means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Item 1: Election of Directors—Majority Voting in Director Elections.”
Each of the ratification of the appointment of independent registered public accounting firm in Item 2 and the approval of the resolution included in Item 3 regarding the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the matter and voted for or against the item. The resolution included in Item 4 (shareholder proposal relating to setting additional interim and long-term Scope 3 emissions goals) requires the affirmative vote of a majority of the shares of common stock entitled to vote on the matter and represented in person or by proxy. Broker non-votes will not affect the outcome of the vote on this item and abstentions will have the same effect as a vote against this item.
CenterPoint Energy, Inc. 2024 Proxy Statement	90

Who conducts the proxy solicitation and how much will it cost?
We began mailing this proxy statement and the accompanying proxy card to shareholders on or about March 15, 2024. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs, including the fee of Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036, who will help us solicit proxies, of $15,000 plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact. Directors, offices and other employees will not receive additional compensation for these services.
Other Matters
The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.
Shareholder Proposals for the 2025 Annual Meeting
Pursuant to the various rules promulgated by the SEC, shareholders interested in submitting a proposal to be considered for inclusion in the Company’s proxy materials and for presentation at the 2025 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Corporate Secretary by November 15, 2024.Our Bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2025 annual meeting of shareholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on October 28, 2024, and not later than the close of business on January 24, 2025. However, if the 2025 annual meeting is held before March 27,2025 or after June 25, 2025, such written notice must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on the 180th day prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which the Company first makes public announcement of the date of such meeting. Any such notice must also comply with the timing, disclosure, procedural, and other requirements as set forth in our Bylaws. A copy of our Bylaws describing the requirements for notice of shareholder proposals may be obtained on our website at https://investors.centerpointenergy.com/governance.
Director Nominations for the 2025 Annual Meeting
For director nominations by eligible shareholders to be included in our proxy materials pursuant to the “proxy access” provisions of our Bylaws for the 2025 annual meeting, see “Item 1—Election of Directors—Director Nomination Process (Proxy Access Requirements for Director Nominations)” for further information. Additionally, for any shareholders seeking to make director nominations for the 2025 annual meeting (other than nominations pursuant to the “proxy access” provisions of our Bylaws), see “Item 1—Election of Directors—Director Nomination Process (Bylaw Requirements for Director Nominations)” for further information.
Householding of Annual Meeting Materials
In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (street-name shareholders) and share a single address, only one annual report to shareholders and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at (713) 207-3060 or (800) 231-6406. Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.
Annual Report to Shareholders
The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2023, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.
Cautionary Note Regarding Forward-Looking Information and Net Zero Disclaimer
This Proxy Statement contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding our net zero and carbon emissions reduction goals, and our generation transition plan. You can
CenterPoint Energy, Inc. 2024 Proxy Statement	91

generally identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” and other similar words. These forward-looking statements are subject to various factors that could cause the Company’s actual results to differ materially from the results anticipated in these statements. These factors include, but are not limited to, those discussed in the “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Future Earnings” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as updated in subsequent reports we file with the SEC. CenterPoint Energy has no obligation to update or revise forward-looking statements regardless of whether new information, future events, or any other factors affect the information contained in the statements.
Net Zero Disclaimer
Our Scope 1 emissions estimates are calculated from emissions that directly come from our operations. Our Scope 2 emissions estimates are calculated from emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude emissions related to purchased power between 2024E-2026E. Our Scope 3 emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the emissions of transport customers and emissions related to upstream extraction. While we believe that we have a clear path towards achieving our net zero emissions (Scope 1 and Scope 2) by 2035 goals, our analysis and path forward required us to make a number of assumptions. These goals and underlying assumptions involve risks and uncertainties and are not guarantees. Should one or more of our underlying assumptions prove incorrect, our actual results and ability to achieve net zero emissions by 2035 could differ materially from our expectations. Certain of the assumptions that could impact our ability to meet our net zero emissions goals include, but are not limited to: emission levels, service territory size and capacity needs remaining in line with Company expectations; regulatory approval of Indiana Electric’s generation transition plan; impacts of future environmental regulations or legislation; impacts of future carbon pricing regulation or legislation, including a future carbon tax; price, availability and regulation of carbon offsets; price of fuel, such as natural gas; cost of energy generation technologies, such as wind and solar, natural gas and storage solutions; adoption of alternative energy by the public, including adoption of electric vehicles; rate of technology innovation with regards to alternative energy resources; our ability to implement our modernization plans for our pipelines and facilities; the ability to complete and implement generation alternatives to Indiana Electric’s coal generation and retirement dates of Indiana Electric’s coal facilities by 2035; the ability to construct and/or permit new natural gas pipelines; the ability to procure resources needed to build at a reasonable cost, the lack of or scarcity of resources and labor, the lack of any project cancellations, construction delays or overruns and the ability to appropriately estimate costs of new generation; impact of any supply chain disruptions; changes in applicable standards or methodologies; and enhancement of energy efficiencies.
By Order of the Board of Directors,

Phillip R. Smith Independent Chair of the Board	Jason P. Wells President and Chief Executive Officer
March 15, 2024
CenterPoint Energy, Inc. 2024 Proxy Statement	92

Appendix A
Reconciliation of non-GAAP Financial Measures to GAAP
This Proxy Statement contains Adjusted EPS, which is not determined to be in accordance with generally accepted accounting principles in the United States of America (GAAP). Management uses this non-GAAP financial measure for, among other things, determining performance-based compensation and financial planning. Management believes that presenting this non-GAAP financial measure enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in this non-GAAP financial measure exclude items that management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables below. Non-GAAP financial measures should not be considered as an alternative to the Company’s reported results prepared in accordance with GAAP. This non-GAAP financial measure also may be different than non-GAAP financial measures used by other companies.
Reconciliation of Adjusted EPS to nearest GAAP Metric
Adjusted EPS includes net income from the company’s Electric and Natural Gas segments, as well as after-tax Corporate and Other operating income and an allocation of corporate overhead based upon Electric’s and Natural Gas’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance. Please see below for the adjustments to Adjusted EPS in 2023, 2022, 2021 and 2020. Beginning in 2022, CenterPoint Energy no longer separates utility and midstream operations and reports on a consolidated Adjusted EPS basis.
Reconciliations of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share:
	Year-to-Date Ended December 31, 2023
	Dollars in millions	Diluted EPS(1)
Consolidated income (loss) available to common shareholders and diluted EPS	$867	$1.37
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $7)(2)(3)	(25)	(0.04)
Indexed debt securities (net of taxes of $6)(2)	21	0.03
Impacts associated with mergers and divestitures (net of taxes of $64)(2)(4)	89	0.14
Consolidated income (loss) available to common shareholders on a non-GAAP basis and Adjusted EPS	$952	$1.50

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

(2)
Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group, are excluded from non-GAAP EPS.

(3)
Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

(4)
Includes $4.4 million of pre-tax operating loss related to Energy Systems Group, a divested non-regulated business, as well as the $13 million loss on sale and approximately $2 million of other indirect related transaction costs associated with the divestiture.

	Year-to-Date Ended December 31, 2022
	Dollars in millions	Diluted EPS(1)
Consolidated income (loss) available to common shareholders and diluted EPS	$1,008	$1.59
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $66)(2)(3)	247	0.39
Indexed debt securities (net of taxes of $68)(2)	(256)	(0.40)
CenterPoint Energy, Inc. 2024 Proxy Statement	A-1

	Year-to-Date Ended December 31, 2022
	Dollars in millions	Diluted EPS(1)
Midstream-related earnings (net of taxes of $2)(2)(4)	(46)	(0.07)
Impacts associated with mergers and divestitures (net of taxes of $165)(2)(5)	(80)	(0.13)
Consolidated on a non-GAAP basis	$873	$1.38

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

(2)
Taxes are computed based on the impact removing such item would have on tax expense.

(3)
Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

(4)
Includes earnings and expenses related to ownership and disposal of Energy Transfer LP units, a corresponding amount of debt related to the units and an allocation of associated corporate overhead. Includes costs associated with early extinguishment of $600 million debt at CenterPoint Energy, Inc. of approximately $35 million, net of taxes.

(5)
Includes a settlement charge of $35 million, net of tax, related to CenterPoint Energy pension plan’s purchase of a group annuity contract in December 2022 to transfer benefit obligations of CenterPoint Energy’s previously divested businesses to an insurance company.

Year-to-Date Ended December 31, 2021
	Utility Operations		Midstream Investments		Corporate and Other(7)		Consolidated
	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)
Consolidated income (loss) available to common shareholders and diluted EPS	$878	$1.44	$818	$1.34	$(305)	$(0.50)	$1,391	$2.28
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $11)(2)(3)	—	—	—	—	40	0.07	40	0.07
Indexed debt securities (net of taxes of $11)(2)	—	—	—	—	(39)	(0.06)	(39)	(0.06)
Impacts associated with gas LDC sales (net of taxes of $2, $3)(2)(4)	(4)	(0.01)	—	—	5	0.01	1	—
Cost associated with the early extinguishment of debt (net of taxes of $7)(2)	—	—	—	—	27	0.04	27	0.04
Impacts associated with Enable & Energy Transfer merger:
Gain at merger close, net of transaction costs (net of taxes of $134 and $0)(2)	—	—	(546)	(0.90)	(1)	—	(547)	(0.90)
Loss on equity securities (net of taxes of $24)(2)(5)	—	—	—	—	98	0.16	98	0.16
Costs associated with the early extinguishment of debt (net of taxes of $1)(2)	—	—	—	—	6	0.01	6	0.01
Impacts associated with other mergers and divestitures (net of taxes of $2, $13)(2)(6)	4	0.01	—	—	20	0.03	24	0.04
Corporate and Other Allocation	(105)	(0.17)	(44)	(0.07)	149	0.24	—	—
Consolidated on a non-GAAP basis	$773	$1.27	$228	$0.37	$—	$—	$1,001	$1.64

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other and Discontinued Operations are non-GAAP financial measures.

(2)
Taxes are computed based on the impact removing such item would have on tax expense.

(3)
Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

(4)
Includes gain from remeasurement of state deferred taxes, costs to achieve the sales and costs associated with the early extinguishment of debt.

(5)
Comprised of Energy Transfer LP common and Series G preferred units.

(6)
Includes impacts associated with the Vectren merger and the sales of Infrastructure Services (CIS) and Mobile Energy Solutions (MES).

(7)
The Corporate and Other allocation includes after tax Corporate and Other operating income, earnings from the Midstream preferred distributions net of an associated amount of debt, and an allocation of corporate overhead based upon Utility’s and Midstream’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes.

CenterPoint Energy, Inc. 2024 Proxy Statement	A-2

Year-to-Date December 31, 2020
	Utility Operations		Midstream Investments (Disc. Operations)		Corporate and Other(6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)
Consolidated income (loss) available to common shareholders and diluted EPS(3)	$508	$0.95	$(1,074)	$(2.02)	$(201)	$(0.38)	$(182)	$(0.34)	$(949)	$(1.79)
Timing effects impacting CES(1):
Mark-to-market (gains) losses (net of taxes of $3)(4)	—	—	—	—	—	—	(10)	(0.02)	(10)	(0.02)
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $11)(4)(5)	—	—	—	—	(38)	(0.07)	—	—	(38)	(0.07)
Indexed debt securities (net of taxes of $13)(4)	—	—	—	—	47	0.09	—	—	47	0.09
Impacts associated with the Vectren merger (net of taxes of $1, $3)(4)	3	0.01	—	—	12	0.02	—	—	15	0.03
Impacts associated with BREC activities and Severance costs (net of taxes of $4, $0)(4)	14	0.03	—	—	3	—	—	—	17	0.03
Impacts associated with the sales of CES(1) and CIS(2) (net of taxes of $10)(4)	—	—	—	—	—	—	217	0.41	217	0.41
Impacts associated with Series C preferred stock
Preferred stock dividend requirement and amortization of beneficial conversion feature	—	—	—	—	58	0.11	—	—	58	0.11
Impact of increased share count on EPS if issued as common stock	—	(0.06)	—	0.12	—	0.01	—	—	—	0.07
Total Series C impacts	—	(0.06)	—	0.12	58	0.12	—	—	58	0.18
Losses on impairment (net of taxes of $0, $408)(4)	185	0.33	1,269	2.25	—	—	—	—	1,454	2.58
Corporate and Other Allocation	(48)	(0.09)	(64)	(0.12)	119	0.22	(7)	(0.01)	—	—
Consolidated on a non-GAAP basis	662	1.17	131	0.23	—	—	18	0.04	811	1.44
Exclusion of CES(1) and CIS(2) Discontinued Operations(7)	—	—	—	—	—	—	(18)	(0.04)	(18)	(0.04)
Consolidated on a non-GAAP basis, excluding CES(1) and CIS(2)	$662	$1.17	$131	$0.23	$—	$—	$—	$—	$793	$1.40

(1)
Energy Services segment

(2)
Infrastructure Services segment

(3)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other, and Discontinued Operations are non-GAAP financial measures.

(4)
Taxes are computed based on the impact removing such item would have on tax expense

(5)
Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

(6)
The Corporate and Other allocation includes after tax Corporate and Other operating income, earnings from the Midstream preferred distributions net of an associated amount of debt, and an allocation of corporate overhead based upon Utility’s and Midstream’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes.

(7)
Results related to Energy Services and Infrastructure Services discontinued operations are excluded from the company’s non-GAAP results

CenterPoint Energy, Inc. 2024 Proxy Statement	A-3

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V34879-P05179 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**CENTERPOINT ENERGY, INC.**

1. Election of Directors

**Nominees:**

**The Board of Directors recommends you vote AGAINST the following proposal:**

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on April 25, 2024 for shares of common stock held directlyand by 11:59 p.m. Eastern Time on April 23, 2024 for shares of common stock held in aPlan. Have your proxy card in hand when you access the website and follow the instructionsto obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please follow theinstructions above to vote using the Internet and, when prompted, indicate that you agreeto receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on April 25, 2024 for shares held directly and by 11:59 p.m. Eastern Time onApril 23, 2024 for shares held in a Plan. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYCENTERPOINT ENERGY, INC.The Board of Directors recommends you vote FOR thefollowing:2. Ratify the appointment of Deloitte & Touche LLP as theindependent registered public accounting firm for 2024.4. Shareholder proposal relating to setting additional interimand long-term Scope 3 emissions goals.3. Approve the advisory resolution on executive compensation.Please indicate if you plan to attend this meeting.Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date1a. Wendy Montoya Cloonan1b. Earl M. Cummings1e. Raquelle W. Lewis1d. Christopher H. Franklin1c. Barbara J. Duganier1f. Thaddeus J. Malik1g. Theodore F. Pound1j. Barry T. Smitherman1h. Ricky A. Raven1i. Phillip R. Smith1k. Jason P. Wells

ADMISSION TICKETCENTERPOINT ENERGY, INC.2024 ANNUAL MEETING OF SHAREHOLDERSFriday, April 26, 20249:00 a.m. Central TimeAuditorium1111 Louisiana StreetHouston, Texas 77002This admission ticket admits only the named shareholder.Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, valid picture identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.Important Notice Regarding the Availability of Proxy Materialsfor the Annual Shareholder Meeting to be Held April 26, 2024.The Notice & Proxy Statement and Annual Report areavailable at: http://materials.proxyvote.com/15189TImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.CENTERPOINT ENERGY, INC.2024 Annual Meeting of ShareholdersProxy-Common StockThis proxy is solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Monica Karuturi and Vincent A. Mercaldi, or either of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at theAnnual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Friday, April 26, 2024 at 9:00 a.m. in theAuditorium of 1111 Louisiana Street, Houston, Texas and any adjournments thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the Board's recommendation.The terms for Directors will expire in 2025. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2024, FOR the advisory resolution on executive compensation and AGAINST the shareholder proposal relating to setting additional interim and long-termScope 3 emissions goals.Continued and to be signed on reverse side

*BROADRIDGE CORPORATE ISSUER SOLUTIONS*
*P.O. BOX 1342*
*BRENTWOOD, NY 11717*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V34881-P05179 KEEP THIS PORTION FOR YOUR RECORDS

**CENTERPOINT ENERGY, INC.**

1. Election of Directors

**Nominees:**

**The Board of Directors recommends you vote AGAINST the following proposal:**

Signature [PLEASE SIGN WITHIN BOX] Date

BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on April 25, 2024 for shares of common stock held directlyand by 11:59 p.m. Eastern Time on April 23, 2024 for shares of common stock held in aPlan. Have your proxy card in hand when you access the website and follow the instructionsto obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please follow theinstructions above to vote using the Internet and, when prompted, indicate that you agreeto receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on April 25, 2024 for shares held directly and by 11:59 p.m. Eastern Time onApril 23, 2024 for shares held in a Plan. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYSignature [PLEASE SIGN WITHIN BOX] DateV34881-P05179CENTERPOINT ENERGY, INC.Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.For Against AbstainFor Against AbstainFor Against Abstain1. Election of DirectorsNominees:2. Ratify the appointment of Deloitte & Touche LLP as theindependent registered public accounting firm for 2024.4. Shareholder proposal relating to setting additional interimand long-term Scope 3 emissions goals.3. Approve the advisory resolution on executive compensation.The Board of Directors recommends you vote FOR thefollowing:The Board of Directors recommends you vote FOR thefollowing proposals:The Board of Directors recommends you vote AGAINSTthe following proposal:1f. Thaddeus J. Malik1g. Theodore F. Pound1j. Barry T. Smitherman1h. Ricky A. Raven1i. Phillip R. Smith1k. Jason P. Wells1a. Wendy Montoya Cloonan1b. Earl M. Cummings1e. Raquelle W. Lewis1d. Christopher H. Franklin1c. Barbara J

Important Notice Regarding the Availability of Proxy Materialsfor the Annual Shareholder Meeting to be Held April 26, 2024.The Notice & Proxy Statement and Annual Report areavailable at: http://materials.proxyvote.com/15189TThis proxy covers all shares of common stock in the CenterPoint Energy, Inc. stock fund under the CenterPoint Energy Savings Plan (Plan) for which the undersigned has the right to give confidential voting instructions toThe Northern Trust Company, Trustee of the Plan. Under the Plan, participants are "named fiduciaries" as defined under ERISA to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, "Undirected Shares"). This proxy, when properly executed, will be voted by the Trustee as directed by the undersigned. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on April 23, 2024, The Northern Trust Company, as Trustee, will vote the Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. CENTERPOINT ENERGY, INC.2024 Annual Meeting of ShareholdersProxy-Common StockThis proxy is solicited on behalf of the Board of DirectorsThe undersigned hereby appoints The Northern Trust Company to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Friday, April 26, 2024at 9:00 a.m. in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the Board's recommendation.The terms for Directors will expire in 2025. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2024, FOR the advisory resolution on executive compensation and AGAINST the shareholder proposal relating to setting additional interim and long-termScope 3 emissions goals.Continued and to be signed on reverse side